FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-04

Free Writing Prospectus

Structural and Collateral Term Sheet

$581,567,144

(Approximate Initial Pool Balance)

$516,140,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2025-5C4

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Citi Real Estate Funding Inc.

LMF Commercial, LLC

Argentic Real Estate Finance 2 LLC

JPMorgan Chase Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2025-5C4

May 12, 2025

WELLS FARGO SECURITIES	CITIGROUP	J.P. MORGAN
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-282099) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2025-5C4	Certificate Structure
I.	Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approx. Initial Credit Support(3)		Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
	Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$4,006,000		30.000%		(7)	2.45	06/25 – 12/29	17.0%	42.9%
A-2	AAAsf/AAA(sf)/Aaa(sf)	(8)		30.000%		(7)	(8)	(8)	17.0%	42.9%
A-3	AAAsf/AAA(sf)/Aaa(sf)	(8)		30.000%		(7)	(8)	(8)	17.0%	42.9%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$407,097,000	(9)	N/A		Variable IO(10)	N/A	N/A	N/A	N/A
X-B	A-sf/AAA(sf)/NR	$109,043,000	(11)	N/A		Variable IO(12)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/A1(sf)	$58,156,000		20.000%		(7)	4.96	05/30 – 05/30	14.9%	49.0%
B	AA-sf/AA-(sf)/NR	$29,079,000		15.000%		(7)	4.96	05/30 – 05/30	14.0%	52.1%
C	A-sf/A-(sf)/NR	$21,808,000		11.250%		(7)	4.96	05/30 – 05/30	13.4%	54.4%
	Non-Offered Certificates
X-D	BBBsf/BBB+(sf)/NR	$11,312,000	(13)(15)	N/A		Variable IO(14)	N/A	N/A	N/A	N/A
D	BBBsf/BBB+(sf)/NR	$11,312,000	(15)	9.305%	(15)	(7)	4.96	05/30 – 05/30	13.1%	55.6%
E-RR	BBB-sf/BBB(sf)/NR	$8,316,000	(15)	7.875%	(15)	(7)	4.96	05/30 – 05/30	12.9%	56.5%
F-RR	BBsf/BBB-(sf)/NR	$9,451,000		6.250%		(7)	4.96	05/30 – 05/30	12.7%	57.5%
G-RR	B+sf/BB+(sf)/NR	$5,815,000		5.250%		(7)	4.96	05/30 – 05/30	12.6%	58.1%
H-RR	B-sf/BB-(sf)/NR	$5,816,000		4.250%		(7)	4.96	05/30 – 05/30	12.4%	58.7%
J-RR	NR/NR/NR	$24,717,144		0.000%		(7)	4.96	05/30 – 05/30	11.9%	61.3%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated May 12, 2025 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B and X-D Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The Approximate Initial Credit Support with respect to the Class A-1, A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-3 Certificates in the aggregate.
(4) (5)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2 and A-3 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR and J-RR Certificates (collectively, the “Principal Balance Certificates”) for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2025-5C4	Certificate Structure
(8)	The exact initial Certificate Balances of the Class A-2 and A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and A-3 Certificates is expected to be approximately $403,091,000, subject to a variance of plus or minus 5%. In the event that the Class A-3 Certificates is issued with the maximum certificate balance (i.e., with an initial Certificate Balance of $403,091,000), the Class A-2 Certificates will not be issued.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $200,000,000	N/A – 4.72	N/A / 12/29 – 03/30
Class A-3	$203,091,000 - $403,091,000	4.78 – 4.85	12/29 – 05/30 / 03/30 – 05/30

(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-3 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-3 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The initial Certificate Balance of each of the Class D and E-RR Certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The initial Certificate Balance of the Class D Certificates is expected to fall within a range of $10,346,000 to $12,196,000, and the initial Certificate Balance of the Class E-RR Certificates is expected to fall within a range of $7,432,000 to $9,282,000, with the ultimate initial Certificate Balance of each determined such that the aggregate fair value of the Class E-RR, F-RR, G-RR, H-RR and J-RR Certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the Classes of Certificates (other than the Class R Certificates) issued by the issuing entity. Any variation in the initial Certificate Balance of the Class D Certificates would affect the initial notional amount of the Class X-D certificates. Additionally, the Approximate Initial Credit Support for the Class D Certificates will range between approximately 9.153% and 9.471%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2025-5C4	Transaction Highlights
II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	9	52	$177,213,856	30.5%
Citi Real Estate Funding Inc.	6	6	181,850,000	31.3
LMF Commercial, LLC	12	17	135,978,289	23.4
Argentic Real Estate Finance 2 LLC	3	5	53,175,000	9.1
JPMorgan Chase Bank, National Association	2	2	33,350,000	5.7
Total	32	82	$581,567,144	100.0%

Loan Pool:

Initial Pool Balance:	$581,567,144
Number of Mortgage Loans:	32
Average Cut-off Date Balance per Mortgage Loan:	$18,173,973
Number of Mortgaged Properties:	82
Average Cut-off Date Balance per Mortgaged Property(1):	$7,092,282
Weighted Average Interest Rate:	6.7516%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	59.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	358
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.63x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	61.3%
Weighted Average Balloon Loan-to-Value Ratio(1):	60.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	0.0%
% of Mortgage Loans with Single Tenants(3):	0.0%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2025-5C4	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 15.1% of the mortgage pool (4 mortgage loans) has scheduled amortization, as follows:

12.1% (3 mortgage loans) require amortization during the entire loan term; and

3.0% (1 mortgage loan) provide for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 84.9% of the mortgage pool (28 mortgage loans) provides for interest-only payments during the entire loan term through maturity. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 61.1% and 1.64x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 35.1% of the mortgage pool (10 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	97.1% of the pool
Insurance:	60.0% of the pool
Capital Replacements:	94.8% of the pool
TI/LC:	89.1% of the pool	(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

80.1% of the mortgage pool (25 mortgage loans) features a lockout period, then defeasance only until an open period;

8.7% of the mortgage pool (5 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

7.7% of the mortgage pool (1 mortgage loan) features the greater of a prepayment premium (1.0%) or yield maintenance until an open period; and

3.4% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2025-5C4	Issue Characteristics
III.	Issue Characteristics
Securities Offered:	$516,140,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eight classes (Classes A-1, A-2, A-3, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Citi Real Estate Funding Inc. (“CREFI”), LMF Commercial, LLC (“LMF”), Argentic Real Estate Finance 2 LLC (“Argentic”) and JPMorgan Chase Bank, National Association (“JPMCB”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc.
Master Servicer:	Trimont LLC
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Operating Advisor:	Pentalpha Surveillance, LLC
Asset Representations Reviewer:	Pentalpha Surveillance, LLC
U.S. Credit Risk Retention:

For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

This transaction is being structured with a “third-party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E-RR, F-RR, G-RR, H-RR and J-RR Certificates (the “horizontal risk retention certificates”). RREF V - D AIV RR H, LLC (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, RREF V - D AIV RR H, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Securitization Rules and UK Securitization Rules:

No transaction party, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402 and related technical standards (collectively the “EU Securitization Rules”), or (ii) the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority (collectively the “UK Securitization Rules”). In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules” in the Preliminary Prospectus.

Initial Controlling Class Certificateholder:	RREF V – D AIV RR H, LLC
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in May 2025 (or, in the case of any mortgage loan that has its first due date after May 2025, the date that would have been its due date in May 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2025-5C4	Issue Characteristics
Expected Closing Date:	On or about May 29, 2025.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in June 2025.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in June 2025.
Rated Final Distribution Date:	The Distribution Date in May 2058.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”) eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, CRED iQ, DealView Technologies Ltd. (dba DealX) and Recursion Co.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2025-5C4	Characteristics of the Mortgage Pool
IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF or Units or Rooms	Cut-off Date Balance Per SF or Unit or Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
CREFI	931 Carroll Place	Brooklyn	NY	1 / 1	$50,000,000	8.6%	Multifamily	214	$537,383	70.6%	70.6%	1.25x	8.1%
LMF	Treasure Valley Marketplace	Nampa	ID	1 / 1	47,575,000	8.2	Retail	297,306	160	68.0	68.0	1.38	10.6
CREFI	655 Third Avenue	New York	NY	1 / 1	45,000,000	7.7	Office	421,851	166	53.8	53.8	1.55	12.5
WFB	Marriott Cincinnati Airport	Hebron	KY	1 / 1	39,191,779	6.7	Hospitality	302	129,774	60.4	57.3	1.65	15.1
CREFI	240 West 73rd Street	New York	NY	1 / 1	36,000,000	6.2	Multifamily	195	184,615	64.3	64.3	1.42	9.9
WFB	Celebration Town Center	Kissimmee	FL	1 / 1	33,000,000	5.7	Mixed Use	161,945	204	59.4	59.4	1.63	11.8
WFB	Radius at Harbor Bay	Alameda	CA	1 / 10	24,902,076	4.3	Various	643,220	328	66.8	62.9	1.45	10.8
WFB	The Plaza at Walnut Creek	Walnut Creek	CA	1 / 1	23,700,000	4.1	Office	352,870	275	59.8	59.8	2.66	18.2
AREF2	Latsko Portfolio	Chicago	IL	1 / 3	22,000,000	3.8	Various	27,804	791	62.4	62.4	1.28	9.2
AREF2	Shenandoah Woods	Houston	TX	1 / 1	21,750,000	3.7	Multifamily	232	93,750	57.1	57.1	1.62	11.0
Top Three Total/Weighted Average				3 / 3	$142,575,000	24.5%				64.4%	64.4%	1.39x	10.3%
Top Five Total/Weighted Average				5 / 5	$217,766,779	37.4%				63.7%	63.1%	1.44x	11.1%
Top Ten Total/Weighted Average				10 / 21	$343,118,856	59.0%				62.7%	62.1%	1.54x	11.5%
Non-Top Total/Weighted Average				22 / 61	$238,448,289	41.0%				59.3%	59.1%	1.75x	12.5%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit/Room ($), loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2025-5C4	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in WFCM 2025-5C4	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	931 Carroll Place	CREFI	$50,000,000	$65,000,000	$115,000,000	Future Securitization(3)	Trimont	Argentic	Future Securitization	1.25x	8.1%	70.6%
3	655 Third Avenue	CREFI	$45,000,000	$25,000,000	$70,000,000	WFCM 2025-5C4	Trimont	Argentic	Future Securitization	1.55x	12.5%	53.8%
7	Radius at Harbor Bay	WFB	$24,902,076	$186,267,529	$211,169,605	WFCM 2025-5C3	Midland	Argentic	WFCM 2025-5C3, BANK5 2025-5YR13, BBCMS 2025-5C33, BANK5 2025-5YR14	1.45x	10.8%	66.8%
8	The Plaza at Walnut Creek	WFB	$23,700,000	$73,500,000	$97,200,000	BANK5 2025-5YR13	Trimont	K-Star	BANK5 2025-5YR13	2.66x	18.2%	59.8%
12	Las Olas City Centre	JPMCB	$20,000,000	$125,000,000	$145,000,000	Benchmark 2025-V14	Midland	Greystone	BMARK 2025-V14 BMO 2025-5C10 BMO 2025-5C9 BANK5 2025-5YR14	1.78x	12.8%	65.1%
15	Southeast Workforce MHC Portfolio	WFB	$17,000,000	$88,000,000	$105,000,000	BANK5 2025-5YR14	Trimont	Torchlight	BANK5 2025-5YR14	1.53x	8.9%	66.5%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(3)	The 931 Carroll Place whole loan will be serviced under the pooling and servicing agreement governing the WFCM 2025-5C4 trust until the securitization of the related note A-1 companion loan. From and after the securitization of the related note A-1 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2025-5C4	Characteristics of the Mortgage Pool
C.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
6.00	WFB	Celebration Town Center	Kissimmee	FL	Mixed Use	$33,000,000	5.7%	MSBAM 2015-C23
9.02	AREF2	66 East Walton Street	Chicago	IL	Mixed Use	5,803,868	1.0	LNCR 2021-CRE5
9.03	AREF2	Foxtrot	Chicago	IL	Retail	3,785,132	0.7	LNCR 2021-CRE5
10.00	AREF2	Shenandoah Woods	Houston	TX	Multifamily	21,750,000	3.7	ACRES 2021-FL1
11.00	CREFI	Canton Club East Apartments	Canton	MI	Multifamily	20,500,000	3.5	FREMF 2020-KJ29 FREMF 2017-K61
14.00	CREFI	Doubletree Hilton Hotel Binghamton	Binghamton	NY	Hospitality	17,350,000	3.0	WFCM 2015-NXS2
20.00	WFB	AAA Self Storage Chatsworth	Los Angeles	CA	Self Storage	10,150,000	1.7	WFCM 2015-C28
23.00	WFB	CubeSmart Penn's Landing	Philadelphia	PA	Self Storage	8,910,000	1.5	UBSCM 2019-C18
24.00	WFB	All Secure Mini Storage	Albany	OR	Self Storage	8,700,000	1.5	CSAIL 2015-C2
25.00	LMF	Southport Plaza	Indianapolis	IN	Retail	8,000,000	1.4	CGCMT 2015-GC27
	Total					$137,949,000	23.7%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2025-5C4	Characteristics of the Mortgage Pool
D.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Multifamily	14	$196,580,000	33.8%	64.9%	64.9%	1.38	x	9.2%	9.1%	6.4892%
High Rise	2	86,000,000	14.8	68.0	68.0	1.32		8.9	8.8	6.5349
Mid Rise	7	59,210,000	10.2	62.7	62.7	1.40		9.2	9.1	6.4561
Garden	2	42,250,000	7.3	61.6	61.6	1.50		10.0	9.7	6.3993
Low Rise	3	9,120,000	1.6	65.1	65.1	1.37		9.4	9.3	6.6900
Office	5	105,569,208	18.2	54.5	54.4	2.35		16.9	16.1	6.8911
CBD	2	65,000,000	11.2	57.3	57.3	1.62		12.6	11.7	7.1516
Suburban	3	40,569,208	7.0	50.1	49.8	3.53		23.7	23.2	6.4738
Retail	6	89,096,132	15.3	65.0	65.0	1.36		10.3	9.8	7.1094
Anchored	4	72,900,000	12.5	65.6	65.6	1.38		10.6	10.0	7.1270
Single Tenant	2	16,196,132	2.8	62.4	62.4	1.28		9.2	9.1	7.0300
Hospitality	3	66,641,779	11.5	61.2	58.9	1.62		15.2	13.0	7.1989
Full Service	2	56,541,779	9.7	60.9	58.2	1.62		15.3	12.9	7.0241
Select Service	1	10,100,000	1.7	62.7	62.7	1.63		14.8	13.5	8.1770
Mixed Use	12	65,114,084	11.2	61.9	60.5	1.51		11.2	10.7	6.5822
Office/Retail	1	33,000,000	5.7	59.4	59.4	1.63		11.8	11.0	6.6810
R&D/Lab/Office	8	18,401,927	3.2	66.8	62.9	1.45		10.8	10.6	6.1260
Retail/Garage	1	6,478,289	1.1	59.4	56.5	1.34		11.1	10.7	6.9500
Retail/Multifamily	1	5,803,868	1.0	62.4	62.4	1.28		9.2	9.1	7.0300
Multifamily/Retail	1	1,430,000	0.2	65.1	65.1	1.37		9.4	9.3	6.6900
Self Storage	3	27,760,000	4.8	50.1	50.1	1.94		13.2	13.0	6.6579
Self Storage	3	27,760,000	4.8	50.1	50.1	1.94		13.2	13.0	6.6579
Manufactured Housing	37	20,825,000	3.6	63.8	63.8	1.50		9.3	9.2	6.0478
Manufactured Housing	21	11,329,286	1.9	61.6	61.6	1.48		9.6	9.5	6.3744
Manufactured Housing/RV Park	16	9,495,714	1.6	66.5	66.5	1.53		8.9	8.8	5.6580
Industrial	2	9,980,941	1.7	53.1	52.0	1.39		10.7	10.4	7.0966
Flex	1	7,000,000	1.2	47.3	47.3	1.36		10.6	10.3	7.5100
R&D	1	2,980,941	0.5	66.8	62.9	1.45		10.8	10.6	6.1260
Total/Weighted Average	82	$581,567,144	100.0%	61.3%	60.9%	1.63	x	11.9%	11.3%	6.7516%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Wells Fargo Commercial Mortgage Trust 2025-5C4	Characteristics of the Mortgage Pool
E.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	15	$218,603,289	37.6%	63.1%	62.9%	1.41	x	10.4%	9.9%	6.8267%
California	16	98,662,076	17.0	52.8	51.8	2.44		16.7	16.4	6.4457
Northern California	12	56,502,076	9.7	63.5	61.8	1.94		13.8	13.4	6.4476
Southern California	4	42,160,000	7.2	38.4	38.4	3.12		20.6	20.3	6.4433
Florida	20	63,535,952	10.9	62.4	62.4	1.66		11.6	10.9	6.5041
Idaho	1	47,575,000	8.2	68.0	68.0	1.38		10.6	9.9	7.1100
Kentucky	1	39,191,779	6.7	60.4	57.3	1.65		15.1	13.0	6.9020
Other(2)	29	113,999,048	19.6	62.1	62.1	1.42		10.1	9.8	6.8089
Total/Weighted Average	82	$581,567,144	100.0%	61.3%	60.9%	1.63	x	11.9%	11.3%	6.7516%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Includes 11 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2025-5C4	Characteristics of the Mortgage Pool
F.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
3,750,000 - 4,000,000	2	$7,575,000	1.3%
4,000,001 - 7,000,000	4	26,778,289	4.6
7,000,001 - 8,000,000	2	15,900,000	2.7
8,000,001 - 9,000,000	2	17,610,000	3.0
9,000,001 - 10,000,000	1	9,425,000	1.6
10,000,001 - 15,000,000	6	68,810,000	11.8
15,000,001 - 20,000,000	4	71,850,000	12.4
20,000,001 - 30,000,000	5	112,852,076	19.4
30,000,001 - 50,000,000	6	250,766,779	43.1
Total:	32	$581,567,144	100.0%
Average:	$18,173,973

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.25 - 1.50	19	$305,475,365	52.5%
1.51 - 2.00	10	228,891,779	39.4
2.01 - 3.00	1	23,700,000	4.1
3.01 - 3.50	1	10,150,000	1.7
3.51 - 5.72	1	13,350,000	2.3
Total:	32	$581,567,144	100.0%
Weighted Average:	1.71x

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.1 - 12.1	24	$402,725,365	69.2%
12.2 - 16.1	5	131,641,779	22.6
16.2 - 20.1	1	23,700,000	4.1
20.2 - 36.8	2	23,500,000	4.0
Total:	32	$581,567,144	100.0%
Weighted Average:	11.9%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	29	$490,292,144	84.3%
Acquisition	2	67,575,000	11.6
Recapitalization	1	23,700,000	4.1
Total:	32	$581,567,144	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.6580 - 5.7500	1	$17,000,000	2.9%
5.7501 - 6.0000	1	11,660,000	2.0
6.0001 - 6.2500	3	62,902,076	10.8
6.2501 - 6.5000	3	73,500,000	12.6
6.5001 - 6.7500	8	166,910,000	28.7
6.7501 - 7.0000	4	61,170,068	10.5
7.0001 - 7.2500	5	89,225,000	15.3
7.2501 - 7.5000	3	71,775,000	12.3
7.5001 - 8.1770	4	27,425,000	4.7
Total:	32	$581,567,144	100.0%
Weighted Average:	6.7516%

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.25 - 1.50	20	$313,475,365	53.9%
1.51 - 2.00	9	220,891,779	38.0
2.01 - 3.00	1	23,700,000	4.1
3.01 - 3.50	1	10,150,000	1.7
3.51 - 5.62	1	13,350,000	2.3
Total:	32	$581,567,144	100.0%
Weighted Average:	1.63x

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.0 - 12.1	26	$467,725,365	80.4%
12.2 - 16.1	3	66,641,779	11.5
16.2 - 20.1	1	23,700,000	4.1
20.2 - 36.2	2	23,500,000	4.0
Total:	32	$581,567,144	100.0%
Weighted Average:	11.3%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C4	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	32	$581,567,144	100.0%
Total:	32	$581,567,144	100.0%
Weighted Average:	60 months

REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
55 - 60	32	$581,567,144	100.0%
Total:	32	$581,567,144	100.0%
Weighted Average:	59 months

ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	28	$493,645,000	84.9%
360	4	87,922,144	15.1
Total:	32	$581,567,144	100.0%
Weighted Average(3):	360 months

REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	28	$493,645,000	84.9%
356 - 360	4	87,922,144	15.1
Total:	32	$581,567,144	100.0%
Weighted Average(3):	358 months

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Springing	18	$287,260,000	49.4%
Hard / Springing Cash Management	9	197,697,144	34.0
Soft / Springing Cash Management	4	90,110,000	15.5
Hard / In Place Cash Management	1	6,500,000	1.1
Total:	32	$581,567,144	100.0%

PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	25	$465,907,144	80.1%
Lockout / GRTR 1% or YM / Open	5	50,660,000	8.7
GRTR 1% or YM / Open	1	45,000,000	7.7
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	1	20,000,000	3.4
Total:	32	$581,567,144	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
28.5 - 40.0	2	$23,500,000	4.0%
40.1 - 50.0	1	7,000,000	1.2
50.1 - 55.0	3	60,485,000	10.4
55.1 - 60.0	6	103,053,289	17.7
60.1 - 65.0	10	168,951,779	29.1
65.1 - 70.0	9	168,577,076	29.0
70.1 - 70.6	1	50,000,000	8.6
Total:	32	$581,567,144	100.0%
Weighted Average:	61.3%
BALLOON or ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
28.5 - 40.0	2	$23,500,000	4.0%
40.1 - 50.0	1	7,000,000	1.2
50.1 - 55.0	3	60,485,000	10.4
55.1 - 60.0	7	142,245,068	24.5
60.1 - 65.0	10	154,662,076	26.6
65.1 - 70.0	8	143,675,000	24.7
70.1 - 70.6	1	50,000,000	8.6
Total:	32	$581,567,144	100.0%
Weighted Average:	60.9%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	28	$493,645,000	84.9%
Amortizing Balloon	3	70,572,144	12.1
Interest Only, Amortizing Balloon	1	17,350,000	3.0
Total:	32	$581,567,144	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
24	1	$17,350,000	3.0%
Total:	1	$17,350,000	3.0%
Weighted Average:	24 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	6	$179,500,000	30.9%
1	7	127,735,000	22.0
2	9	156,926,779	27.0
3	3	55,550,000	9.6
4	6	53,855,365	9.3
5	1	8,000,000	1.4
Total:	32	$581,567,144	100.0%
Weighted Average:	1 month

(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C4	Certain Terms and Conditions
V.	Certain Terms and Conditions
Interest Entitlements:	The interest entitlement of each Class of Certificates (other than the Class R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D and R Certificates) to reduce the balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B and X-D Certificates, and, therefore, the amount of interest they accrue.
Class A-1, A-2, A-3, X-A(1), X-B(1) and X-D(1) Certificates Class A-S Certificates Class C Certificates Class B Certificates Non-Offered Certificates(2)

(1)	The Class X-A, X-B and X-D Certificates are interest-only certificates.
(2)	Other than the Class X-D and R Certificates.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-2, A-3, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.
2. Class A-1, A-2 and A-3 Certificates: To principal on the Class A-1, A-2 and A-3 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the Principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Wells Fargo Commercial Mortgage Trust 2025-5C4	Certain Terms and Conditions

Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (iii) third, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2 and A-3 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2 and A-3 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2 and A-3 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3. Class A-1, A-2 and A-3 Certificates: To reimburse the holders of the Class A-1, A-2 and A-3 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.                  Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2 and A-3 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.                  Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.                  Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.                  After the Class A-1, A-2, A-3, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E-RR, F-RR, G-RR, H-RR and J-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(1)            to each of the Class A-1, A-2, A-3, A-S, B, C and D Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR and J-RR Certificates,

(2)            to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-3 Certificates and the denominator of which is the total amount of principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Wells Fargo Commercial Mortgage Trust 2025-5C4	Certain Terms and Conditions

distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR and J-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2 and A-3 Certificates as described above;

(3)            to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, B and C Certificates and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR and J-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, B and C Certificates as described above; and

(4)            to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above;

provided, however, that after the notional amounts of the Class X-A, X-B and X-D Certificates and the Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class E-RR, F-RR, G-RR, H-RR and J-RR Certificates as provided in the WFCM 2025-5C4 pooling and servicing agreement.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR and J-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class J-RR Certificates; second, to the Class H-RR Certificates; third, to the Class G-RR Certificates; fourth, to the Class F-RR Certificates; fifth, to the Class E-RR Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2 and A-3 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 or A-3 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

The Special Servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Wells Fargo Commercial Mortgage Trust 2025-5C4	Certain Terms and Conditions

collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class E-RR, F-RR, G-RR, H-RR and J-RR Certificates; provided that the Class E-RR and F-RR Certificates will only be Control Eligible Certificates for so long as the initial third-party purchaser,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Wells Fargo Commercial Mortgage Trust 2025-5C4	Certain Terms and Conditions
the initial Special Servicer or any of their affiliates is the holder by certificate balance of the majority of such Class of Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Wells Fargo Commercial Mortgage Trust 2025-5C4	Certain Terms and Conditions

paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2025-5C4 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2025-5C4 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Principal Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C4	Certain Terms and Conditions

from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2025-5C4 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each serviced whole loan, if such whole loan becomes a defaulted loan under the WFCM 2025-5C4 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Wells Fargo Commercial Mortgage Trust 2025-5C4	Certain Terms and Conditions

Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                    reviewing the actions of the Special Servicer with respect to any specially serviced loan;

●                   reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                  recalculating and reviewing for accuracy and consistency with the WFCM 2025-5C4 pooling and servicing agreement the mathematical calculations by the Special Servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                    preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-specially serviced loans) during the prior calendar year on a “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                   to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●                   to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, F-RR, G-RR, H-RR and J-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Wells Fargo Commercial Mortgage Trust 2025-5C4	Certain Terms and Conditions

of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2025-5C4 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2025-5C4 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2025-5C4 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2025-5C4 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2025-5C4 pooling and servicing agreement will be able

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Wells Fargo Commercial Mortgage Trust 2025-5C4	Certain Terms and Conditions
to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that RREF V - D AIV RR H, LLC or its affiliate will be the initial controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$50,000,000
931 Carroll Street	931 Carroll Street	Cut-off Date LTV:	70.6%
Brooklyn, NY 11225		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$50,000,000
931 Carroll Street	931 Carroll Street	Cut-off Date LTV:	70.6%
Brooklyn, NY 11225		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.1%

931 Carroll Street
931 Carroll Street
Brooklyn, NY 11225
BROOKLYN
Downtown Brooklyn
Clinton Hill
Bedford-Stuyvesant
Bushwick
Boerum Hill
Prospect Heights
Park Slope
Brownsville
Crown Heights
Gowanus
PROSPECT PARK
Flatbush
Midwood
Borough Park
GREENWOOD CEMETERY
HOLY CROSS CEMETERY
BROOKLYN NAVY YARD
US District Court
NYC College of Technology
NYU Tandon School of Engineering
LIU-Brooklyn
The Brooklyn Hospital Ctr.
The Brooklyn Tower
Pratt Institute
St. Joseph's University, NY - Brooklyn
Pfizer Building
NYC Health Hospitals/ Woodhull
Brooklyn Academy of Music
Atlantic Terminal Mall
Barclays Center
Interfaith Medical Center
Brooklyn Children's Museum
Weeksville Heritage Center
Grand Army Plaza
Brooklyn Museum
Brooklyn Botanic Gardens
Prospect Park Zoo
Old Stone House of Brooklyn
NY-Presbyterian Brooklyn Methodist Hospital
Lena Horn Bandshell
Nitehawk Cinema
Prospect Park Lake
The Peristyle
Lincoln Terrace / Arthur S. Somers Park
Kingsbrook Jewish Medical Center
NYC Health + Hospitals/ Kings County
SUNY Downstate Health Sciences University
Brooklyn College
Flushing Ave
Brooklyn-Queens Expwy
278
Park Ave
Myrtle Ave
DeKalb Ave
Lafayette Ave
Atlantic Ave
Eastern Pkwy
Empire Blvd
Linden Blvd
Caton Ave
Church Ave
Beverley Rd
Foster Ave
Ave J
Ft. Hamilton Pkwy
Prospect Expwy
27
Washington Ave
Bedford Ave
Nostrand Ave
Marcy Ave
Lewis Ave
Malcolm X Blvd
Bushwick Ave
Flatbush Ave
New York Ave
Utica Ave
Kings Hwy
Ralph Ave
Remsen Ave
Ocean Pkwy
Coney Island Ave
Ocean Ave
Prospect Park W.
3rd Ave
4th Ave
5th Ave
8th Ave
10th Ave
11th Ave
18th Ave
KNICKERBOCKER
MYRTLE AVE
CENTRAL AVE
MYRTLE/ WILLOUGHBY AVE
KOSCIUSKO ST
GATES AVE
HALSEY ST
BEDFORD/ NOSTRAND AVE
CLASSON AVE
CLINTON/ WASHINGTON AVE
FULTON ST
LAFAYETTE AVE
BERGEN ST
ATLANTIC AVE
PACIFIC ST
FRANKLIN AVE
NOSTRAND AVE
KINGSTON/ THROOP AVE
UTICA AVE
RALPH AVE
UNION ST
7TH AVE
GRAND ARMY PLAZA
PARK PLACE
EASTERN PKWY/ BROOKLYN MUSEUM
BOTANIC GARDENS/ E. PKWY.
KINGSTON AVE
UTICA AVE - CROWN HEIGHTS
SUTTER AVE/ RUTLAND RD
SARATOGA AVE
4TH AVE/ 9TH ST
7TH AVE/ PARK SLOPE
STERLING ST
WINTHROP ST
PROSPECT PARK
PARKSIDE AVE
FORT HAMILTON
CHURCH AVE
BEVERLEY RD
CORTELYOU RD
NEWKIRK AVE
DITMAS AVE
FLATBUSH AVE/ BROOKLYN COLL.
AVENUE H
AVENUE I
AVENUE J
18TH AVE
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
NJ
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Mortgage Loan No. 1 – 931 Carroll Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Brooklyn, NY 11225
Original Balance(1):	$50,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	8.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2024/NAP
Borrower Sponsor:	Harry Einhorn			Size(5):	214 Units
Guarantor:	Harry Einhorn			Cut-off Date Balance per Unit:	$537,383
Mortgage Rate:	6.3800%			Maturity Date Balance per Unit:	$537,383
Note Date:	5/6/2025			Property Manager:	Self-Managed
Maturity Date:	5/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(6)(7):	$9,360,534
Amortization Term:	0 months			UW NCF:	$9,305,310
IO Period:	60 months			UW NOI Debt Yield:	8.1%
Seasoning:	0 months			UW NCF Debt Yield:	8.1%
Prepayment Provisions(2):	L(24),D(30),O(6)			UW NOI Debt Yield at Maturity:	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.25x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(7):	$6,685,665 (4/1/2025 T-3 Ann.)
Additional Debt Balance(1):	$65,000,000			2nd Most Recent NOI(8):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(8):	NAV
				Most Recent Occupancy(5):	74.3% (4/24/2025)
Reserves(3)				2nd Most Recent Occupancy(8):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(8):	NAV
RE Taxes:	$4,105	$1,368	NAP	Appraised Value (as of)(9)(10):	$163,000,000 (8/25/2025)
Insurance:	$35,580	$17,790	NAP	Appraised Value per Unit:	$761,682
Replacement Reserve:	$0	$4,458	NAP	Cut-off Date LTV Ratio(9):	70.6%
TI / LC Reserve:	$0	$144	NAP	Maturity Date LTV Ratio(9):	70.6%
Other Reserves(4):	$16,600,000	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$115,000,000	100.0%	Loan Payoff:	$85,909,480	74.7%
			Upfront Reserves:	$16,639,685	14.5%
			Sponsor Equity:	$8,659,462	7.5%
			Closing Costs:	$3,791,372	3.3%
Total Sources:	$115,000,000	100.0%	Total Uses:	$115,000,000	100.0%

(1)	The 931 Carroll Street Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $115,000,000. The information presented is based on the 931 Carroll Street Whole Loan (as defined below).
(2)	Defeasance of the 931 Carroll Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 931 Carroll Street Whole Loan to be securitized and (b) May 6, 2029. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2025-5C4 securitization in May 2025. The actual lockout period may be longer.
(3)	See “Escrows” below.
(4)	Initial Other Reserves consist of a $15,000,000 holdback reserve and a $1,600,000 421-a reserve.
(5)	Size and Most Recent Occupancy reflect the multifamily component of the 931 Carroll Street Property (as defined below). The 931 Carroll Street Property also contains approximately 862 square feet of recently converted ground floor retail space which was not occupied as of origination of the 931 Carroll Street Whole Loan.
(6)	UW NOI and UW NCF are inclusive of rent attributable to the 55 affordable units and the one commercial unit that were not leased as of origination of the 931 Carroll Street Whole Loan. Such units are master leased to an affiliate of the borrower pursuant to the 931 Carroll Master Lease (as defined below). Underwritten rent for the commercial unit is based on the 931 Carroll Master Lease and underwritten rents for the 55 affordable units (which equal $1,270,704) are based on the appraisal’s market rent conclusions for 40%, 60% and 100% of area median income units. The rents payable for the affordable units under the 931 Carroll Master Lease are based on the legal regulated rents under the Declaration (as defined below), and equal $1,058,280 annually.
(7)	The increase from Most Recent NOI to UW NOI is primarily attributable to lease up at the 931 Carroll Street Property, which was recently constructed in 2024 and received its first certificate of occupancy in November 2024.
(8)	Historical NOI and Occupancy information prior to the dates set forth above is not available because the 931 Carroll Street Property was recently constructed in 2024.
(9)	The Appraised Value represents the “As Stabilized” value of the 931 Carroll Street Property which assumes the completion of lease-up at the 931 Carroll Street Property. The appraisal also concluded to an “as is” value of $161,500,000 as of February 25, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” value are 71.2% and 71.2%, respectively.
(10)	The $163,000,000 Appraised Value (as well as the “as is” value of $161,500,000) includes the net present value of a 421-a exemption which the borrower is in the process of applying for. The appraisal attributed $47,500,000 of value to the 421-a exemption, which amount is included in each appraised value. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$50,000,000
931 Carroll Street	931 Carroll Street	Cut-off Date LTV:	70.6%
Brooklyn, NY 11225		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.1%

The Mortgage Loan. The largest mortgage loan (the “931 Carroll Street Mortgage Loan”) is part of a whole loan (the “931 Carroll Street Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $115,000,000. The 931 Carroll Street Whole Loan is secured by a first priority fee interest in a recently constructed 214-unit, high-rise, multifamily property located in Brooklyn, New York (the “931 Carroll Street Property”). The 931 Carroll Street Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal balance of $50,000,000. The 931 Carroll Street Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C4 transaction until the controlling Note A-1 is contributed to a securitization, at which point the 931 Carroll Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

931 Carroll Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$65,000,000	$65,000,000	CREFI	Yes
A-2	$50,000,000	$50,000,000	WFCM 2025-5C4	No
Total	$115,000,000	$115,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is Carroll Development Plaza LLC, a New York limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 931 Carroll Street Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Harry Einhorn. Harry Einhorn is a real estate developer with experience in the construction industry and real estate management. Harry Einhorn’s portfolio includes nine residential properties, two commercial properties, and three mixed-use properties.

The Property. The 931 Carroll Street Property is a recently constructed, 214-unit, high-rise multifamily property located at 931 Carroll Street in the Prospect Lefferts Gardens section of the Crown Heights neighborhood of Brooklyn, New York. The 931 Carroll Street Property was recently constructed in 2024 and received its initial temporary certificate of occupancy in November 2024. The 931 Carroll Street Property is in close proximity to Prospect Park (three blocks south) and the Brooklyn Botanical Gardens (one block west). Primary access to the Prospect Lefferts Gardens neighborhood is provided by the 2, 3, 4, and 5 subway lines along with various routes on the Metropolitan Transit Authority (“MTA”) regional bus lines. Building amenities at the 931 Carroll Street Property include a fitness center, common outdoor space, several tenant lounges, an office and conference room available to tenants, storage spaces, bicycle parking, and a roof deck. The 931 Carroll Street Property also includes an 82-space below grade parking garage, resulting in a parking ratio of 0.38 spaces per unit. Additionally, the borrower sponsor recently converted approximately 862 square feet of common area space into ground floor retail space with the option to expand this space to 1,600 square feet. As of origination of the 931 Carroll Street Whole Loan this space was not yet leased. This space is subject to the 931 Carroll Master Lease and accounts for 0.6% of underwritten income.

The unit mix at the 931 Carroll Street Property consists of 60 market rate studio units, three market rate one-bedroom units, 27 affordable one-bedroom units, 92 market rate two-bedroom units, 28 affordable two-bedroom units, and four market rate three-bedroom units. Unit amenities at the 931 Carroll Street Property include stainless steel kitchen appliances, hardwood floors and in-unit washers/dryers. As of April 24, 2025, the 931 Carroll Street Property was 74.3% occupied. At origination of the 931 Carroll Street Whole Loan, 100.0% of the market rate units were leased while the affordable units, which are subject to a vetting process by the New York City Department of Housing Preservation and Development (the “NYC HPD”) have not yet been leased.

The borrower has entered into a Master Lease with an affiliate, Carroll Development Leasing LLC (the “Master Tenant”) with respect to the unleased affordable units and commercial unit (the “931 Carroll Master Lease”). The 931 Carroll Master Lease has a term of five years, commencing on May 2, 2025 and provides for monthly rent of $5,747 ($68,964 annually) for the commercial unit and monthly rents based on the legal regulated rents under the Declaration for each affordable unit (totaling $88,190, or $1,058,280 annually). Upon the rental of any individual affordable unit to a residential tenant pursuant to a lottery in accordance with the requirements of the NYCHPD, such individual affordable unit is automatically released from the 931 Carroll Master Lease. Under the 931 Carroll Whole Loan documents, any amendment of the 931 Carroll Master Lease to remove an affordable unit is conditioned upon no event of default existing, the lender’s consent and the lease of such unit to a third party tenant at a rent at least equal to that set forth in the 931 Carroll Master Lease for such unit. Upon the rental of the commercial unit to a commercial tenant which pays unabated rent, and consent of the lender, the commercial unit will be released from the 931 Carroll Master Lease. The 931 Carroll Whole Loan documents permit the borrower to terminate the 931 Carroll Master Lease upon the date that the lender has received reasonably acceptable evidence that (i) at least 97% of the affordable units have been leased to third party tenants at a rent at least equal to that set forth in the 931 Carroll Master Lease for each such unit and (ii) the debt yield of the Mortgage Loan equals or exceeds 8.0%. The obligations of the Master Tenant under the 931 Carroll Master Lease are guaranteed by the non-recourse carveout guarantor.

The borrower has applied for a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption for the 931 Carroll Street Property. In order to qualify for the tax exemption, at least 25% of the units at the 931 Carroll Street Property must be leased as “affordable units”. The borrower has designated 55 units as affordable units of which 22 must be affordable to a household which earns no more than 40% of area median income (“AMI”), 22 must be affordable to a household which earns no more than 60% of AMI and 11 must be affordable to a household which earns no more than 100% of AMI. In addition, all of the affordable units are required to be rent stabilized. For years one through 25 of such exemption, 100% of the projected assessed value of the 931 Carroll Street Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to the percentage of affordable units (25%) in years 26 through 35 of such exemption. Taxes were underwritten to the appraisal’s five-year average of estimated abated tax expense for the multifamily component of approximately $7,317 plus the estimated 2025 tax expense for the unabated garage portion of the 931 Carroll Street Property of approximately $18,231. The appraisal’s estimated full tax liability for the 2025/2026 tax year is $2,469,514. At origination, the borrower placed $1,600,000 into an upfront 421-a reserve to be used to fund unabated real estate taxes if needed. There can be no assurance the 421-a exemption will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The borrower is subject to a Mandatory Inclusionary Housing Restrictive Declaration (the “Declaration”) pursuant to which 55 of the 214 units at the 931 Carroll Street Property must be affordable housing units, for which the weighted average of all income bands may not exceed 60% of AMI, no income band may exceed 130% of AMI and at least 10% of the residential floor area must be affordable within a 40% of AMI income band. Under the Declaration,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$50,000,000
931 Carroll Street	931 Carroll Street	Cut-off Date LTV:	70.6%
Brooklyn, NY 11225		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.1%

22 units are restricted to tenants earning not more than 40% of AMI, 22 units to tenants earning not more than 60% of AMI, and 11 units to tenants earning not more than 100% of AMI. The Declaration requires the affordable units to be rent stabilized. Maximum rent for each affordable unit is 30% of the related percentage of AMI. The lender entered into a subordination agreement subordinating the 931 Carroll Whole Loan to the Declaration. See “Description of the Mortgage Pool—Property Types—Multifamily Properties” in the Preliminary Prospectus.

The following table presents certain information relating to the unit mix at the 931 Carroll Street Property:

931 Carroll Street Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
Studio - Market Rate	60	60	100%	414	$3,357	$3,300
1BR - Market Rate	3	3	100%	528	$3,983	$3,800
1BR - Affordable	27	0	0%	530	$0	$1,747
2BR - Market Rate	92	92	100%	775	$4,933	$4,800
2BR - Affordable	28	0	0%	747	$0	$2,097
3BR - Market Rate	4	4	100%	1608	$11,529	$9,200
Total/Wtd. Avg.	214	159	74.3%	651	$4,486	$3,709

(1)	Based on the underwritten rent roll dated April 24, 2025.
(2)	Monthly Average Rent per Unit is based on Occupied Units
(3)	Source: Appraisal.

The Market. The 931 Carroll Street Property is located within the Prospect Lefferts Gardens section of the Crown Heights neighborhood of Brooklyn, New York. Brooklyn is the most populous neighborhood in New York City with an estimated 2024 population of 2,674,430 people. Furthermore, from 2010 to 2024, Brooklyn was the fastest growing borough in New York City, experiencing a 6.8% overall increase in population. The 931 Carroll Street Property is in close proximity to Prospect Park (three blocks south) and the Brooklyn Botanical Gardens (one block west). Primary access to the Prospect Lefferts Gardens neighborhood is provided by the 2, 3, 4, and 5 subway lines along with various routes on the MTA regional bus lines.

According to the appraisal, the 931 Carroll Street Property is located in the Downtown Brooklyn multifamily submarket of New York City. As of December 31, 2024, the Downtown Brooklyn multifamily submarket had an inventory of 27,553 units, a vacancy rate of 3.6%, and an average asking rental rate of $4,674 per unit.

The following table presents information regarding certain competitive properties to the 931 Carroll Street Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
931 Carroll Street Brooklyn, NY(2)	-	2024 / NAP	74.3%	214	Studio - Market Rate	414 SF	$3,357
					1BR - Market Rate	528 SF	$3,983
					1BR - Affordable	530 SF	$0
					2BR - Market Rate	775 SF	$4,933
					2BR - Affordable	747 SF	$0
					3BR - Market Rate	1,608 SF	$11,529
The Frederick & Olmstead 564 St. Johns Place Brooklyn, NY 11238	0.4 mi	2022 / NAP	100.0%	193	Studio	443 SF	$3,090
					1 Bedroom	610 SF	$4,213
					2 Bedroom	673 SF	$4,547
409 Eastern Parkway Brooklyn, NY 11216	0.5 mi	2018 / NAP	98.9%	186	Studio	465 SF	$2,740
					1 Bedroom	620 SF	$4,138
					2 Bedroom	925 SF	$5,300
One Sullivan Place 1 Sullivan Place Brooklyn, NY 11225	0.9 mi	2023 / NAP	99.7%	52	1 Bedroom	650 SF	$3,619
					2 Bedroom	867 SF	$4,817
					3 Bedroom	1,083 SF	$6,058
527 Grand Avenue Brooklyn, NY 11238	1.1 mi	2024 / NAP	NAV	46	1 Bedroom	NAV	$3,301
					2 Bedroom	NAV	$4,063
1010 Pacific Street Brooklyn, NY 11238	1.3 mi	2022 / NAP	95.6%	176	Studio	427 SF	$3,093
					1 Bedroom	570 SF	$3,946
					2 Bedroom	791 SF	$4,695
PLG 123 Linden Boulevard Brooklyn, NY 11226	1.5 mi	2019 / NAP	90.0%	467	Studio	415 SF	$2,750
					1 Bedroom	600 SF	$3,226
					2 Bedroom	850 SF	$4,694
					3 Bedroom	1,026 SF	$5,442
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 24, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$50,000,000
931 Carroll Street	931 Carroll Street	Cut-off Date LTV:	70.6%
Brooklyn, NY 11225		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.1%

Appraisal. The appraisal concluded to an “as stabilized” value for the 931 Carroll Street Property of $163,000,000 as of August 25, 2025. The appraisal also concluded to an “as is” value of $161,500,000 as of February 25, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” value are 71.2% and 71.2%, respectively. In addition, both the “as stabilized” and “as is” appraised values includes the net present value of a 421-a tax exemption which the borrower is in the process of applying for. The appraisal attributed $47,500,000 of value to the 421-a exemption, which amount is included in each appraised value.

Environmental Matters. According to the Phase I environmental site assessment dated March 6, 2025, there is a controlled recognized environmental condition at the 931 Carroll Street Property relating to residual soil and groundwater impacts associated with historic fill material. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$50,000,000
931 Carroll Street	931 Carroll Street	Cut-off Date LTV:	70.6%
Brooklyn, NY 11225		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 931 Carroll Street Property:

Cash Flow Analysis(1)
	T-3 4/2025 Ann.	UW(2)	UW Per Unit(3)
Base Rent - Residential	$6,531,540	$8,559,720	$39,999
Potential Income from Vacant Units	$0	$1,270,704	$5,938
Gross Potential Rent - Residential	$6,531,540	$9,830,424	$45,937
Vacancy/Credit Loss	$0	($427,986)	($2,000)
Other Income - Residential(4)	$490,840	$1,063,430	$4,969
Effective Gross Income - Residential	$7,022,380	$10,465,868	$48,906

Base Rent – Commercial(5)	$0	$68,960	$80
Potential Income from Vacant Space	$0	$0	$0
Gross Potential Rent - Commercial	$0	$68,960	$80
Vacancy/Credit Loss - Commercial	$0	($3,448)	($4)
Other Income - Commercial	$0	$0	$0
Effective Gross Income - Commercial	$0	$65,512	$76

Total Effective Gross Income	$7,022,380	$10,531,380	$49,212

Real Estate Taxes(6)	$11,179	$25,639	$120
Insurance	$26,200	$203,316	$950
Management Fee	$210,671	$315,941	$1,476
Other Operating Expenses(7)	$88,665	$625,950	$2,925
Total Operating Expenses	$336,715	$1,170,846	$5,471

Net Operating Income	$6,685,665	$9,360,534	$43,741
Replacement Reserves - Residential	$0	$53,500	$250
Replacement Reserves - Commercial	$0	$0	$0
Normalized TI/LC	$0	$1,724	$8
Net Cash Flow	$6,685,665	$9,305,310	$43,483

Occupancy	74.3%(8)	95.6%(9)
NOI DSCR(10)	0.90x	1.26x
NCF DSCR(10)	0.90x	1.25x
NOI Debt Yield(10)	5.8%	8.1%
NCF Debt Yield(10)	5.8%	8.1%

(1)	Historical periods prior to T-3 4/2025 Ann. are not available as the 931 Carroll Street Property was recently constructed in 2024.
(2)	UW is inclusive of rent attributable to the 55 affordable units and the one commercial unit that were not leased as of origination of the 931 Carroll Street Whole Loan. Such units are master leased to an affiliate of the borrower pursuant to the 931 Carroll Master Lease. Underwritten rent for the commercial unit is based on the 931 Carroll Master Lease and underwritten rents for the 55 affordable units (the Potential Rents From Vacant Space of $1,270,704) are based on the appraisal's market rent conclusions for 40%, 60% and 100% of area median income units. The rents payable for the affordable units under the 931 Carroll Master Lease are based on the legal regulated rents under the Declaration, and equal $1,058,280 annually.
(3)	UW Per Unit is based is based on 214 multifamily units at the 931 Carroll Street Property except in relation to the “-commercial” fields which are based on 862 square feet of commercial space at the 931 Carroll Street Property.
(4)	Other Income - Residential includes parking, bicycle parking, amenity fees, hot water reimbursement, laundry income, pet fees and storage income.
(5)	The commercial space at the 931 Carroll Street Property has not yet been leased. Commercial income was underwritten at $80 per square foot (the rent under the 931 Carroll Master Lease) less 5.0% Vacancy/Credit Loss.
(6)	Real Estate Taxes were underwritten assuming the applied for 421-a exemption has been obtained, and equal the five year average of the appraisal’s estimated abated tax expense for the multifamily component of approximately $7,317 plus the estimated 2025 tax expense for the unabated garage portion of the 931 Carroll Street Property of approximately $18,231. The appraisal’s estimated full tax liability for the 2025/2026 tax year is $2,469,514.
(7)	Other Operating Expenses represents contract services, repairs and maintenance, utilities, and general and administrative expenses.
(8)	The 931 Carroll Street Property was 74.3% occupied as of April 24, 2025.
(9)	Represents Economic Occupancy.
(10)	Based on the 931 Carroll Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Multifamily – High Rise	Loan #1	Cut-off Date Balance:	$50,000,000
931 Carroll Street	931 Carroll Street	Cut-off Date LTV:	70.6%
Brooklyn, NY 11225		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	8.1%

Escrows. At origination, the borrower deposited into escrow (i) approximately $4,105 for real estate taxes, (ii) approximately $35,580 for insurance premiums, (iii) $1,600,000 for Section 421-a reserve funds, and (iv) $15,000,000 for a holdback reserve.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $1,368. Except with respect to the borrower’s obligation to fund or cause the guarantor to fund the Section 421-a reserve account, any deposit for taxes required to be made by the borrower is required to be calculated based on abated taxes as if the Section 421-a benefits have been implemented.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies, which currently equates to approximately $17,790.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $4,458 for replacement reserves.

Leasing Reserve – On a monthly basis, the borrower is required to escrow approximately $144 for tenant improvements and leasing commissions.

Section 421-a Reserve – If at any time the lender or servicer reasonably determines that amounts on deposit in the Section 421-a reserve account will be insufficient to pay all anticipated taxes for the following 12 month period based on the most recent assessed value of the 931 Carroll Street Property, the borrower is required to make a true up payment into the Section 421-a reserve account in an amount which will be sufficient to make up such insufficiency, as reasonably determined by the lender.

Holdback Reserve –At the borrower’s request (delivered no more than once per calendar quarter) the lender is required to calculate the Holdback Debt Yield (as defined below) to determine if the Holdback Reserve Funds Release Conditions (as defined below) have been satisfied, and to release funds in the holdback reserve to the borrower (or if a Trigger Period (as defined below) then exists, to the cash management account) to the extent such conditions have been satisfied with respect to such funds. “Holdback Reserve Funds Release Conditions” means that as of the date the lender calculates the Holdback Debt Yield, (i) no event of default is continuing under the 931 Carroll Street Whole Loan and (ii) the lender has received evidence, in form and substance reasonably satisfactory to it, that the Holdback Debt Yield equals or exceeds 8.0%. The “Holdback Debt Yield” means a ratio conveyed as a percentage in which: (i) the numerator is the underwritable cash flow of the 931 Carroll Street Property, determined as set forth in the loan documents, and (ii) the denominator is the then outstanding principal balance of the 931 Carroll Street Whole Loan, less any holdback reserve funds that will remain on deposit after giving effect to the applicable disbursement for which the Holdback Debt Yield is being calculated. Underwritable cash flow under the loan documents generally equals gross rents plus operating income (which excludes rents) less operating expenses, each as calculated pursuant to the loan documents, and for purposes of calculation of the Holdback Debt Yield will exclude rental income under the 931 Carroll Master Lease. During the 12-month period immediately succeeding the origination date, the operating income and operating expenses components of underwritable cash flow will be calculated based on a trailing one-month basis (annualized).

Lockbox and Cash Management. The 931 Carroll Street Whole Loan is structured with a springing lockbox and springing cash management. Within 15 days of the first occurrence of a Trigger Period, provided that the lender, in its sole but reasonable discretion, may extend such deadline for so long as the borrower is diligently pursuing completion of the same, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the 931 Carroll Street Property are required to be deposited by the borrower or property manager, as applicable. On one occasion during the term of the 931 Carroll Street Whole Loan, the borrower may request that the lockbox account be deactivated and/or closed, provided however that upon the next occurrence of any Trigger Period, the lockbox provisions of the 931 Carroll Street Whole Loan documents will be reinstated and in full force and effect. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver notices to all tenants directing them to remit all rents or other payments into the lender-controlled lockbox account. Upon and after the first occurrence of a Trigger Period, the borrower is required to (or cause the property manager to) immediately deposit all revenue derived from the 931 Carroll Street Property and received by the borrower or property manager into the lender-controlled lockbox account. Funds in the lockbox account will be transferred on each business day to or at the direction of the borrower, unless a Trigger Period exists and the lender elects (in its sole discretion), to deliver a restricted account notice, in which case all funds in the lockbox account are required to be transferred to a lender-controlled cash management account on each business day and disbursed in accordance with the 931 Carroll Street Whole Loan documents. Also, during a Trigger Period, all excess cash is required to be collected by the lender and held as additional security for the 931 Carroll Street Whole Loan. Upon the cure of all Trigger Periods, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 931 Carroll Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio being less than 1.10x ; and (B) expiring upon (y) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (z) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The 931 Carroll Street Property is self-managed by the borrower. The 931 Carroll Street Whole Loan permits the borrower to engage a property manager with the consent of the lender.

Letter of Credit. The 931 Carroll Street Whole Loan documents permit the borrower to deposit a letter of credit in place of the initial deposit to the Section 421-a reserve account and/or the holdback reserve account.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to the full replacement cost of the 931 Carroll Street Property and business interruption insurance for 18 months plus an extended period of indemnity of up to six months. Such insurance is required to include terrorism insurance coverage. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Retail – Anchored	Loan #2	Cut-off Date Balance:	$47,575,000
16365 North Marketplace Boulevard	Treasure Valley Marketplace	Cut-off Date LTV:	68.0%
Nampa, ID 83687		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Retail – Anchored	Loan #2	Cut-off Date Balance:	$47,575,000
16365 North Marketplace Boulevard	Treasure Valley Marketplace	Cut-off Date LTV:	68.0%
Nampa, ID 83687		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Retail – Anchored	Loan #2	Cut-off Date Balance:	$47,575,000
16365 North Marketplace Boulevard	Treasure Valley Marketplace	Cut-off Date LTV:	68.0%
Nampa, ID 83687		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.6%

Treasure Valley Marketplace
16365 North Marketplace Boulevard
Nampa, ID 83687
Caldwell
Caldwell Executive Airport
Nampa
Nampa Municipal Airport
CANYON COUNTY
The Stow Company
Ridgeview High School
Shops at Karcher
College of Western Idaho-Nampa Campus
Ford Idaho Center
Centennial Golf Course
Ridgecrest Golf Club
St. Alphonsus Medical Center
Nampa Gateway Center
Boise 18 miles
Nampa Historic District
Lakeview Park
West Park
Northwest Nazarene University
Nampa High School
Skyview High School
RedHawk Public Golf Course
Deer Flat National Wildlife Refuge
Lake Lowell
Mable Front Rd
Linden Rd
Ustick Rd
Cherry Ln
Birch Ln
Karcher Rd
Franklin Rd
Orchard Ave
Davis Ave
Airport Rd
Lone Star Rd
Powerline Rd
Roosevelt Ave
Lake Lowell Ave
Amity Ave
Greenhurst Rd
Midland Blvd
Middleton Rd
Midway Rd
Kcid Rd
Northside Blvd
Franklin Blvd
11th Ave N.
Can-Ada Rd
Nampa-Caldwell Blvd
Industrial Rd
Garrity Blvd
Kings Rd
Sugar St
12th Avenue Rd
Powerline Rd
BRITISH COLUMBIA
ALBERTA
CANADA
U.S.
Spokane
Coeur d'Alene
MONTANA
IDAHO
OREGON
WA
WY
NEVADA
UTAH
Missoula
Helena
Great Falls
Butte
Bozeman
Kalispell
Lewiston
Walla Walla
BOISE
Nampa
Caldwell
Ontario
Weiser
Mountain View
Twin Falls
Idaho Falls
Pocatello
Rexburg
Jackson
Blackfoot
Logan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Mortgage Loan No. 2 – Treasure Valley Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Nampa, ID 83687
Original Balance:	$47,575,000			General Property Type:	Retail
Cut-off Date Balance:	$47,575,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	8.2%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2006-2018/NAP
Borrower Sponsor(1):	Ball Ventures, LLC			Size:	297,306 SF
Guarantor(1):	BV Lending, LLC			Cut-off Date Balance PSF:	$160
Mortgage Rate:	7.1100%			Maturity Date Balance PSF:	$160
Note Date:	3/12/2025			Property Manager:	BV Property Management, LLC (borrower affiliated)
Maturity Date:	4/6/2030
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$5,066,660
Seasoning:	1 month			UW NCF:	$4,733,677
Prepayment Provisions:	L(25),D(31),O(4)			UW NOI Debt Yield:	10.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	9.9%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	10.6%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.38x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$4,712,345 (1/31/2025 TTM)
				2nd Most Recent NOI:	$4,625,396 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$4,274,409 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.3% (3/1/2025)
RE Taxes:	$267,226	$42,417	NAP	2nd Most Recent Occupancy:	87.8% (12/31/2024)
Insurance:	$31,958	$6,087	NAP	3rd Most Recent Occupancy:	78.2% (12/31/2023)
Replacement Reserve:	$0	$4,955	$223,635	Appraised Value (as of):	$70,000,000 (11/13/2024)
TI/LC Reserve:	$0	$22,793	$1,000,000	Appraised Value PSF:	$235
Roof Replacement Reserve:	$675,000	$0	NAP	Cut-off Date LTV Ratio:	68.0%
Outstanding TI/LC Obligation Reserve:	$337,276	$0	NAP	Maturity Date LTV Ratio:	68.0%
Free Rent Reserve	$28,161	$0	NAP
Immediate Repair Reserve:	$27,500	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$47,575,000	68.2%	Purchase Price:	$67,100,000	96.2%
Sponsor Equity:	$22,201,404	31.8%	Upfront Reserves:	$1,367,119	2.0%
			Closing Costs:	$1,309,284	1.9%

Total Sources:	$69,776,404	100.0%	Total Uses:	$69,776,404	100.0%
(1)	See “The Borrower and the Borrower Sponsor” section below for further discussion of the borrower sponsor and the guarantors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “Treasure Valley Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $47,575,000 and secured by the borrower’s fee interest in a 297,306 SF anchored retail property located in Nampa, Idaho (the “Treasure Valley Marketplace Property”).

The Borrower and the Borrower Sponsor. The borrower for the Treasure Valley Marketplace Mortgage Loan is TVM CenterCal Owner, LLC, a Delaware limited liability company and a bankruptcy remote single purpose entity with one independent director. The borrower is owned by BVZ TVM Investors, LLC (“BVZ”) (95.5%) and the Bruning Family Trust U/D/T October 30, 2007 (the “Bruning Trust”) (4.5%). Prior to the origination of the Treasure Valley Marketplace Mortgage Loan, the borrower was wholly owned by TVM CenterCal, LLC, which is wholly owned by CenterCal LLC, which is owned by CalSTRs (99.36%) and CenterCal Associates LLC (0.64%). CenterCal Associates LLC was owned by the Bruning Trust (50.0%) and the Wardy Family Trust U/D/T December 13, 2007 (50.0%). For tax purposes, on the origination date, the borrower completed a corporate restructuring, and immediately after the funding of the Treasure Valley Marketplace Mortgage Loan, BVZ acquired 95.5% of the equity interests in the borrower, and the Bruning Trust retained the remaining 4.5%.

The borrower sponsor is Ball Ventures, LLC and the non-recourse carveout guarantor is BV Lending, LLC, which is owned 100% by Ball Ventures, LLC. In addition to the non-recourse carveout guaranty and environmental indemnification provided by the Guarantor (as defined below), at the request of Mr. Fred Bruning, a trustee of the Bruning Trust, in order to help alleviate certain tax issues relating to a negative basis in the Treasure Valley Marketplace Property, the Bruning Guarantor (as defined below) provided a full payment guaranty of the Treasure Valley Marketplace Mortgage Loan (the “Bruning Trust Guaranty”); however, the Bruning Trust is a revocable trust, there are no net worth or liquidity requirements in the Bruning Trust Guaranty and no

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Retail – Anchored	Loan #2	Cut-off Date Balance:	$47,575,000
16365 North Marketplace Boulevard	Treasure Valley Marketplace	Cut-off Date LTV:	68.0%
Nampa, ID 83687		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.6%

reliance was placed on the Bruning Trust Guaranty by the Mortgage Loan Seller in connection with the underwriting of the Treasure Valley Marketplace Mortgage Loan.

“Guarantor” means BV Lending, LLC which is the non-recourse guarantor.

“Bruning Guarantor” means the Bruning Trust which is the full payment guarantor.

Ball Ventures, LLC is an Idaho Falls-based privately held company focusing on commercial real estate investment and development, which owns and manages commercial real estate across the country and is led by an internal team of skilled real estate professionals. Ball Ventures, LLC has also formed strategic partnerships to create a diversified portfolio in real estate, real estate capital, hospitality, energy, healthcare, and automotive. Additionally, Ball Ventures, LLC has a more traditional private equity platform investing in various industries including manufacturing, infrastructure, logistics, SAAS, food service, and real estate.

The Property. The Treasure Valley Marketplace Property is a 297,306 SF anchored retail center located in Nampa, Idaho situated along North Marketplace Boulevard. The Treasure Valley Marketplace Property consists of 10 buildings on a 33.86 acre site, with onsite surface parking for 1,514 vehicles (5.09 per 1,000 SF). Two of the buildings at the Treasure Valley Marketplace Property are ground leased to The Habit Burger Grill totaling 3,033 SF and Olive Garden totaling 7,500 SF, respectively.

The Treasure Valley Marketplace Property was originally constructed between 2006 and 2018 and is anchored by Sofa Mart, Best Buy, Ashley Furniture, HomeGoods and Michaels, which collectively occupy 52.4% of the net rentable area. In addition to the anchor tenants, the Treasure Valley Marketplace Property’s junior anchor tenants include Petco, Old Navy, Ulta Beauty, Buckle and Famous Footwear, which collectively occupy 18.1% of the net rentable area. The Treasure Valley Marketplace Property is shadow anchored by Target, Costco (including a Costco gas station) and Kohl’s, all of which are not part of the collateral. There are several other non-collateral buildings within the Treasure Valley Marketplace Property retail development, including Sonic, In-N-Out Burger, Banner Bank, CapEd Credit Union, BioLife Plasma Services, Idaho State Liquor Store and Mattress Firm, amongst others.

As of March 1, 2025, the Treasure Valley Marketplace Property was 96.3% leased to 42 tenants. The Treasure Valley Marketplace Property serves as a super-regional destination, drawing customers from the Boise MSA as well as eastern Oregon. The Treasure Valley Marketplace Property benefits from superior visibility, with over 80,000 vehicular impressions daily, and a strong and diverse tenant roster with tenants including Best Buy, Ulta, HomeGoods, Old Navy and Petco.

Major Tenants.

Sofa Mart (52,203 SF; 17.6% of NRA; 9.0% of UW Rent). Sofa Mart is a subsidiary of Furniture Row USA, LLC. Furniture Row USA, LLC is a family-owned company that offers high-quality, affordable home furniture. Furniture Row USA, LLC is comprised of four specialized home furnishings and bedding retailers, which include Sofa Mart (now also known as Furniture Row Living), Oak Express (now also known as Furniture Row Dining), Bedroom Expressions (now also known as Furniture Row Bedroom) and Denver Mattress. Sofa Mart has operated at the Treasure Valley Marketplace Property since 2024 and has a lease expiring in July 2034, with three five-year lease renewal options remaining. Sofa Mart’s current base rent is $8.75 per SF on a NNN basis, and increases to $8.92 per SF on August 1, 2025. Sofa Mart’s lease does not contain any termination options or co-tenancy provisions.

Best Buy (30,038 SF; 10.1% of NRA; 8.4% of UW Rent). Best Buy (Moody’s: A3/S&P: BBB+) is a multinational consumer electronics retailer that sells products and services in-store, online, and in homes. Best Buy has over 1,000 retail stores in North America. The company provides its customers with a unique mix of advice, products and services in its stores, online, and at home. Its expert associates advise customers on its curated assortment of the latest, name-brand technology, while its highly trained services teams help with designs, consultations, delivery, installation, tech support and repair. Best Buy has operated at the Treasure Valley Marketplace Property since 2007 and has a lease expiring in March 2028, with two five-year lease renewal options remaining. Best Buy’s current base rent is $14.50 per SF on a NNN basis and increases to $15.50 per SF on October 1, 2026. Best Buy may terminate its lease with 90 days’ notice if the following parking ratios are not met: (a) 4.5 spaces per 1,000 SF of building retail area, excluding restaurants, entertainment facilities, health clubs and grocery stores; and (b) 10 spaces per 1,000 SF of building area for full-service restaurants. Best Buy’s lease does not contain any co-tenancy provisions. At the end of fiscal year 2024, Best Buy had more than 85,000 employees and 1,000 stores throughout North America and generated approximately $43.4 billion of revenue.

Ashley Furniture (28,000 SF; 9.4% of NRA; 6.5% of UW Rent). Ashley Furniture is part of the Ashley Companies, which include Ashley Furniture Industries, Ashley Distribution Services and Ashley Global Retail. The Ashley Companies employ more than 35,000 individuals and boast more than 30 million SF of facility space throughout 155 countries. Ashley Furniture Industries supplies furniture to more than 20,000 storefronts across 155 countries. Ashley Furniture has operated at the Treasure Valley Marketplace Property since 2022 and has a lease expiring in August 2027, with two five-year lease renewal options remaining. Ashley Furniture’s current base rent is $12.00 per SF on a fixed CAM, Net RET & Insurance basis and remains flat throughout the lease term. The Ashley Furniture lease does not contain any termination options or co-tenancy provisions. Ashley Furniture reported store sales of $4.97 million is 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Retail – Anchored	Loan #2	Cut-off Date Balance:	$47,575,000
16365 North Marketplace Boulevard	Treasure Valley Marketplace	Cut-off Date LTV:	68.0%
Nampa, ID 83687		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the tenancy at the Treasure Valley Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Anchor Tenants
Sofa Mart	NR/NR/NR	52,203	17.6%	$465,912	9.0%	$8.92	7/31/2034	3 x 5 years	N
Best Buy	NR/A3/BBB+	30,038	10.1%	$435,551	8.4%	$14.50	3/31/2028	2 x 5 years	Y(4)
Ashley Furniture	NR/NR/NR	28,000	9.4%	$336,000	6.5%	$12.00	8/31/2027	2 x 5 years	N
HomeGoods(5)	NR/A2/A	23,994	8.1%	$275,931	5.3%	$11.50	5/31/2032	4 x 5 years	N
Michaels(6)	NR/NR/NR	21,510	7.2%	$365,670	7.1%	$17.00	2/28/2027	2 x 5 years	Y(7)
Anchor Tenant Subtotal/Wtd. Avg.		155,745	52.4%	$1,879,064	36.3%	$12.07
Junior Anchor Tenants
Petco(8)	NR/B3/B	17,567	5.9%	$421,608	8.1%	$24.00	11/30/2030	None	Y(9)
Old Navy(10)	NR/B1/BB	12,450	4.2%	$217,875	4.2%	$17.50	1/31/2029	None	N
Ulta Beauty(11)	NR/NR/NR	10,119	3.4%	$177,083	3.4%	$17.50	2/28/2027	2 x 5 years	Y(12)
Buckle(13)	NR/NR/NR	6,989	2.4%	$152,252	2.9%	$21.78	1/31/2034	1 x 5 years	Y(14)
Famous Footwear(15)	BB+/NR/BB	6,553	2.2%	$143,950	2.8%	$21.97	2/28/2027	None	N
Junior Anchor Tenant Subtotal/Wtd. Avg.		53,678	18.1%	$1,112,768	21.5%	$20.73
Non-Major Tenants		76,883	25.9%	$2,186,140	42.2%	$28.43
Occupied Collateral Subtotal/Wtd. Avg.		286,306	96.3%	$5,177,971	100.0%	$18.09
Vacant Space		11,000	3.7%
Total/Wtd. Avg.		297,306	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2025 with rent steps totaling $85,475 through March 2026 and excludes any gross up of vacant space.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through March 2026 totaling $85,475.
(4)	Best Buy may terminate its lease with 90 days’ notice if the following parking ratios are not met: (a) 4.5 spaces per 1,000 SF of building retail area, excluding restaurants, entertainment facilities, health clubs and grocery stores; and (b) 10 spaces per 1,000 SF of building area for full-service restaurants.
(5)	The HomeGoods lease provides that the “Ongoing Inducement Condition” will be satisfied if (i) one of Target, Costco or a grocer occupying at least 80% of the Sofa Mart space, (ii) three of Best Buy, Michaels, Petco and Old Navy, and (iii) retail stores collectively comprising more than 65% of the Treasure Valley Marketplace Property (excluding the HomeGoods premises from the calculation) are open for business, each for not less than 40 hours per week. If the Ongoing Inducement Condition is not satisfied for more than 545 days, HomeGoods may terminate its lease.
(6)	The Michaels lease provides that a co-tenancy violation will occur if less than 90% of the space occupied by Target, Costco, Ashley Furniture, Old Navy and Petco is open for business by an anchor tenant for 90 days. If the co-tenancy violation continues for a period of twelve months, Michaels may terminate its lease by giving 60 days written notice.
(7)	Michaels may terminate its lease if the borrower leases space at the Treasure Valley Marketplace Property to any craft store, selling arts and crafts and such violation continues for 90 days.
(8)	The Petco lease provides that a co-tenancy violation will occur if Costco, or its replacement is no longer open for business for 60 days. If the co-tenancy violation continues for a period of 18 months, Petco may terminate its lease by providing notice within the 18-month period.
(9)	The Petco lease provides that Petco may terminate its lease if the borrower leases to a tenant which utilizes 10% or more of its leased area or 500 SF, whichever is less, for the sale of pet food and supplies, fish, birds, small animals, reptiles, grooming, training or veterinary services and such violation continues for more than 18 months.
(10)	The Old Navy lease provides that a co-tenancy violation will occur if less than 75% of the Treasure Valley Marketplace Property (excluding Old Navy’s premises) is open for business. If the co-tenancy violation continues for a period of twelve months, Old Navy may terminate its lease by giving 90 days written notice.
(11)	The Ulta Beauty lease provides that a co-tenancy violation will occur if Best Buy, or its replacement tenant is not open for business for 120 days. If the co-tenancy violation continues for a period of twelve months, Ulta Beauty may terminate its lease by giving 60 days written notice.
(12)	Ulta Beauty may terminate its lease after 180 days of violation of any prohibited uses in any portion within the shopping center such as nuisance, use causing unreasonably loud noises or offensive odors, use that produces unreasonable noise and/or vibrations that can be heard and/or felt in the common areas and/or premises, manufacturing facility, service station or any facility storing or selling gasoline or diesel fuel in or from tanks, used clothing or thrift store or liquidation outlets, among others.
(13)	The Buckle lease provides that a co-tenancy violation will occur if less than 70% of the Treasure Valley Marketplace Property (excluding the Buckle’s premises) is open for business for 180 days. If the co-tenancy violation continues for a period of twelve months, Buckle may terminate its lease by giving 30 days written notice.
(14)	Buckle may terminate its lease if its gross sales for fiscal year end October 31, 2029 are less than $1.5 million.
(15)	The Famous Footwear lease provides that a co-tenancy violation will occur if (i) Target, or its replacement, or (ii) two other retailers of at least 14,000 SF located between Target and Costco, or their replacements, are not open for business. If the co-tenancy violation continues for a period of twelve months, Famous Footwear may terminate its lease by giving 30 days written notice.

The following table presents a summary of sales and occupancy costs for certain major tenants at the Treasure Valley Marketplace Property:

			Tenant Sales(1)(2)
	2022 Sales	2022 Sales (PSF)	2023 Sales	2023 Sales (PSF)	2024 Sales	2024 Sales (PSF)	Occupancy Cost
Ashley Furniture	$2,193,686	$78	$4,978,195	$178	N/A	N/A	N/A
Michaels	$3,849,506	$179	$3,434,278	$160	N/A	N/A	N/A
Old Navy	$3,560,906	$286	$3,689,911	$296	$3,609,032	$290	7.8%
Buckle	N/A	N/A	$1,313,571	$188	$2,574,502	$368	8.5%
Famous Footwear	$2,843,607	$434	$3,053,361	$466	$3,103,621	$474	5.6%
Inline Tenants(3)		$369		$409		$436	9.3%
(1)	Information obtained from the borrower sponsor, shown as of December 31 of each respective year.
(2)	Tenants shown in the Tenant Sales table above are the major tenants at the Treasure Valley Marketplace Property that report sales data.
(3)	Inline Tenants includes the average Sales (PSF) and Occupancy Cost for all inline tenants at the Treasure Valley Marketplace Property excluding tenants that were underwritten as vacant and tenants on ground leased parcels.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Retail – Anchored	Loan #2	Cut-off Date Balance:	$47,575,000
16365 North Marketplace Boulevard	Treasure Valley Marketplace	Cut-off Date LTV:	68.0%
Nampa, ID 83687		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the lease rollover schedule at the Treasure Valley Marketplace Property:

	Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	3	5,889	2.0%	2.0%	$132,224	2.6%	2.6%	$22.45
2026	3	5,639	1.9%	3.9%	$154,928	3.0%	5.5%	$27.47
2027	12	86,679	29.2%	33.0%	$1,532,468	29.6%	35.1%	$17.68
2028	6	42,428	14.3%	47.3%	$816,947	15.8%	50.9%	$19.25
2029	5	24,502	8.2%	55.5%	$579,717	11.2%	62.1%	$23.66
2030	5	25,853	8.7%	64.2%	$671,143	13.0%	75.1%	$25.96
2031	3	5,905	2.0%	66.2%	$190,722	3.7%	78.8%	$32.30
2032	2	26,324	8.9%	75.1%	$345,164	6.7%	85.4%	$13.11
2033	1	1,200	0.4%	75.5%	$34,272	0.7%	86.1%	$28.56
2034	3	61,887	20.8%	96.3%	$720,386	13.9%	100.0%	$11.64
2035	0	0	0.0%	96.3%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	96.3%	$0	0.0%	100.0%	$0.00
Vacant	0	11,000	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	43	297,306	100.0%		$5,177,971	100.0%		$18.09(3)
(1)	Based on the underwritten rent roll dated March 1, 2025 and includes rent steps through March 2026 totaling $85,475.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Treasure Valley Marketplace Property is located in Nampa, Idaho. The Treasure Valley Marketplace Property is situated approximately 21 miles west of Boise, Idaho. Major transportation arterials within the proximity to the Treasure Valley Marketplace Property include Interstate 84, which traverses southeast from Sand Hollow to Nampa, and State Road 55, which traverses from High Valley southwest to Nampa. Major employers in the area include Nampa School District, St. Alphonsus Health System Inc, Plexus Corporation, Wal-Mart and College of Western Idaho.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was approximately 1,943, 61,052 and 157,753, respectively, and the average household income within the same radii was $91,756, $84,189 and $86,152, respectively.

According to the appraisal, the Treasure Valley Marketplace Property is located within the Nampa retail submarket within the Boise MSA market in Nampa, Idaho. The submarket reported total inventory of approximately 8.5 million SF and as of the third quarter of 2024 reported a 5.8% vacancy rate and average asking rent of $16.85 PSF.

The appraiser concluded to market rents for the Treasure Valley Marketplace Property ranging from $8.75 per SF to $14.00 per SF for the anchor tenants, $16.00 per SF to $20.00 per SF for junior anchor tenants, $24.00 per SF to $38.00 per SF for inline tenants and $20.00 per SF to $40.00 per SF for pad tenants (see tables below).

The following table presents certain information relating to the appraisal’s market rent conclusion for anchor and junior anchor tenants at the Treasure Valley Marketplace Property:

Market Rent Summary
	Anchor - $14	Anchor - $8.75	Jr. Anchor- $20	Jr. Anchor - $16
Market Rent (PSF)	$14.00	$8.75	$20.00	$16.00
Lease Term (Years)	10	10	10	10
Lease Type (Reimbursement)	Net	Net	Net	Net
Tenant Improvements New (PSF)	NAP	NAP	NAP	NAP
Rent Increase Projection	10% in Year 6	10% in Year 6	10% in Year 6	10% in Year 6
Source:	Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Retail – Anchored	Loan #2	Cut-off Date Balance:	$47,575,000
16365 North Marketplace Boulevard	Treasure Valley Marketplace	Cut-off Date LTV:	68.0%
Nampa, ID 83687		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for inline and pad tenants at the Treasure Valley Marketplace Property:

	Market Rent Summary
	Inline - $38	Inline - $36	Inline - $32	Inline - $30	Inline $24	Pad $40	Pad $20
Market Rent (PSF)	$38.00	$36.00	$32.00	$30.00	$24.00	$40.00	$20.00
Lease Term (Years)	10	10	5	5	5	10	10
Lease Type (Reimbursement)	Net	Net	Net	Net	Net	Net	Net
Tenant Improvements New (PSF)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Rent Increase Projection	3% / Year	3% / Year	3% / Year	3% / Year	3% / Year	10% in Year 6	10% in Year 6

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Treasure Valley Marketplace Property of $70,000,000 as of November 13, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 30, 2024, there was no evidence of any recognized environmental conditions at the Treasure Valley Marketplace Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Treasure Valley Marketplace Property:

Cash Flow Analysis
	2022	2023	2024	UW	UW PSF
Base Rent	$4,068,430	$4,568,830	$4,961,279	$5,092,497	$17.13
Grossed Up Vacant Space	$0	$0	$0	$251,456	$0.85
Gross Potential Rent	$4,068,430	$4,568,830	$4,961,279	$5,343,952	$17.97

Other Income(1)	$23,895	$27,592	$22,480	$18,995	$0.06
Percentage Rent(2)	$0	$51,684	$57,591	$47,762	$0.16
Straight Line Rent(3)	$0	$0	$0	$15,448	$0.05
Rent Steps(4)	$0	$0	$0	$85,475	$0.29
Total Recoveries	$947,894	$1,126,173	$1,185,131	$1,488,735	$5.01
Net Rental Income	$5,040,219	$5,774,279	$6,226,481	$7,000,366	$23.55
(Vacancy & Credit Loss)(5)	$0	$0	$0	($349,069)	($1.17)
Effective Gross Income	$5,040,219	$5,774,279	$6,226,481	$6,651,298	$22.37

Real Estate Taxes	$491,946	$520,253	$511,294	$509,001	$1.71
Insurance	$55,291	$52,045	$75,915	$73,046	$0.25
Management Fee	$157,100	$173,975	$182,182	$199,539	$0.67
Other Operating Expenses	$794,558	$753,596	$831,695	$803,052	$2.70
Total Operating Expenses	$1,498,895	$1,499,870	$1,601,085	$1,584,638	$5.33

Net Operating Income	$3,541,325	$4,274,409	$4,625,396	$5,066,660	$17.04
Replacement Reserves(6)	$0	$0	$0	$59,461	$0.20
TI/LC(7)	$0	$0	$0	$273,522	$0.92
Net Cash Flow	$3,541,325	$4,274,409	$4,625,396	$4,733,677	$15.92

Occupancy %	66.9%	78.2%	87.8%	95.0%
NOI DSCR	1.03x	1.25x	1.35x	1.48x
NCF DSCR	1.03x	1.25x	1.35x	1.38x
NOI Debt Yield	7.4%	9.0%	9.7%	10.6%
NCF Debt Yield	7.4%	9.0%	9.7%	9.9%
(1)	Other Income was underwritten to the trailing twelve-month actual adjusting rent of the Dutch Brothers Pylon to $500 per month per the lease terms. Other Income has historically included storage income, Pylon income, and a variety of fees and other income.
(2)	Percentage Rent was underwritten for Sushi Sushi ($41,285) and Five Guys ($6,477) based on the respective 2024 sales and percentage rent breakpoints per tenant leases.
(3)	Best Buy Straight Line Rent through lease expiration on March 31, 2028.
(4)	Rent Steps underwritten through March 2026.
(5)	The underwritten economic vacancy is 5.0%. The Treasure Valley Marketplace Property was 96.3% physically occupied as of March 1, 2025.
(6)	Replacement Reserves underwritten to $0.20 per SF, which is based on the concluded replacement reserves by the property condition report over a 7-year period, net of the $675,000 upfront roof reserve.
(7)	Tenant Improvements and Leasing Commissions were underwritten to $0.46 per SF each, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Retail – Anchored	Loan #2	Cut-off Date Balance:	$47,575,000
16365 North Marketplace Boulevard	Treasure Valley Marketplace	Cut-off Date LTV:	68.0%
Nampa, ID 83687		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.6%

Escrows and Reserves.

RE Taxes – The Treasure Valley Marketplace Mortgage Loan documents require an upfront deposit of $267,226 and ongoing monthly deposits of $42,417 for real estate taxes.

Insurance – The Treasure Valley Marketplace Mortgage Loan documents require an upfront deposit of $31,958 and ongoing monthly deposits of $6,087 for insurance.

Roof Replacement Reserve – The Treasure Valley Marketplace Mortgage Loan documents require an upfront deposit of $675,000 for roof replacement.

Outstanding TI/LC Reserve – The Treasure Valley Marketplace Mortgage Loan documents require an upfront deposit of $337,276 for outstanding tenant improvements and leasing commissions which includes tenant improvements and leasing commissions totaling $137,276 for Zullee and tenant improvements totaling $200,000 for Petco.

Free Rent Reserve – The Treasure Valley Marketplace Mortgage Loan documents require an upfront deposit of $28,161 for free rent which includes $17,507 for Cricket Wireless covering the months of May through September 2025 and a real estate credit of $10,654 for Olive Garden.

Immediate Repair Reserve – The Treasure Valley Marketplace Mortgage Loan documents require an upfront deposit of $27,500 for immediate repairs.

Replacement Reserve – The Treasure Valley Marketplace Mortgage Loan documents require ongoing monthly replacement reserve deposits of $4,955, provided, however, the borrower is not required to make such deposits at any time that the amount on deposit in such reserve equals or exceeds $223,635.

TI/LC Reserve – The Treasure Valley Marketplace Mortgage Loan documents require ongoing monthly TI/LC reserve deposits of $22,793, provided, however, the borrower is not required to make such deposits at any time that the amount on deposit in such reserve equals or exceeds $1,000,000.

Lockbox and Cash Management. The Treasure Valley Marketplace Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Cash Management Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox. Within ten business days after the first occurrence of a Cash Management Trigger Event, the borrower is required to deliver a notice to all tenants at the Treasure Valley Marketplace Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Cash Management Trigger Event exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Treasure Valley Marketplace Mortgage Loan documents. During a Cash Sweep Event (as defined below), any excess cash flow remaining after satisfaction of the payment priorities outlined in the Treasure Valley Marketplace Mortgage Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for the Treasure Valley Marketplace Mortgage Loan.

A “Cash Management Trigger Event” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	without waiving any event of default or the assessment of late charges arising therefrom, borrower’s second failure in any consecutive twelve-month period to pay a monthly debt service amount on a payment date; or
(iii)	the bankruptcy of the borrower; or
(iv)	bankruptcy of the Guarantor, provided, however in the event of a bankruptcy action of Bruning Guarantor, such bankruptcy action will only trigger a Cash Management Trigger Event if the lender, in its sole but reasonable judgment, concludes that such bankruptcy action of the Bruning Guarantor is reasonably likely to result in a material adverse effect, other than a material adverse effect that would be limited to affecting the Bruning Guarantor only, and not the Treasure Valley Marketplace Mortgage Loan, the Treasure Valley Marketplace Mortgage Loan documents (including the perfection and priority of any lien created under any Treasure Valley Marketplace Mortgage Loan document), the borrower, any other guarantor, any SPC Party (as defined below) or the Treasure Valley Marketplace Property; or
(v)	bankruptcy of the property manager; or
(vi)	the occurrence of a Cash Management DSCR Trigger Event (as defined below); or
(vii)	the occurrence of a Critical Tenant Trigger Event (as defined below).

A Cash Management Trigger Event will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of the related event of default; or
(ii)	with regard to clause (ii) above, timely payment of monthly debt service on twelve consecutive payment dates; or
(iii)	with regard to clause (iii) above, the bankruptcy being discharged, stayed or dismissed within thirty days of such filing; or
(iv)	with regard to clause (iv) above, (a) if caused by the Guarantor, the Guarantor’s bankruptcy being discharged, stayed or dismissed within thirty days of such filing, and (b) if caused by the Bruning Guarantor, the Bruning Guarantor’s bankruptcy being discharged, stayed or dismissed; or
(v)	with regard to clause (v) above, (a) the borrower replaces the property manager with a new property manager approved by the lender or (b) the property manager’s bankruptcy is discharged, stayed or dismissed within 120 days of such filing; or
(vi)	with regard to clause (vi) the Treasure Valley Marketplace Property reaching a debt service coverage ratio of 1.20x for two consecutive calendar quarters or
(vii)	with regard to clause (vii) above, the occurrence of a Critical Tenant Trigger Event Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Retail – Anchored	Loan #2	Cut-off Date Balance:	$47,575,000
16365 North Marketplace Boulevard	Treasure Valley Marketplace	Cut-off Date LTV:	68.0%
Nampa, ID 83687		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.6%

A “Cash Sweep Event” will commence upon any of the following:

(i)	the occurrence of an event of default; or
(ii)	the bankruptcy of the borrower; or
(iii)	bankruptcy of the Guarantor, provided, however in the event of a bankruptcy action of Bruning Guarantor, such bankruptcy action will only trigger a Cash Sweep Event if the lender, in its sole but reasonable judgment, concludes that such bankruptcy action of the Bruning Guarantor is reasonably likely to result in a material adverse effect, other than a material adverse effect that would be limited to affecting the Bruning Guarantor only, and not the Treasure Valley Marketplace Mortgage Loan, the Treasure Valley Marketplace Mortgage Loan documents (including the perfection and priority of any lien created under any Treasure Valley Marketplace Mortgage Loan document), the borrower, any other guarantor, any SPC Party or the Treasure Valley Marketplace Property; or
(iv)	bankruptcy of the property manager; or
(v)	the occurrence of a Cash Sweep DSCR Trigger Event (as defined below); or
(vi)	the occurrence of a Critical Tenant Trigger Event.

A Cash Sweep Event will end upon the occurrence of the following:

(viii)	with regard to clause (i) above, upon the cure of the related event of default; or
(ix)	with regard to clause (ii) above, the bankruptcy being discharged, stayed or dismissed within ninety days of such filing; or
(x)	with regard to clause (iii) above, (a) if caused by the Guarantor, the Guarantor’s bankruptcy being discharged, stayed or dismissed within ninety days of such filing, and (b) if caused by the Bruning Guarantor, the Bruning Guarantor’s bankruptcy being discharged, stayed or dismissed; or
(xi)	with regard to clause (iv) above, (a) the borrower replaces the property manager with a new property manager approved by the lender or (b) the property manager’s bankruptcy is discharged, stayed or dismissed within 120 days of such filing; or
(xii)	with regard to clause (v) the Treasure Valley Marketplace Property reaching a debt service coverage ratio of 1.20x for two consecutive calendar quarters or
(xiii)	with regard to clause (vi) above, the occurrence of a Critical Tenant Trigger Event Cure.

“SPC Party” means, with respect to any single purpose entity that is a limited liability company, a managing member that is a single purpose entity that owns at least 0.5% of the membership interest of such limited liability company.

A “Cash Management DSCR Trigger Event” means as of any date which occurs on or after May 6, 2026 on which the lender determines that the debt service coverage ratio based on the trailing twelve-month period immediately preceding the date of such determination is less than 1.15x.

A “Cash Sweep DSCR Trigger Event” means as of any date which occurs on or after May 6, 2026 on which the lender determines that the debt service coverage ratio based on the trailing twelve-month period immediately preceding the date of such determination is less than 1.15x.

A “Critical Tenant Trigger Event” will commence upon the earliest of the following:

(i)	the related Critical Tenant (as defined below) gives any written notice of its intention to not extend or renew its lease or to terminate its lease or the applicable Critical Tenant Lease (as defined below) is otherwise terminated; or
(ii)	on or prior to 12 months prior to the then applicable expiration date under its lease, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease; or
(iii)	on or prior to the date by which the related Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, such Critical Tenant fails to give such notice; or
(iv)	an event of default occurs under such Critical Tenant Lease following, to the extent required by such Critical Tenant Lease, written notice of such default and the expiration of any applicable cure period; or
(v)	a bankruptcy action of the related Critical Tenant or any guarantor of such Critical Tenant Lease occurs; or
(vi)	the related Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease; or
(vii)	the related Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs).

A Critical Tenant Trigger Event will end upon the occurrence of the following (each a “Critical Tenant Trigger Event Cure”):

(i)	with regard to clauses (i) (ii) and (iii) above, the date that (1) a Critical Tenant Lease Extension (as defined below) is executed and delivered by the borrower and the related Critical Tenant for all of the related Critical Tenant Space (as defined below) and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender have been deposited into the Critical Tenant TI/LC Account (as defined below), or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; or
(ii)	with regard to clause (iv) above, a cure of the applicable event of default; or
(iii)	with regard to clause (v) above, with respect to the bankruptcy of a Critical Tenant, the assumption of the related Critical Tenant Lease in the applicable bankruptcy proceeding, provided that the Critical Tenant is actually paying all rents and other amounts due under its lease, or of a guarantor of a Critical Tenant Lease, and with respect to a bankruptcy of a guarantor of a Critical Tenant Lease, such bankruptcy has been discharged, such guarantor remains obligated to perform its obligations under its guaranty of such Critical Tenant Lease and, in lender’s reasonable judgment, such guarantor’s ability to perform its obligations under such Critical Tenant Lease guaranty has not been materially affected by such bankruptcy; or
(iv)	with regard to clause (vi) above, the related Critical Tenant re-commences the payment of full unabated rent; or
(v)	with regard to clause (vii) above, the related Critical Tenant re-commences its normal business operations at its leased premises or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant” means each of Best Buy, Sofa Mart and any other tenant that later is occupying all or a portion of the space presently leased to a Critical Tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Retail – Anchored	Loan #2	Cut-off Date Balance:	$47,575,000
16365 North Marketplace Boulevard	Treasure Valley Marketplace	Cut-off Date LTV:	68.0%
Nampa, ID 83687		UW NCF DSCR:	1.38x
		UW NOI Debt Yield:	10.6%

A “Critical Tenant Lease” means the Best Buy lease, Sofa Mart lease, and any lease with another tenant that later is entered into pursuant to which such tenant leases all or a portion of the space presently leased to a Critical Tenant.

A “Critical Tenant Lease Extension” means, with respect to (i) Best Buy, such tenant exercising its 5-year extension right in accordance with its lease and (ii) Sofa Mart, such tenant exercising its 5-year extension right in accordance with its lease.

A “Critical Tenant Space” means the space demised under a Critical Tenant Lease.

A “Critical Tenant TI/LC Account” means a lender-controlled account into which the borrower is required to deposit all excess cash flow, which amounts will be held by the lender as additional security for the Treasure Valley Marketplace Mortgage Loan in the event of the occurrence of a Critical Tenant Trigger Event.

A “Critical Tenant Space Re-tenanting Event” means the date on which all of the following conditions have been satisfied with respect to a Critical Tenant Lease: (i) the related Critical Tenant Space has been leased to one or more replacement tenants for a term of at least five years and otherwise on terms and conditions reasonably acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant Space have been paid in full, and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant Space.

Terrorism Insurance. The Treasure Valley Marketplace Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Treasure Valley Marketplace Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 2-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
655 Third Avenue	655 Third Avenue	Cut-off Date LTV:	53.8%
New York, NY 10017		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	12.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
655 Third Avenue	655 Third Avenue	Cut-off Date LTV:	53.8%
New York, NY 10017		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	12.5%

Floor	Tenant / Space	SF	Expiration
30	Vacant	176 SF	
30	New Cingular Wireless PCS, LLC	500 SF	12/2032
30	Vacant	1,825 SF	
29	Vacant	1,787 SF	
29	Vacant	1,826 SF	
29	United American Securities	3,931 SF	6/2028
28	Arc Fund Manager LLC	5,945 SF	6/2029
28	Vacant	1,054 SF	
27	Nutter, McClennen, & Fish LLP	5,719 SF	10/2027
26	Disability Rights Advocates	2,167 SF	10/2027
26	Shinkin Central Bank	3,552 SF	9/2034
25	Vacant	2,716 SF	
25	Building Office	700 SF	
25	Vacant	2,163 SF	
24	Winick Realty Group LLC	5,719 SF	12/2034
23	Wenner-Gren Foundation for Anthropological Research Inc.	5,719 SF	6/2029
22	Vacant	5,728 SF	
21	Golden Arc, Inc.	5,500 SF	4/2029
21	Daventry Group LP	1,818 SF	4/2027
20	Vacant	291 SF	
20	Vacant	4,960 SF	
20	VisitDenmark	2,380 SF	6/2028
20	VisitSweden	268 SF	6/2025
19	Mitsubishi Gas Chemical America, In	7,340 SF	5/2032
18	Abbeville Press Inc.	2,593 SF	12/2025
18	Borrelli & Associates, PLLC	2,247 SF	6/2027
18	ACC10 New York Catalonia	3,077 SF	6/2027
18	Vacant	3,979 SF	
17	Vacant	561 SF	
17	The Permanent Mission of the Republic of Cyprus to The United Nations New York	11,939 SF	4/2030
16	Vacant	16,194 SF	
15	Kastle New York LLC	10,944 SF	4/2034
15	Vacant	6,664 SF	
14	Frendel, Brown & Weissman	6,499 SF	1/2035
14	Champion Garage Management Corp	3,960 SF	5/2027
14	Vacant	4,767 SF	
12	Savasta and Company, Inc.	7,759 SF	9/2025
12	Mitsubishi Chemical America, Inc.	14,218 SF	5/2032
11	Vacant	840 SF	
11	Vacant	15,797 SF	
11	Vacant	6,180 SF	
10	Clune Construction Company, L.P.	23,437 SF	6/2035
9	OceanFirst Bank	6,610 SF	11/2027
9	Vacant	1,662 SF	
9	Vacant	11,407 SF	
8	Abacus Information Technology, LLC	7,074 SF	7/2027
8	Abacus Information Technology, LLC	5,986 SF	7/2027
8	Abacus Information Technology, LLC	7,015 SF	7/2027
7	Travel Yesterday Inc.	9,977 SF	9/2029
7	Big East Conference, Inc	13,742 SF	12/2025
6	The New York State Urban Development Corporation	23,515 SF	10/2045
5	The New York State Urban Development Corporation	23,515 SF	10/2045
4	The New York State Urban Development Corporation	23,515 SF	10/2045
3	The New York State Urban Development Corporation	23,515 SF	10/2045
2	The New York State Urban Development Corporation	23,516 SF	10/2045
1	The Gap, Inc.	15,942 SF	1/2028
1	OceanFirst Bank, N.A.	2,115 SF	11/2027
1	Pret 655 Third Avenue Inc.	2,305 SF	3/2031

Vacant | Building | 2025 - 2026 | 2027 - 2028 | 2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
655 Third Avenue	655 Third Avenue	Cut-off Date LTV:	53.8%
New York, NY 10017		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	12.5%

655 Third Avenue
655 Third Avenue
New York, NY 10017
MANHATTAN
East Side
Murray Hill
Kips Bay
East River
FDR Drive
QUEENS-MIDTOWN TUNNEL
LONG ISLAND RAILROAD
Ferry
METRO NORTH
UNITED NATIONS
Robert Moses Playground
St. Vartan's Park
NYU Medical Center
Tisch Hospital
KIDS of NY Pediatric Emergency Care Center
NYU Langone Health Science Bldg.
NYU School of Medicine
China Mission
Lever House
399 Park
Citigroup Center
Lipstick Building
Park Avenue Plaza
Seagram Building
599 Lexington Avenue
875 Third
Consulate General of Hungary
The River Club of New York
345 Park
Consulate General of South Africa
Pod 51
St. Patrick's Cathedral
Lotte NY Palace
The Kimberly Hotel
The Benjamin Royal Sonesta NY
Saks Fifth Avenue
Colgate-Palmolive Company
Consulate General of Germany
Tower 49
Inter Continental NY Barclay
Residence Inn By Marriott NY Midtown East
Consulate of the Republic of Singapore
JPMorgan Chase
The Lexington Hotel
Roger Smith Hotel
Permanent Mission of Jamaica
British Consulate General NY
Consulate General of Estonia
Japan Society
565 Fifth Ave.
383 Madison
245 Park Avenue
485 Lexington
747 Third Avenue
Club Quarters Grand Central
450 Lexington Avenue
2 Grand Central Tower
Consulate General of Nepal
Consulate General of Nigeria
Millennium Hilton NY One UN Plaza
MetLife Building
Grand Central Terminal
Fitzpatrick Grand Central
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Hampton Inn Manhattan Grand Central
Consulate General of Ecuador
505 Fifth Ave.
One Vanderbilt
Hyatt Grand Central NY
Chrysler Building
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Consulate General of Australia
The Westin NY Grand Central
Daily News
Consulate General of Switzerland
425 Fifth Ave.
260 Madison Ave.
Hotel NH Collection New York
The Shelburne Sonesta New York
Consulate General of Romania
Consulate General of Poland
The Prince Kitano New York
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
495
QUEENS
West New York
North Bergen
Weehawken
Upper West Side
Central Park
Upper East Side
Astoria
West Side
East Side
Long Island City
Midtown
Union City
HUDSON COUNTY
Greenpoint
Chelsea
MANHATTAN
Williamsburg
Hoboken
Hudson River
Greenwich Village
East River
NEW JERSEY
Little Italy
Lower East Side
SoHo
Chinatown
BROOKLYN
Tribeca
Financial District
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Mortgage Loan No. 3 – 655 Third Avenue

Mortgage Loan Information				Property Information

Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	New York, NY 10017
Original Balance(1):	$45,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$45,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1958/2025
Borrower Sponsor:	The Durst Organization			Size:	421,851 SF
Guarantor:	The Durst Company LLC			Cut-off Date Balance PSF(1):	$166
Mortgage Rate:	7.3710%			Maturity Balance PSF(1):	$166
Note Date:	4/21/2025			Property Manager:	Royal Realty Corp.
Maturity Date:	5/6/2030				(borrower affiliated)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$8,721,290
Seasoning:	0 months			UW NCF	$8,106,358
Prepayment Provisions(2):	YM1(53),O(7)			UW NOI Debt Yield(1):	12.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	11.6%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.5%
Additional Debt Balance(1):	$25,000,000			UW NCF DSCR(1):	1.55x
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			Most Recent NOI(5)(6):	$5,574,000 (12/31/2024)
				2nd Most Recent NOI(6):	$3,216,654 (12/31/2023)
				3rd Most Recent NOI(6):	$7,403,214 (12/31/2022)
Reserves(4)				Most Recent Occupancy(6):	78.5% (3/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	67.0% (12/31/2023)
RE Taxes:	$2,533,560	$506,712	NAP	3rd Most Recent Occupancy(6):	58.0% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$130,000,000 (4/1/2025)
Replacement Reserve:	$0	$5,743	$137,829	Appraised Value PSF:	$308
TI/LC Reserves:	$2,000,000	$35,154	NAP	Cut-off Date LTV Ratio(1):	53.8%
Unfunded Obligations Reserve:	$753,019	$0	NAP	Maturity Date LTV Ratio(1):	53.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$70,000,000	100.0%	Loan Payoff:	$60,219,183	86.0%
			Upfront Reserves:	$5,286,579	7.6%
			Return of Equity:	$3,514,147	5.0%
			Closing Costs:	$980,091	1.4%
Total Sources:	$70,000,000	100.0%	Total Uses:	$70,000,000	100.0%

(1)	The 655 Third Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $70,000,000. The information presented is based on the 655 Third Avenue Whole Loan (as defined below).
(2)	Prepayment of the 655 Third Avenue Whole Loan in whole or part, with a prepayment fee of the greater of 1.00% of the amount prepaid and a yield maintenance premium, is permitted at any time after June 5, 2025. On and after November 6, 2029 prepayment is permitted without a prepayment fee.
(3)	See “Mezzanine Loan and Preferred Equity” section.
(4)	See “Escrows” below.
(5)	The increase from Most Recent NOI to UW NOI is primarily attributable to The New York State Urban Development Corporation executing a new lease for 122,577 SF at the 655 Third Avenue Property (as defined below) that began in March 2024.
(6)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to certain tenants vacating the 655 Third Avenue Property in 2022 and 2023. The subsequent increase in Most Recent NOI and Most Recent Occupancy is primarily attributable to subsequent lease-up at the 655 Third Avenue Property which included seven new office leases at the 655 Third Avenue Property in 2024 which account for 39.7% of net rentable area and 45.6% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
655 Third Avenue	655 Third Avenue	Cut-off Date LTV:	53.8%
New York, NY 10017		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	12.5%

The Mortgage Loan. The third largest mortgage loan (the “655 Third Avenue Mortgage Loan”) is part of a whole loan (the “655 Third Avenue Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $70,000,000. The 655 Third Avenue Whole Loan is secured by a first priority fee interest in an office building with ground floor retail totaling 421,851 square feet located in New York, New York (the “655 Third Avenue Property”). The 655 Third Avenue Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $40,000,000 and the non-controlling Note A-2-2 with an original principal balance of $5,000,000. The 655 Third Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C4 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

655 Third Avenue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	WFCM 2025-5C4	Yes
A-2-1(1)	$25,000,000	$25,000,000	CREFI	No
A-2-2	$5,000,000	$5,000,000	WFCM 2025-5C4	No
Total	$70,000,000	$70,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsors. The borrower is DOLP 655 Properties II LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 655 Third Avenue Whole Loan.

The borrower sponsor is The Durst Organization and the non-recourse carveout guarantor is The Durst Company, LLC. Founded in 1915 by Joseph Durst, the Durst Organization is still owned and managed by the Durst family and is currently run by Joseph’s grandchildren, Jody and Douglas. The Durst Organization develops, builds, owns and manages office towers and residential buildings across the United States. The Durst Organization is the owner, manager and builder of 13 million square feet of Manhattan office towers and over three million square feet of residential properties with 3,400 rental apartments built, and over 3,500 in the pipeline. Including the 655 Third Avenue Property, the Durst Organization owns 13 properties in the Midtown Manhattan market.

The Property. The 655 Third Avenue Property is a 30-story, 421,851 square foot, LEED Gold, Class A office building located approximately two blocks from Grand Central Station in the Midtown Manhattan neighborhood of New York, New York. The 655 Third Avenue Property was originally constructed in 1958 and most recently renovated in 2025. Since 2014, the borrower sponsor has invested approximately $67.4 million in building and tenant improvements at the 655 Third Avenue Property. Recent renovations have included upgrades to floor interiors, the lobby, building exteriors and sustainability measures. The 655 Third Avenue Property features 20,362 SF of ground floor retail space which as of March 1, 2025, was 100.0% leased to three tenants, Pret-A-Manger, OceanFirst Bank, and The Gap, which account for 12.2% of underwritten base rent. The 655 Third Avenue Property also features 13,788 SF of storage space which as of March 1, 2025, was 66.8% occupied and accounts for 1.0% of underwritten base rent.

The tenant roster at the 655 Third Avenue Property features 32 tenants across various industries such as government, technology, finance, and industrials. The 655 Third Avenue Property has experienced strong leasing momentum since 2023, having executed 11 new office leases accounting for 44.9% of net rentable area and 51.8% of underwritten base rent. As of March 1, 2025, the 655 Third Avenue Property was 78.5% leased with a weighted average lease term remaining of approximately 11.0 years.

Major Tenants.

The New York State Urban Development Corporation (122,577 SF, 29.1% of NRA; 32.3% of underwritten base rent). Created in 1968, The New York State Urban Development Corporation is now known as the Empire State Development Corporation and is a public benefit corporation that promotes economic and real estate development in New York State. The Empire State Development Corporation has been a tenant at the 655 Third Avenue Property since March 2024 with a lease term through October 2045 with either two, five-year, one ten-year or one 15-year renewal option. The Empire State Development Corporation has the option to terminate its lease as of October 31, 2035 or October 31, 2040 with at least 24 months’ written notice. The tenant also has the right to terminate its lease in part, as to not less than half of a full floor and not more than one full floor, as of each of October 31, 2030, October 31, 2035 and October 31, 2040, upon not less than 18 months’ notice and payment of a termination fee. In addition, the tenant has abated rent for its storage space through September 30, 2025, which was reserved for at origination.

Clune Construction Company, L.P. (23,437 SF, 5.6% of NRA; 6.4% of underwritten base rent). Founded in 1997, Clune Construction Company, L.P. (“Clune Construction”) is a national general contractor with offices in New York, Chicago, Los Angeles, Dallas, Phoenix, San Francisco and Washington DC. Clune Construction has a workforce of over 800 employee-owners. Clune Construction has been a tenant at the 655 Third Avenue Property since April 2024 and has a lease term through June 30, 2035 with one, five-year renewal options and no termination options.

Mitsubishi Chemical America, Inc. (21,558 SF, 5.1% of NRA; 7.4% of underwritten base rent). Mitsubishi Chemical America, Inc. (“Mitsubishi Chemical”) is the primary Americas subsidiary of Mitsubishi Chemical Group, a Japanese chemical company that develops, produces, and sells performance products, health care products, industrial materials, and other chemicals. Mitsubishi Chemical has been a tenant at the 655 Third Avenue Property since January 2018 and has a lease term through May 31, 2032 with no renewal options. Mitsubishi Chemical has the option to terminate 7,340 SF of its space at the 655 Third Avenue Property on May 31, 2029 with written notice at least 24-months prior.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
655 Third Avenue	655 Third Avenue	Cut-off Date LTV:	53.8%
New York, NY 10017		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	12.5%

The following table presents certain information relating to the tenancy at the 655 Third Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
The New York State Urban Development Corporation	NR/NR/NR	122,577	29.1%	$6,814,217	32.3%	$55.59	10/31/2045	Y(3)	Various(4)
Clune Construction Company, L.P.	NR/NR/NR	23,437	5.6%	$1,359,346	6.4%	$58.00	6/30/2035	N	1 x 5 yr
Mitsubishi Chemical America, Inc.	NR/A2/A	21,558	5.1%	$1,559,054	7.4%	$72.32	5/31/2032	Y (5)	N
Abacus Information Technology LLC	NR/NR/NR	20,075	4.8%	$1,302,642	6.2%	$64.89	7/31/2027	Y(6)	1 x 5 yr(7)
The Gap, Inc.	NR/Ba2/BB	15,942	3.8%	$1,900,155	9.0%	$119.19	1/31/2028	N	N
Big East Conference, Inc	NR/NR/NR	13,742	3.3%	$783,294	3.7%	$57.00	12/31/2025	N	1 x 5 yr
The Permanent Mission of The Republic of Cyprus to The United Nations New York	NR/NR/NR	11,939	2.8%	$883,486	4.2%	$74.00	4/30/2030	N	1 x 2 yr
Kastle New York LLC	NR/NR/NR	10,944	2.6%	$627,040	3.0%	$57.30	4/30/2034	Y(8)	1 x 5 yr
Travel Yesterday Inc.	NR/NR/NR	9,977	2.4%	$625,285	3.0%	$62.67	Various(9)	N	1 x 5 yr(9)
OceanFirst Bank, N.A.	NR/Baa3/NR	8,725	2.1%	$733,680	3.5%	$84.09	11/30/2027	Y(10)	1 x 5 yr(11)
Subtotal/Wtd. Avg.		258,916	61.4%	$16,588,199	78.6%	$64.07
Other Tenants		72,358	17.2%	$4,518,984	21.4%	$62.45
Occupied Collateral Total		331,274	78.5%	$21,107,183	100.0%	$63.72
Vacant Space		90,577	21.5%
Total/Wtd. Avg.		421,851	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2025.
(2)	Represents the credit rating of the parent company, whether or not the parent guarantees the lease.
(3)	The New York State Urban Development Corporation (now known as the Empire State Development Corporation) has two one-time options to terminate its lease effective October 31, 2035 or October 31, 2040, upon 24 months’ notice. The tenant also has the right to terminate its lease in part, as to not less than half a full floor and not more one full floor, as of each of October 31, 2030, October 31, 2035 and October 31, 2040, upon not less than 18 months’ notice and payment of a termination fee. In addition, the tenant has abated rent for its storage space through September 30, 2025, which was reserved for at origination.
(4)	The New York State Urban Development Corporation has either (i) 2, 5-year options; (ii) 1, 10-year option; or (iii) 1, 15-year option to renew its lease.
(5)	Mitsubishi Chemical America, Inc. has a one-time termination option for 7,340 SF of its space, effective May 31, 2029, upon 24 months’ notice.
(6)	Abacus Information Technology LLC has the option to terminate 396 SF of its total occupied space at any time upon no less than 30 days advance notice.
(7)	Abacus Information Technology LLC occupies 20,075 SF at the 655 Third Avenue Property, all of which is set to expire July 31, 2027. It has one, five-year renewal option for 19,679 SF of that space, but does not have the option to renew its lease for 396 SF of that space.
(8)	Kastle New York LLC has a one-time option to terminate its lease effective as of April 30, 2031 upon no less than 15 months’ notice.
(9)	Travel Yesterday Inc, occupies 9,977 SF at the 655 Third Avenue Property with 516 SF of that space set to expire January 31, 2029 and 9,461 SF of that space set to expire September 30, 2029. It has one, five-year renewal option for 9,461 SF of that space, but does not have the option to renew its lease for 516 SF of that space.
(10)	Ocean First Bank, N.A has a one-time termination option applicable to 6,610 SF of its space, upon at least 6 months’ prior written notice.
(11)	Ocean First Bank, N.A. has one, five-year renewal option for 2,115 SF of its space, but does not have the option to renew for 6,610 SF of its space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
655 Third Avenue	655 Third Avenue	Cut-off Date LTV:	53.8%
New York, NY 10017		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	12.5%

The following table presents certain information relating to the lease rollover schedule at the 655 Third Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025(4)	5	24,362	5.8%	5.8%	$1,302,406	6.2%	6.2%	$53.46
2026	0	0	0.0%	5.8%	$0	0.0%	6.2%	$0.00
2027	8	47,788	11.3%	17.1%	$3,307,582	15.7%	21.8%	$69.21
2028(5)	5	22,253	5.3%	22.4%	$2,295,257	10.9%	32.7%	$103.14
2029	4	27,141	6.4%	28.8%	$1,612,866	7.6%	40.4%	$59.43
2030	1	11,939	2.8%	31.6%	$883,486	4.2%	44.5%	$74.00
2031	1	2,305	0.5%	32.2%	$350,000	1.7%	46.2%	$151.84
2032(6)	2	22,058	5.2%	37.4%	$1,559,054	7.4%	53.6%	$70.68
2033	0	0	0.0%	37.4%	$0	0.0%	53.6%	$0.00
2034	3	20,215	4.8%	42.2%	$1,272,023	6.0%	59.6%	$62.92
2035	2	29,936	7.1%	49.3%	$1,710,292	8.1%	67.7%	$57.13
Thereafter	2	123,277	29.2%	78.5%	$6,814,217	32.3%	100.0%	$55.28
Vacant	0	90,577	21.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	33	421,851	100.0%		$21,107,183	100.0%		$63.72
(1)	Based on the underwritten rent roll dated March 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling and Wtd. Avg. UW Rent PSF Rolling does not include vacant space.
(4)	MTM/2025 includes a Telecommunications License Agreement to Lightower Fiber Networks I, LLC which occupies 0 SF at the property on a month-to-month basis and accounts for $15,001 of base rent.
(5)	2028 includes a Telecommunications License Agreement to RCN Telecom Services of New York which occupies 0 SF at the property and accounts for $12,375 of base rent as well as a Telecommunications and License Agreement to Cogen Communications Inc., which occupies 0 SF at the property and accounts for $10,419 in base rent.
(6)	2032 includes a License Agreement to New Cingular Wireless PCS, LCC which occupies 500 SF at the property, but to which no base rent is attributable.

The Market. The 655 Third Avenue Property is located at 655 Third Avenue in the Grand Central office submarket of Midtown Manhattan. The 655 Third Avenue Property benefits from its proximity to Grand Central Terminal which provides access to a large transportation network servicing the 4, 5, 6, 7 and S subway lines along with access to 11 Long Island Railroad lines, the Metro-North Railroad, and the Metropolitan Transit Authority bus system. The neighborhood surrounding Grand Central Terminal primarily consists of commercial buildings and is known for its shopping, fine dining, and various forms of entertainment. According to the appraisal, as of December 31, 2024, the Grand Central office submarket had Class A inventory of 37,073,446 SF, a direct vacancy rate of 15.4% and a direct rental rate of $75.05 per square foot.

The appraisal identified eight comparable buildings located within the Grand Central submarket with rents ranging from $57.00 to $90.00 per square foot, modified gross. The appraisal concluded a market rent for the 655 Third Avenue Property of $59.00 to $70.00 per square foot, modified gross, for the office space, $25.00 per square foot gross for the storage space, and $75.00 to $150.00 per square foot, modified gross, for the retail space.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 655 Third Avenue Property:

Market Rent Summary
	Storage	Retail	Office (Floors 2-6)	Office (Floors 7-14)	Office (Floors 15-19)	Office (Floors 20-30)
Market Rent (PSF)	$25.00	$75.00-$150.00	$59.00	$62.00	$66.00	$70.00
Lease Term (Years)	10	10	5 - 10	5 - 10	5 - 10	5 - 10
Lease Type	Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Escalations	3.0% annually	3.0% annually	8.50% incr. in Yr. 6	8.50% incr. in Yr. 6	8.50% incr. in Yr. 6	8.50% incr. in Yr. 6
Tenant Improvements (New/Renewal)	$0.00	$0.00 - $50.00 / $0.00 - $25.00	$140.00 - $150.00 / $28.00 - $75.00	$140.00 - $150.00 / $28.00 - $75.00	$140.00 - $150.00 / $28.00 - $75.00	$140.00 - $150.00 / $28.00 - $75.00
Leasing Commissions (New/Renewal)	4.80% / 2.40%	4.80% / 2.40%	4.80% - 5.85% / 2.40% - 2.925%	4.80% - 5.85% / 2.40% - 2.925%	4.80% - 5.85% / 2.40% - 2.925%	4.80% - 5.85% / 2.40% - 2.925%
Free Rent (Months) (New/Renewal)	3 / 1.5	6 / 3	6-12 / 3-6	6-12 / 3-6	6-12 / 3-6	6-12 / 3-6

Source:	Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
655 Third Avenue	655 Third Avenue	Cut-off Date LTV:	53.8%
New York, NY 10017		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	12.5%

The following table presents certain information relating to comparable office leases for the 655 Third Avenue Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
655 Third Avenue(2) New York, NY	1958 / 2025	421,851	Clune Construction Company, L.P.	23,437	Apr-2024	11.25	$58.00	Modified Gross
140 East 45th Street New York, NY	1982 / 2013	576,000	Clyde & Co.	22,818	Jan-2025	15.83	$75.00-$85.00	Modified Gross
780 Third Avenue New York, NY	1984 / 2022	484,005	AARP	13,037	Jan-2025	7.67	$66.00-$71.00	Modified Gross
600 Third Avenue New York, NY	1970 / 2019	536,017	Aaronson Rappaport Feinstein & Deutsch	42,764	Jan-2025	16.25	$57.00-$67.00	Modified Gross
780 Third Avenue New York, NY	1984 / 2022	484,005	Lincolnshire Management	10,106	Dec-2024	10.75	$85.00-$90.00	Modified Gross
485 Lexington Avenue New York, NY	1956 / 2006	733,173	Travelers Insurance	133,479	Dec-2024	11.17	$61.00-$66.00	Modified Gross
425 Lexington Avenue New York, NY	1987 / 2004	675,082	Simpson Thacher & Bartlett	116,334	Oct-2024	6.92	$73.00-$75.00	Modified Gross
666 Third Avenue New York, NY	1952 / 2022	734,024	Global Liquid Markets, LLC	18,618	Aug-2024	7.83	$76.00-$82.00	Modified Gross
825 Third Avenue New York, NY	1969 / 2022	512,009	Allied Irish Bank	11,054	Jun-2024	11.00	$81.00-$87.00	Modified Gross
(1)	Source: Appraisal.
(2)	Source: Underwritten Rent Roll.

Appraisal. The appraisal concluded to an “as-is” value of $130,000,000 as of April 1, 2025 for the 655 Third Avenue Property.

Environmental Matters. According to the Phase I environmental site assessment dated March 20, 2025, there was no evidence of any recognized environmental conditions at the 655 Third Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
655 Third Avenue	655 Third Avenue	Cut-off Date LTV:	53.8%
New York, NY 10017		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	12.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 655 Third Avenue Property:

Cash Flow Analysis
	2021	2022(1)	2023(1)	2024(1)(2)	UW(2)	UW PSF
Base Rent	$20,815,092	$19,112,433	$15,917,329	$17,968,096	$21,022,748	$49.83
Contractual Rent Steps	0	0	0	0	84,435	$0.20
Potential Income from Vacant Space	0	0	0	0	5,688,678	$13.49
Gross Potential Rent	$20,815,092	$19,112,433	$15,917,329	$17,968,096	$26,795,861	$63.52
Total Reimbursements	2,592,395	2,542,428	1,210,411	648,216	721,152	$1.71
Net Rental Income	$23,407,487	$21,654,861	$17,127,740	$18,616,312	$27,517,013	$65.23
Other Income(3)	$497,438	$578,565	$572,132	$834,603	$834,603	$1.98
(Vacancy & Credit Loss)	(223,584)	(303,392)	(70,529)	(44,647)	(5,688,678)	($13.49)
Effective Gross Income	$23,681,341	$21,930,034	$17,629,343	$19,406,268	$22,662,938	$53.72

Real Estate Taxes	5,835,592	5,845,968	5,728,324	5,747,808	5,949,062	$14.10
Insurance	605,837	604,077	645,879	634,944	445,370	$1.06
Management Fee	710,440	657,901	528,880	582,188	679,888	$1.61
Payroll & Benefits	3,152,782	3,490,573	3,192,667	3,196,961	3,196,961	$7.58
Repairs & Maintenance	1,582,241	1,337,564	1,468,417	943,850	943,850	$2.24
Other Operating Expenses(4)	1,906,915	2,590,737	2,848,522	2,726,517	2,726,517	$6.46
Total Expenses	$13,793,807	$14,526,820	$14,412,689	$13,832,268	$13,941,649	$33.05

Net Operating Income	$9,887,534	$7,403,214	$3,216,654	$5,574,000	$8,721,290	$20.67
Replacement Reserves	0	0	0	0	68,914	$0.16
TI/LC	0	0	0	0	546,017	$1.29
Net Cash Flow	$9,887,534	$7,403,214	$3,216,654	$5,574,000	$8,106,358	$19.22

Occupancy %(5)	91.0%	58.0%	67.0%	85.0%	79.3%
NOI DSCR(6)	1.89x	1.42x	0.61x	1.07x	1.67x
NCF DSCR(6)	1.89x	1.42x	0.61x	1.07x	1.55x
NOI Debt Yield(6)	14.1%	10.6%	4.6%	8.0%	12.5%
NCF Debt Yield(6)	14.1%	10.6%	4.6%	8.0%	11.6%

(1)	The decrease from 2022 to 2023 Net Operating Income is primarily attributable to certain large tenants vacating the 655 Third Avenue Property in 2022 and 2023. The subsequent increase in 2024 Net Operating Income and Occupancy % is primarily attributable to subsequent lease-up at the 655 Third Avenue Property which included seven new office leases at the 655 Third Avenue Property in 2024 which account for 39.7% of net rentable area and 45.6% of underwritten base rent.
(2)	The increase from 2024 Net Operating Income to UW Net Operating Income is primarily attributable to The New York State Urban Development Corporation executing a new lease for 122,577 SF at the 655 Third Avenue Property that began in March 2024.
(3)	Other Income includes income from non-contractual, above standard work, as well as license fees.
(4)	Other Operating Expenses include utilities, and general and administrative expenses.
(5)	Historical occupancies represent average annual physical occupancies. The UW Occupancy % represents the economic occupancy.
(6)	Metrics are based on the 655 Third Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
655 Third Avenue	655 Third Avenue	Cut-off Date LTV:	53.8%
New York, NY 10017		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	12.5%

Escrows.

At origination of the 655 Third Avenue Whole Loan, the borrower deposited approximately (i) $2,533,560 into a real estate tax reserve account, (ii) $753,019 into a reserve account for unfunded free rent credits and leasing commissions obligations, and (iii) $2,000,000 into a leasing reserve account.

Real Estate Taxes – The loan documents require ongoing monthly reserves for real estate taxes in an amount equal to 1/6th of the real estate taxes that the lender reasonably estimates will be payable during the next 6 months, initially $506,712.

Insurance – If the liability or casualty policies covering the 655 Third Avenue Property do not constitute an approved blanket or umbrella policy, or the lender requires the borrower to obtain a separate policy, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. . At origination of the 655 Third Avenue Whole Loan, an acceptable blanket policy was in place.

Capital Expenditures Reserve – The loan documents require an ongoing monthly capital expenditures reserve deposit of approximately $5,743, provided that such deposits are not required to be made at any time that they would cause the amount of funds on deposit in the capital expenditure reserve account to exceed approximately $137,829.

Leasing Reserve – In addition to the upfront deposit described above, the loan documents require the borrower to make ongoing monthly deposits of approximately $35,154 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The 655 Third Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct the tenants to pay rent directly into the lockbox account, and to deposit or direct the property manager to deposit any rents otherwise received in such account within two business days after receipt. On each business day, the lockbox bank is required to transfer amounts on deposit in the lockbox account into the borrower operating account or otherwise at the direction of the borrower unless a Trigger Period (as defined below) exists, in which case such funds shall be transferred to a lender controlled cash management account.to be applied and disbursed in accordance with the 655 Third Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 655 Third Avenue Whole Loan documents are required (i) if the Trigger Period relates solely to a Mezzanine Trigger Period (as defined below), to be deposited with the applicable mezzanine lender and (ii) otherwise, to be held by the lender in an excess cash flow reserve account as additional collateral for the 655 Third Avenue Whole Loan; provided that upon the borrower’s request, the lender is required to disburse funds in the excess cash flow account to pay shortfalls in the required deposits for operating expenses. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided that any such amounts required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained in such account until the leasing commissions, tenant improvements, and free rent being reserved for have been paid or expired and the applicable tenant is paying full rent. Upon an event of default under the 655 Third Avenue Whole Loan documents, the lender may apply funds in the accounts to the debt in such priority as it may determine; provided, that unless a Priority Payment Cessation Period (as defined below) has occurred, the lender is required to continue to apply funds to make deposits into the tax and insurance reserves and pay operating expenses. A “Priority Payment Cessation Period” means the period of time after (i) the acceleration of the 655 Third Avenue Whole Loan, (ii) the initiation of (a) judicial or non-judicial foreclosure proceedings, (b) proceedings for the appointment of a receiver, or (c) similar remedies permitted by the loan documents and/or (iii) the imposition of a stay, an injunction, or a similar judicially-imposed device that has the effect of preventing the lender from exercising its remedies under the loan documents.

A “Trigger Period” shall mean (a) a Default Trigger Period, (b) a Mezzanine Trigger Period, (c) a Low Cash Flow Period or (d) a Specified Tenant Trigger Period.

A “Default Trigger Period” means a period (A) commencing upon the occurrence and during the continuance of an event of default and (B) expiring upon the cure (if applicable) or waiver by the lender in writing of such event of default; provided, however, such period will not commence unless and until notice of commencement of such period is delivered to the borrower by the lender.

A “Mezzanine Trigger Period” means, if a mezzanine loan is outstanding, a period that will commence and continue for so long as an event of default beyond applicable notice and/or grace periods has occurred and is continuing under the mezzanine loan.

A “Low Cash Flow Period” means a period (a) commencing upon the debt service coverage ratio (based only on the 655 Third Avenue Whole Loan and not any mezzanine loan) being less than 1.20x ; and (b) expiring upon the date that either (x) the borrower makes a prepayment of the 655 Third Avenue Whole Loan in an amount sufficient to cause the debt service coverage ratio (based only on the 655 Third Avenue Whole Loan) to be equal to 1.20x, or delivers to the lender cash or a letter of credit in such amount, or (y) the debt service coverage ratio (based only on the 655 Third Avenue Whole Loan) is equal to or greater than 1.20x for one fiscal quarter.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant (as defined below) being in default under its lease beyond all applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of its space (or applicable portion thereof), (iii) other than in connection with a Permitted Go Dark Event (as defined below), (x) Specified Tenant failing to be open for business during customary hours in its space (or applicable portion thereof) and/or (y) “going dark” in more than 25% of its space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of its space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect and (vi) any bankruptcy or similar insolvency of Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (including, without limitation, a duly executed estoppel from the applicable Specified Tenant acceptable to the lender) of: (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the loan agreement, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay) and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting (such accumulation of funds, the “Specified Tenant Excess Cash Flow Condition”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
655 Third Avenue	655 Third Avenue	Cut-off Date LTV:	53.8%
New York, NY 10017		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	12.5%

A ”Permitted Dark Event” will be deemed to occur with respect to a tenant that has discontinued operations or “gone dark” in all or any portion of its leased premises to the extent (and for so long as) one or more of the following conditions is satisfied: (a) the discontinuation is in order to comply with governmental restrictions which restrict the use or occupancy of the 655 Third Avenue Property, and the tenant resumes operations in its premises within 180 days after such government restrictions are lifted; (b) the discontinuation: (i) is related to ongoing standard and customary upgrades or renovations in accordance with the applicable lease and the closure is not anticipated to and does not actually last for more than 180 days; (c) the discontinuation is in connection with an ongoing restoration of the 655 Third Avenue Property, and the tenant resumes operations in its premises within 180 days after the restoration is complete; (d) the tenant (or any parent entity thereof that has guaranteed all of said tenant’s obligations) maintains an investment grade rating; or (e) portions of the tenant’s leased premises are not being utilized due to the tenant’s implementation of a “hybrid work” program.

A “Specified Tenant” means, as applicable, (i) The New York State Urban Development Corporation (d/b/a Empire State Development), together with any successors and/or assigns thereof, and (ii) any person replacing The New York State Urban Development Corporation (d/b/a Empire State Development) as a tenant that (together with any affiliates thereof) leases (in the aggregate) the Specified Tenant space (or any portion thereof) whose lease (or leases) (x) demises, in the aggregate, 15% or more of leasable square feet of the 655 Third Avenue Property or (y) accounts for, in the aggregate, 15% or more of the total rental income for the 655 Third Avenue Property.

The “Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under its lease, (ii) the applicable Specified Tenant is in actual, physical possession of its space (or applicable portion thereof) and, unless a permitted dark event is ongoing with respect to the applicable Specified Tenant, open for business during customary hours, and not “dark” in 75% or more of its space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed such lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or its lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction and (v) the applicable Specified Tenant is paying full, unabated rent under its lease.

Mezzanine Loan and Preferred Equity. The holder of the direct equity interests in the borrower may incur a mezzanine loan secured by its equity interests in the borrower, provided that, among other conditions, (i) no event of default exists under the 655 Third Avenue Whole Loan; (ii) the maximum principal amount of the mezzanine loan may not exceed the amount which would result in (a) the aggregate loan-to-value ratio as of the closing of the mezzanine loan being greater than 54.00%, (b) the aggregate debt yield as of the closing of the mezzanine loan being less than 11.00%, and (c) the aggregate debt service coverage ratio as of the closing of the mezzanine loan being less than 1.50x; (iii) the mezzanine loan is junior and subordinate to the mortgage loan, (iv) the maturity of the mezzanine loan will not be earlier than that of the 655 Third Avenue Whole Loan, (v) if the mezzanine loan has a floating rate, the borrower has obtained an interest rate cap which provides for a “strike rate” that results in an aggregate debt service coverage ratio not less than 1.50x, (vi) delivery of an intercreditor agreement reasonably satisfactory to the lender and satisfactory to the rating agencies, and (vii) receipt of rating agency confirmation that the mezzanine loan will not result in the downgrade of the rating of the Certificates. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Terrorism Insurance. The 655 Third Avenue Whole Loan documents require an “all risk” or “special perils” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, and (ii) terrorism coverage as defined by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”). The borrower is permitted to obtain terrorism coverage from SBD Insurance Company, a captive insurance company wholly owned and controlled by a borrower affiliate, or another captive insurance company, with a deductible of no greater than $1,000,000 plus that as calculated pursuant to TRIPRA, subject to satisfaction of certain conditions. The related Whole Loan documents also permit terrorism insurance to be obtained from lower rated insurers if such insurance is not available from insurers with the ratings otherwise required under the Whole Loan documents. Further, the borrower is not required to spend more than $1,000,000 on terrorism insurance premiums, as increased by a consumer price index adjustment, provided that the cap will never be higher than $2,000,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$39,191,779
2395 Progress Drive	Marriott Cincinnati Airport	Cut-off Date LTV:	60.4%
Hebron, KY 41048		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	15.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$39,191,779
2395 Progress Drive	Marriott Cincinnati Airport	Cut-off Date LTV:	60.4%
Hebron, KY 41048		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	15.1%

Marriott Cincinnati Airport
2395 Progress Drive
Hebron, KY 41048
Mack
Bridgetown
Cheviot
Bridgetown Rd
Lawrence Rd
Werk Rd
Ebenezer Rd
Western Hills Plaza
Western Village
Boudinot Ave
Harrison Ave
Woodland GC
Mercy Health - Queen City Medical Center
Glenway Crossing
Glenway Ave
HAMILTON COUNTY
Covedale
Western Hills CC
Western Hills Square
Rapid Run Park
Concord Village
Lakeview Shopping Center
Cleves Warsaw Pike
Rapid Run Rd
Anderson Ferry Rd
Neeb Rd
CINCINNATI
Bender Rd
Foley Rd
Francisville
Traditions GC
River Rd
Tanner Rd
Morton Salt
Mount St. Joseph University
Delhi Shopping Ctr.
Delhi Ave
Embshoff Woods
Delhi Hills
Ohio River
Koni North America
Wayfair Distribution Center
Heidelberg Distributing Co.
UPS Distribution Center
3M
OHIO
KENTUCKY
Amazon Distribution Center
Hebron
Valvoline Oil Co.
Petersburgh Rd
Bullittsville Rd
BlueStar Corporate Office
Amsterdam Rd
Villa Hills
Toyota NA Parts Center
Levi Strauss Warehouse
GE Engine Services Distribution
Downtown Cincinnati 7 miles
Buttermilk Towne Center
Buttermilk Crossing
England-Idlewild Park
Limburgh Rd
N. Bend Rd
Cincinnati - Northern Kentucky Intl. Airport
Pepsico Distribution Center
Coca Cola Distribution Center
Levi Strauss Distribution Center
Crestview Hills
Burlington
BOONE COUNTY
DHL Express Hub Corporate Office
Turfway Park Racing & Gaming
Erlanger
Crestview Shopping Center
Shoppes at Burlington
Oakbrook Marketplace
E. Bend Rd
Aero Pkwy
Burlington Pike
St. Elizabeth Medical Center
Erlanger Town Center
Edgewood
Dixie Hwy
Turfway Plaza
Merchants Square
KENTON COUNTY
Boone Links GC
Gunpowder Creek Nature Park
Oakbrook
Florence Square
Florence
Elsmere
Madison Pike
Florence Mall
Florence Plaza
Pleasant Valley Rd
Camp Ernst Rd
Amazon Distribution Center
L'Oreal USA, Inc.
74
264
50
275
8
71
75
25
237
338
18
236
42
17
Hamilton
Liberty Township
West Chester Township
Fairfield
Mason
INDIANA
OHIO
CINCINNATI
Covington
KENTUCKY
Hebron
Erlanger
Florence
Independence
Alexandria

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Mortgage Loan No. 4 – Marriott Cincinnati Airport

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Hebron, KY 41048
Original Balance:	$39,250,000			General Property Type:	Hospitality
Cut-off Date Balance:	$39,191,779			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1999/2021
Borrower Sponsors(1):	Various			Size:	302 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$129,774
Mortgage Rate:	6.90200%			Maturity Date Balance Per Room:	$123,170
Note Date:	2/28/2025			Property Manager:	Crestview Management, LLC
Maturity Date:	3/11/2030				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$5,898,942
Seasoning:	2 months			UW NCF:	$5,104,174
Prepayment Provisions:	L(26),D(30),O(4)			UW NOI Debt Yield:	15.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	13.0%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	15.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.65x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$5,867,493 (12/31/2024)
Reserves(2)				2nd Most Recent NOI(3):	$6,030,121 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	$5,239,446 (12/31/2022)
RE Taxes:	$147,000	$29,400	NAP	Most Recent Occupancy:	73.1% (12/31/2024)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy(3):	76.8% (12/31/2023)
FF&E Reserve:	$0	$66,231	NAP	3rd Most Recent Occupancy(3):	73.6% (12/31/2022)
Seasonality Reserve:	$455,000	Springing	$455,000	Appraised Value (as of):	$64,900,000 (11/26/2024)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room:	$214,901
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	60.4%
				Maturity Date LTV Ratio:	57.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$39,250,000	100.0%	Loan Payoff(4):	$37,928,097	96.6%
			Upfront Reserves:	$604,500	1.5%
			Return of Equity:	$435,492	1.1%
			Closing Costs:	$281,912	0.7%
Total Sources:	$39,250,000	100.0%	Total Uses:	$39,250,000	100.0%

(1)	See “The Borrower and the Borrower Sponsors” section below for further discussion of the borrower sponsors.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The increases in Occupancy and Net Operating Income from 2022 to 2023 was due to the effects of the novel coronavirus on the hospitality industry and the subsequent recovery beginning in 2022.
(4)	Proceeds of the Marriott Cincinnati Airport Mortgage Loan (as defined below) were used to payoff approximately $79.4 million of senior debt and approximately $19.9 million of mezzanine debt, which encumbered a three-property portfolio, including the Marriott Cincinnati Airport Property (as defined below). Based on the percentage of the original total debt allocated to the Marriott Cincinnati Airport Property and the total existing debt that was paid off, the allocated loan amount for the Marriott Cincinnati Airport Property is approximately $37.9 million.

The Mortgage Loan. The fourth largest mortgage loan (the “Marriott Cincinnati Airport Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $39,250,000 and secured by the fee interest in a 302-room full-service hotel located in Hebron, Kentucky (the “Marriott Cincinnati Airport Property”).

The Borrower and the Borrower Sponsors. The borrower is CP NKY Airport, LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Cincinnati Airport Mortgage Loan.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 42 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

A CSC affiliate declared bankruptcy in 2008. In addition, CSC has had numerous foreclosures and deeds in lieu since 2009. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus. The Marriott Cincinnati Airport Mortgage Loan documents require that the guarantor maintain a minimum net worth and liquidity of $39.25 million and $3.925 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$39,191,779
2395 Progress Drive	Marriott Cincinnati Airport	Cut-off Date LTV:	60.4%
Hebron, KY 41048		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	15.1%

The Property. The Marriott Cincinnati Airport Property is an eight-story, 302-room, full-service hotel located approximately 1.2 miles to the Cincinnati Northern Kentucky International Airport (CVG) in Hebron, Kentucky. Situated on an 8.6-acre site, the Marriott Cincinnati Airport Property was built in 1999, renovated in 2021 and is operated under the Marriott flag with a franchise agreement expiring in July 2039. In connection with its acquisition of the Marriott Cincinnati Airport Property in July 2019, the borrower assumed certain key money obligations of the previous franchisee. The key money loan balance at that time was approximately $194,898, and reduces approximately $1,020 per month over the franchise agreement term. The borrower sponsors acquired the Marriott Cincinnati Airport Property in 2019 and invested approximately $1.1 million (approximately $3,578 per key) for a change-of-ownership PIP completed in 2021. Amenities at the Marriott Cincinnati Airport Property include an indoor swimming pool, 24-hour fitness center, business center, restaurant and bar, M Club lounge, dry cleaning service and 10,593 SF of meeting space. The Marriott Cincinnati Airport Property guestroom configuration consists of 203 king rooms, 91 double queen rooms, and 8 one-bedroom suites. As of April 29, 2025, the hotel was rated 4.1 stars and #1 of 5 hotels in Hebron per TripAdvisor.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Cincinnati Airport Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Cincinnati Airport Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	70.1%	$117.11	$82.11	73.6%	$132.30	$97.36	105.0%	113.0%	118.6%
12/31/2023 TTM	66.5%	$124.10	$82.51	76.8%	$144.32	$110.85	115.5%	116.3%	134.3%
12/31/2024 TTM	64.9%	$144.85	$93.94	73.1%	$150.33	$109.83	112.7%	103.8%	116.9%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Courtyard Cincinnati Airport, Residence Inn Cincinnati Airport, Marriott Cincinnati at Rivercenter, Hilton Cincinnati Airport, Radisson Hotel Cincinnati Riverfront, DoubleTree by Hilton Hotel Cincinnati Airport, Holiday Inn Cincinnati Airport, and Hotel Covington.

The Market. The Marriott Cincinnati Airport Property is located south of the Ohio River within the Greater Cincinnati region, a 15-county, three-state area located at the intersection of Ohio, Kentucky and Indiana. The Marriott Cincinnati Airport Property is located in the southwest quadrant formed by the intersection of Terminal Drive (Route 212) and Interstate 275. The Marriott Cincinnati Airport Property is located approximately 1.2 miles north of Cincinnati Northern Kentucky International Airport (CVG), which has been the main global hub for Amazon Air since 2017 and is the largest global hub for DHL Aviation, handling domestic and international cargo flights and is ranked the sixth largest cargo airport in North America by the Federal Aviation Administration. The DHL Express Hub Corporate Office is located on Cincinnati Northern Kentucky International Airport (CVG) grounds, approximately 3 miles south of the Marriott Cincinnati Airport Property. The Marriott Cincinnati Airport Property is also proximate to numerous leisure demand generators throughout the Cincinnati metropolitan area including casinos, major retail, golf courses, museums and several higher education institutions. The Marriott Cincinnati Airport Property’s 2024 demand segmentation was 80% transient and 20% group.

According to the appraisal, the 2023 estimated population within a one-, three- and five-mile radius of the Marriott Cincinnati Airport Property is 123, 28,808 and 127,512 respectively, and the average household income for the same radii is $141,974, $110,217 and $95,197 respectively.

According to a third-party report, the Marriott Cincinnati Airport Property is located in the Cincinnati South/Airport submarket, which is within the Cincinnati - OH USA market. According to a third-party report, the Cincinnati South/Airport submarket is comprised of 83 hotel properties and 7,981 rooms in total. As of January 2025, the Cincinnati South/Airport submarket had a trailing-twelve month occupancy, ADR and RevPAR of 62.2%, $112.09 and $69.71, respectively.

The following table presents competitive properties to the Marriott Cincinnati Airport Property:

Competitive Property Summary
Property	Year Built	Rooms	Transient	Meeting & Group
Marriott Cincinnati Airport	1999	302	80%	20%
Courtyard Cincinnati Airport	2000	120	95%	5%
Residence Inn Cincinnati Airport	1997	150	95%	5%
Marriott Cincinnati at Rivercenter	1999	321	70%	30%
Hilton Cincinnati Airport	1987	314	80%	20%
Radisson Hotel Cincinnati Riverfront	1972	220	75%	25%
DoubleTree by Hilton Hotel Cincinnati Airport	1986	177	90%	10%
Holiday Inn Cincinnati Airport	1990	304	80%	20%
Hotel Covington	2016	114	95%	5%
Subtotal/Average		2,022	81.6%	18.4%

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Cincinnati Airport Property of $64,900,000 as of November 26, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated December 11, 2024, there was no evidence of any recognized environmental conditions at the Marriott Cincinnati Airport Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$39,191,779
2395 Progress Drive	Marriott Cincinnati Airport	Cut-off Date LTV:	60.4%
Hebron, KY 41048		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	15.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Cincinnati Airport Property:

Cash Flow Analysis
	2020	2021	2022	2023	2024	UW	UW per Room
Occupancy(1)(2)	30.9%	62.9%	73.6%	76.8%	73.1%(3)	73.1%(3)
ADR(2)	$118.26	$117.71	$132.20	$144.32	$150.42	$150.42
RevPAR(2)	$36.49	$74.09	$97.29	$110.85	$109.91	$109.91

Rooms Revenue	$4,032,899	$8,167,046	$10,724,067	$12,219,239	$12,148,116	$12,114,924	$40,115.64
Food & Beverage	$1,312,617	$2,342,094	$3,937,205	$3,497,421	$3,584,627	$3,574,833	$11,837.20
Other Income	$78,366	$196,474	$224,483	$194,151	$206,167	$205,604	$680.81
Total Revenue	$5,423,883	$10,705,615	$14,885,756	$15,910,811	$15,938,910	$15,895,361	$52,633.65

Room Expense	$1,204,410	$2,235,966	$3,043,075	$3,130,107	$3,001,427	$2,993,226	$9,911.35
Food & Beverage Expense	$790,816	$1,286,257	$1,985,300	$2,003,595	$1,986,663	$1,981,235	$6,560.38
Other Department Expense	$12,571	$28,101	$35,194	$35,868	$40,232	$40,122	$132.85
Total Department Expenses	$2,007,798	$3,550,324	$5,063,568	$5,169,571	$5,028,322	$5,014,583	$16,604.58
Gross Operating Income	$3,416,085	$7,155,291	$9,822,187	$10,741,240	$10,910,588	$10,880,778	$36,029.07

Total Undistributed Expenses	$2,047,748	$2,992,594	$3,969,044	$4,078,194	$4,354,578	$4,362,587	$14,445.65
Gross Operating Profit	$1,368,337	$4,162,697	$5,853,143	$6,663,047	$6,556,010	$6,518,191	$21,583.41

Property Taxes	$551,308	$404,454	$435,366	$409,724	$386,074	$393,950	$1,304.47
Insurance	$138,953	$150,734	$178,331	$223,202	$302,443	$225,299	$746.02
Total Operating Expenses	$4,745,807	$7,098,106	$9,646,310	$9,880,691	$10,071,417	$9,996,419	$33,100.73

Net Operating Income(1)	$678,075	$3,607,509	$5,239,446	$6,030,121	$5,867,493	$5,898,942	$19,532.92
FF&E	$0	$0	$0	$0	$0	$794,768	$2,631.68
Net Cash Flow	$678,075	$3,607,509	$5,239,446	$6,030,121	$5,867,493	$5,104,174	$16,901.24

NOI DSCR	0.22x	1.16x	1.69x	1.94x	1.89x	1.90x
NCF DSCR	0.22x	1.16x	1.69x	1.94x	1.89x	1.65x
NOI Debt Yield	1.7%	9.2%	13.4%	15.4%	15.0%	15.1%
NCF Debt Yield	1.7%	9.2%	13.4%	15.4%	15.0%	13.0%

(1)	The overall increase in Occupancy and Net Operating Income from 2020 to 2023 was due to the effects of the novel coronavirus on the hospitality industry and the subsequent recovery beginning in 2022.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Cincinnati Airport Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	UW occupancy of 73.1% is based on the 2024 physical occupancy. The Marriott Cincinnati Airport Property was 73.1% physically occupied based on the trailing 12-month period ending December 31, 2024.

Escrows and Reserves.

Tax Escrows – The Marriott Cincinnati Airport Mortgage Loan documents require an upfront deposit of $147,000 and ongoing monthly deposits of $29,400 for real estate taxes.

Insurance Escrows – The Marriott Cincinnati Airport Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $66,231.

Seasonality Reserve –The Marriott Cincinnati Airport Mortgage Loan documents require an upfront deposit of $455,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in March, April, December, and/or January, to the extent that there is insufficient cash flow from the Marriott Cincinnati Airport Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Marriott Cincinnati Airport Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$39,191,779
2395 Progress Drive	Marriott Cincinnati Airport	Cut-off Date LTV:	60.4%
Hebron, KY 41048		U/W NCF DSCR:	1.65x
		U/W NOI Debt Yield:	15.1%

On each monthly payment date occurring in May, June, July, August, and September, the borrower is required to deposit with the lender an amount equal to 1/5th of the Seasonality Reserve Required Annual Balance, initially $91,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance, initially $455,000.

Replacement Comfort Letter Reserve – The Marriott Cincinnati Airport Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

PIP Reserve – The Marriott Cincinnati Airport Mortgage Loan documents require that on the date that any new PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Marriott Cincinnati Airport Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Cincinnati Airport Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Cincinnati Airport Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Cincinnati Airport Mortgage Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Cincinnati Airport Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the DSCR falling below 1.25x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the DSCR has been equal to or greater than 1.25x for one calendar quarter.

Right of First Offer/Right of First Refusal. Marriott International, Inc., as franchisor, has a conditional Right of First Refusal (“ROFR”) to acquire the Marriott Cincinnati Airport Property if there is a transfer of the hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of the franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed in lieu thereof, and if there is a transfer to a competitor by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or a competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Terrorism Insurance. The Marriott Cincinnati Airport Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Cincinnati Airport Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$36,000,000
240 West 73rd Street	240 West 73rd Street	Cut-off Date LTV:	64.3%
New York, NY 10023		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	9.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$36,000,000
240 West 73rd Street	240 West 73rd Street	Cut-off Date LTV:	64.3%
New York, NY 10023		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	9.9%

240 West 73rd Street
240 West 73rd Street
New York, NY 10023
MANHATTAN
Upper West Side
West Side
Hudson River
Riverside Park
Riverside Park South
CENTRAL PARK
Jacqueline Kennedy Onassis Reservoir
Great Lawn
Delacorte Theater
The Lake
Strawberry Fields
Sheep Meadow
Tavern On The Green
65th St Traverse
Heckscher Playground
West Drive
Central Park South
H. Hudson Pkwy.
9A
Riverside Dr.
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
8th Ave.
7th Ave.
W. 88th St.
W. 87th St.
W. 86th St.
W. 85th St.
W. 84th St.
W. 83rd St.
W. 82nd St.
W. 81st St.
W. 80th St.
W. 79th St.
W. 78th St.
W. 77th St.
W. 76th St.
W. 75th St.
W. 74th St.
W. 73rd St.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
86TH ST/ BROADWAY
86TH ST
81ST ST/ MUSEUM OF NATURAL HISTORY
79TH ST/ BROADWAY
72ND ST/ BROADWAY
72ND ST
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
57TH ST
Barney Greengrass
Bard Graduate Center
Children's Museum of Manhattan
Zabar's
Banksy "Hammer Boy" Mural
Rose Center for Earth and Space
Gilder Center for Science, Education, and Innovation
American Museum of Natural History
W. 79th Street Boat Basin
Arthouse Hotel
WP Theater
The New York Historical
Hotel Beacon
Beacon Theatre
Eleanor Roosevelt Memorial
La Quinta Inn & Suites NYC Central Park
Kaufman Music Center
Walter Reade Theater
The Julliard School
American Folk Art Museum
Lincoln Center Theater
David Geffen Hall
LINCOLN CENTER
Metropolitan Opera House
Damrosch Park
David H. Koch Theater
Quinn Library
Fordham Univ. School of Law
Leon Lowenstein Center
Mandarin Oriental, New York
Church of St. Paul the Apostle
John Jay College of Criminal Justice
Gerald W. Lynch Theater
Mt. Sinai Hospital West
Deutsche Bank Center/ The Shops at Columbus Ctr.
Museum of Arts and Design
CBS Broadcast Center
CBS News
The Watson Hotel
Carnegie Hall
Fort Lee
Cliffside Park
BERGEN COUNTY
Edgewater
North Bergen
NEW JERSEY
West New York
HUDSON COUNTY
Weehawken
Union City
Hoboken
BRONX
Washington Heights
Harlem
East Harlem
MANHATTAN
Hudson River
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
East River
LaGuardia Airport
Astoria
QUEENS
Woodside
Long Island City
Greenpoint
BROOKLYN
Williamsburg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Mortgage Loan No. 5 – 240 West 73rd Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	New York, NY 10023
Original Balance:	$36,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$36,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	6.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1928/2023
Borrower Sponsor:	Chaim Hager			Size(3):	195 Units
Guarantor:	Chaim Hager			Cut-off Date Balance per Unit:	$184,615
Mortgage Rate:	6.7500%			Maturity Date Balance per Unit:	$184,615
Note Date:	5/2/2025			Property Manager:	Self-Managed
Maturity Date:	5/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(4):	$3,559,288
Amortization Term:	0 months			UW NCF:	$3,500,492
IO Period:	60 months			UW NOI Debt Yield:	9.9%
Seasoning:	0 months			UW NCF Debt Yield:	9.7%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	9.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.42x
Additional Debt Type:	NAP			Most Recent NOI(4):	$2,940,831 (12/31/2024)
Additional Debt Balance:	NAP			2nd Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(5):	NAV
				Most Recent Occupancy(3):	95.9% (3/13/2025)
Reserves(1)				2nd Most Recent Occupancy(5):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	NAV
RE Taxes:	$540,439	$90,073	NAP	Appraised Value (as of):	$56,000,000 (2/11/2025)
Insurance:	$169,639	$15,422	NAP	Appraised Value per Unit:	$287,179
Replacement Reserve:	$0	$4,104	NAP	Cut-off Date LTV Ratio:	64.3%
Deferred Maintenance:	$470,625	$0	NAP	Maturity Date LTV Ratio:	64.3%
Other Reserves(2):	$236,375	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$36,000,000	100.0%	Loan Payoff:	$19,569,367	54.4%
			Sponsor Equity:	$13,748,694	38.2%
			Upfront Reserves:	$1,417,078	3.9%
			Closing Costs:	$1,264,862	3.5%
Total Sources:	$36,000,000	100.0%	Total Uses:	$36,000,000	100.0%

(1)	See “Escrows” below.
(2)	Initial Other Reserves consist of a $166,375 property violations funds reserve and a $70,000 employee buyout reserve.
(3)	Size and Most Recent Occupancy reflect the multifamily component of the 240 West 73rd Street Property (as defined below). The 240 West 73rd Street Property also contains 3,301 square feet of office and storage space which was 100.0% leased as of March 13, 2025.
(4)	The increase from Most Recent NOI to UW NOI is primarily attributable to a reduction in payroll and benefits expenses as a result of a partial union contract buyout.
(5)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are not available because the 240 West 73rd Street Property was recently renovated in 2023.

The Mortgage Loan. The fifth largest mortgage loan (the “240 West 73rd Street Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $36,000,000 and secured by a first priority fee mortgage encumbering a 195-unit, high rise multifamily apartment building located in the Upper West Side neighborhood of New York, New York (the “240 West 73rd Street Property”).

The Borrower and the Borrower Sponsor. The borrower is Tempo W 73 LLC, a New York limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 240 West 73rd Street Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Chaim Hager. Chaim Hager has been involved in the ownership and management of real estate and nursing homes for over twenty years. Over that time, Chaim Hager has built a portfolio of multifamily, mixed use, and development sites through New York City. Additionally, Chaim Hager is involved in the ownership of 12 nursing and rehabilitation centers throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$36,000,000
240 West 73rd Street	240 West 73rd Street	Cut-off Date LTV:	64.3%
New York, NY 10023		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	9.9%

The Property. The 240 West 73rd Street Property is a 195-unit high rise apartment building known as “The Tempo” that is located in the Upper West Side neighborhood of New York, New York. The 240 West 73rd Street Property was originally constructed in 1928 and was most recently renovated by the borrower sponsor after acquiring the 240 West 73rd Street Property in 2023. These renovations totaled $1,750,000 and included elevator upgrades, heating, ventilation and air-conditioning and utility upgrades, amenity upgrades, and in-unit renovations for 60 units. Amenities at the 240 West 73rd Street Property include a fitness room, in-building laundry room, and an on-site superintendent. In addition to the residential component, the 240 West 73rd Street Property contains 3,301 square feet of professional office and storage space. As of March 15, 2025, the office/storage space at the 240 West 73rd Street Property accounted for 5.0% of underwritten income and was 100.0% leased to Dr. Williams Chiropractor Office through February 2034.

The 240 West 73rd Street Property unit mix is comprised of 132 studio units, 57 one-bedroom units, five two-bedroom units, and one three-bedroom unit. Unit amenities include full appliance packages and washer / dryers in select units. Across the 195 units at the 240 West 73rd Street Property, 77 units are market rate (48.0% of underwritten income), 55 are leased to short-term corporate rental operators (“Corporate Units”) generally with terms ending in 2025, or in some cases, 2026 (42.8% of underwritten income), and 63 are rent stabilized (9.2% of underwritten income). The Corporate Units are leased to three operators: Urban Furnished, LLC (32 units), Dwell Recovery, LLC (16 units), and Blueground US Inc. (7 units). As of March 13, 2025, the residential component of the 240 West 73rd Street Property was 95.9% leased.

The following table presents certain information relating to the unit mix at the 240 West 73rd Street Property:

240 West 73rd Street Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit
Studio - Market Rate	56	53	94.6%	266	$3,149	$3,200
Studio - Rent Stabilized	38	35	92.1%	335	$542	$3,200
Studio - Corporate	38	38	100.0%	280	$3,541	$3,500
1BR - Market Rate(3)	20	20	100.0%	356	$3,661	$4,000
1BR - Rent Stabilized	24	22	91.7%	415	$887	$4,000
1BR – Corporate(4)	13	13	100.0%	384	$4,417	$4,500
2BR - Rent Stabilized	1	1	100.0%	723	$7,443	$5,000
2BR – Corporate(4)	4	4	100.0%	554	$5,490	$5,250
3BR - Market Rate	1	1	100.0%	947	$7,500	$7,500
Total/Wtd. Avg.	195	187	95.9%	329	$2,714	$3,599

(1)	Based on the underwritten rent roll dated March 13, 2025.
(2)	Monthly Average Rent per Unit is based on Occupied Units
(3)	1 BR –Market Rate includes a superintendent that is occupied but to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the monthly average rent per unit.
(4)	1BR – Corporate and 2BR – Corporate each include one rent stabilized unit.

The Market. The 240 West 73rd Street Property is located within the Upper West Side neighborhood of New York City. According to a third-party market research report, entering the fourth quarter of 2024, the New York City apartment market had the tightest vacancy rate in the nation, with 2.8% of the metropolitan area’s approximately 1.57 million units vacant. Access to the Upper West Side neighborhood is provided by the 1, 2, 3, B, D, A and C subway lines. The 240 West 73rd Street Property is situated approximately one block from the 72nd Street subway station with access to the 1, 2, and 3 lines. The Upper West Side has a number of cultural, educational and historical institutions, and neighborhood amenities which include Central Park, Lincoln Center, the Metropolitan Opera, the New York City Ballet and the New York Philharmonic, the midtown campus of Fordham University and Fordham Law School, and the American Museum of Natural History.

According to a third-party market research report, the 240 West 73rd Street Property is located in the Upper West Side multifamily submarket of Manhattan. According to the report, as of January 24, 2025, the Upper West Side multifamily submarket had an inventory of 58,998 units, a vacancy rate of 3.0%, and an average asking rental rate of $5,199 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$36,000,000
240 West 73rd Street	240 West 73rd Street	Cut-off Date LTV:	64.3%
New York, NY 10023		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	9.9%

The following table presents information regarding certain competitive properties to the 240 West 73rd Street Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
240 West 73rd Street New York, NY(2)	-	1928 / 2023	95.9%	195	Studio - Market Rate	266 SF	$3,149
					Studio - Rent Stabilized	335 SF	$542
					Studio - Corporate	280 SF	$3,541
					1BR - Market Rate	356 SF	$3,661
					1BR - Rent Stabilized	415 SF	$887
					1BR - Corporate	384 SF	$4,417
					2BR - Rent Stabilized	723 SF	$7,443
					2BR - Corporate	554 SF	$5,490
					3BR - Market Rate	947 SF	$7,500
West Pierre 253 West 72nd Street New York, NY	0.2 mi	1926 / NAP	100.00%	174	Studio	445 SF	$3,004
					1 Bedroom	651 SF	$4,005
					2 Bedroom	869 SF	$6,508
					3 Bedroom	1,159 SF	$8,278
Parc Coliseum Apartments 228 West 71st Street New York, NY	0.2 mi	1910 / 1982	100.00%	177	Studio	365 SF	$3,297
					1 Bedroom	570 SF	$4,107
					2 Bedroom	680 SF	$4,850
South Pierre 160 West 71st Street New York, NY	0.2 mi	1923 / 2012	100.00%	303	Studio	533 SF	$2,925
					1 Bedroom	637 SF	$4,050
The Ormonde	0.3 mi	1900 / 2012	100.00%	134	Studio	411 SF	$3,393
2030 Broadway					1 Bedroom	610 SF	$4,618
New York, NY					2 Bedroom	1,167 SF	$8,167
					3 Bedroom	1,191 SF	$9,530
Stonehenge 70	0.3 mi	1924 / NAP	100.00%	185	Studio	339 SF	$3,397
210 West 70th Street					1 Bedroom	654 SF	$4,644
New York, NY					2 Bedroom	978 SF	$7,466
					3 Bedroom	1,235 SF	$9,209
Parc 77 50 West 77th Street New York, NY	0.5 mi	1903 / NAP	100.00%	137	Studio	399 SF	$3,511
					1 Bedroom	610 SF	$4,719
					2 Bedroom	983 SF	$6,682
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 13, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the 240 West 73rd Street Property of $56,000,000 as of February 11, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated February 21, 2025, there was a recognized environmental condition relating to lack of tank closure documentation and potential subsurface impacts with respect to underground storage tanks previously located on the 240 West 73rd Street Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$36,000,000
240 West 73rd Street	240 West 73rd Street	Cut-off Date LTV:	64.3%
New York, NY 10023		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 240 West 73rd Street Property:

Cash Flow Analysis(1)
	2024	UW	UW Per Unit
Base Rent - Residential	$5,819,774	$6,001,773	$30,778
Potential Income from Vacant Units	$0	$326,400	$1,674
Gross Potential Rent - Residential	$5,819,774	$6,328,173	$32,452
Vacancy/Credit Loss	$0	($326,400)	($1,674)
Other Income - Residential(2)	$0	$0	$0
Effective Gross Income - Residential	$5,819,774	$6,001,773	$30,778

Base Rent - Commercial	$291,737	$334,403	$1,715
Potential Income from Vacant Space	$0	$0	$0
Gross Potential Rent	$291,737	$334,403	$1,715
Vacancy/Credit Loss	$0	($16,755)	($86)
Other Income - Commercial(3)	$0	$707	$4
Effective Gross Income - Commercial	$291,737	$318,354	$1,633

Total Effective Gross Income	$6,111,511	$6,320,128	$32,411
			0
Real Estate Taxes	$1,180,826	$1,079,967	$5,538
Insurance	$111,791	$194,253	$996
Management Fee	$183,345	$189,604	$972
Payroll & Benefits(4)	$1,281,118	$655,740	$3,363
Other Operating Expenses(5)	$413,600	$641,276	$3,289
Total Operating Expenses	$3,170,681	$2,760,840	$14,158

Net Operating Income	$2,940,831	$3,559,288	$18,253
Replacement Reserves - Residential	$0	$48,750	$250
Replacement Reserves - Commercial	$0	$495	$3
Normalized TI/LC	$0	$9,551	$49
Net Cash Flow	$2,940,831	$3,500,492	$17,951

Occupancy	92.3%	94.8%(6)
NOI DSCR	1.19x	1.44x
NCF DSCR	1.19x	1.42x
NOI Debt Yield	8.2%	9.9%
NCF Debt Yield	8.2%	9.7%

(1)	Historical periods prior to 2024 are not available as the borrower acquired the 240 West 73rd Street Property in 2023 and subsequently renovated it.
(2)	Other Income - Residential includes income from forfeited security deposits, laundry income, tenant storage, and miscellaneous fees.
(3)	Other Income - Commercial includes reimbursement of real estate taxes per the lease in-place with the chiropractic office which pays increases over the 2023-24 base year.
(4)	The decrease from 2024 to UW Payroll & Benefits expense is primarily attributable to a partial union contract buyout at the end of 2024.
(5)	Other Operating Expenses represents repairs and maintenance, utilities, and general and administrative expenses.
(6)	Represents Economic Occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$36,000,000
240 West 73rd Street	240 West 73rd Street	Cut-off Date LTV:	64.3%
New York, NY 10023		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	9.9%

Escrows. At origination, the borrower deposited into escrow with the lender (i) approximately $540,439 for real estate taxes, (ii) approximately $169,639 for insurance premiums, (iii) $470,625 for immediate repairs (including New York City Local Law 11 façade work and (iv) $70,000 for an additional employee buyout. In addition, at origination, pursuant to a post-closing escrow agreement, the borrower deposited into escrow with an escrow agent $166,375 for fines for violations. The lender may require transfer of such funds to the lender if the borrower fails to meet the conditions for disbursement of such funds by a specified deadline.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $90,073.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies, which currently equates to approximately $15,422.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $4,104 for replacement reserves.

Lockbox and Cash Management. The 240 West 73rd Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the 240 West 73rd Street Property are required to be deposited by the borrower or property manager, as applicable. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver notices to (x) all non-residential tenants, and (y) each of the credit card companies or credit card clearing banks with which the borrower has entered into a merchant’s or other credit card agreement directing them to remit all rents or other payments into the lender-controlled lockbox account. Upon and after the first occurrence of a Trigger Period, the borrower is required to (or cause the property manager to) promptly, but in no event more than two days following receipt, deposit all revenue derived from the 240 West 73rd Street Property and received by the borrower or property manager into the lender-controlled lockbox account. Funds in the lockbox account will be transferred on each business day to or at the direction of the borrower, unless a Trigger Period exists and the lender elects (in its sole discretion), to deliver a restricted account notice, in which case all funds in the lockbox account are required to be transferred to a lender-controlled cash management account on each business day and disbursed in accordance with the 240 West 73rd Street Mortgage Loan documents. Also, during a Trigger Period, all excess cash is required to be collected by the lender and held as additional security for the 240 West 73rd Street Mortgage Loan. Upon the cure of all Trigger Periods, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 240 West 73rd Street Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio being less than 1.15x ; and (B) expiring upon (y) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (z) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The 240 West 73rd Street Property is self-managed by the borrower. The 240 West 73rd Street Mortgage Loan documents permit the borrower to engage a property manager with the consent of the lender.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to the full replacement cost of the 240 West 73rd Street Property and maintain business interruption insurance for 18 months plus an extended period of indemnity of up to six months. Such insurance is required to include terrorism insurance coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$33,000,000
610 Sycamore Street	Celebration Town Center	Cut-off Date LTV:	59.4%
Kissimmee, FL 34747		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$33,000,000
610 Sycamore Street	Celebration Town Center	Cut-off Date LTV:	59.4%
Kissimmee, FL 34747		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	11.8%

ORLANDO
Kissimmee
Celebration
Celebration Town Center
610 Sycamore Street
Kissimmee, FL 34747
Downtown Orlando 10 miles
Orlando Int'l. Airport 17 miles
Lake Butler
Horizon West
Bay Hill
Doctor Phillips
Bay Lake
WALT DISNEY WORLD RESORT COMPLEX
ORANGE COUNTY
OSCEOLA COUNTY
POLK COUNTY
DISNEY SPRINGS
Four Corners
Reunion
Intercession City
Loughman
Davenport
Poinciana
Disney University
Disney's Wilderness Lodge
Disney's Four Seasons Resort
Disney World Distribution Services
Disney's Port Orleans Resort-Riverside
Disney's Port Orleans Resort-French Qtr.
Disney's Yacht Club Resort
Epcot Center
Disney's Typhoon Lagoon Water Park
Disney's Coronado Springs Resort
Disney's Animal Kingdom
Disney's Animal Kingdom Lodge
Disney's Blizzard Beach Water Park
Disney's Hollywood Studios
Disney's Caribbean Resort
Disney's Pop Century Resort
Disney's All-Star Sports Resort
Disney's All-Star Music Resort
Disney's All-Star Movies Resort
ESPN Wide World of Sports Complex
AdventHealth Celebration
Celebration GC
Celebration Pointe
Old Town Shopping Center
Kissimmee Shopping Ctr.
Poinciana Place
Lake Buena Vista Factory Stores
Orlando World Center Marriott
Shoppes at Buena Vista
Orlando Vineland Premium Outlets
ICON Orlando
Pointe Orlando
Orange Co Conv. Ctr.
Sea World Orlando
Discovery Cove
Flamingo Crossings
Shoppes at Vista Del Lago
Four Corner Crossing
Reunion Resort Water Park
Champions Crossing
Champions Gate Village
Ridgeview Plaza
Ovation Shopping Center
Walmart Distribution Center
Posner Village
Loughman Crossing
Pepsi Cola Gatorade Beverages
McLane Suneast Distribution Center
Lowe's Distribution Center
Osprey Ridge GC
Grand Cypress GC
Orange Lake CC
Falcon's Fire GC
Mystic Dunes GC
ChampionsGate GC
Reunion Resort GC
Lake Tibet Butler
Lake Mabel
Lake Sheen
Big Sand Lake
Bay Lake
Lake Willis
Lake Bryan
Lake Cecile
Old Lake Davenport
Reams Rd
Western Way
Avalon Rd
Buena Vista Dr
World Drive
Winter Garden Vineland Rd
Apopka Vineland Rd
Palm Parkway
International Dr
Osceola Pkwy
Central FL GreeneWay
W. Bronson Hwy
Funie Steed Rd
Western Beltway
Old Lake Wilson Rd
N. Goodman Rd
World Dr
Bella Citta Blvd
Osceola-Polk
Ronald Reagan Pkwy
Lee Jackson Hwy
Poinciana Pkwy
AMTRAK/SunRail
S. Orange Blossom Trl
POINCIANA
Poinciana Blvd
S. Poinciana Blvd
International Dr
535
435
528
429
417
192
4
27
17
92
Mount Dora
Sanford
Heathrow
Lake Mary
Apopka
Winter Springs
Altamonte Springs
Casselberry
Oviedo
Maitland
Lake Apopka
Ocoee
Winter Park
Winter Garden
Orlando International Airport
Kissimmee
St. Cloud
East Lake Tohopekaliga
Davenport
Loughman
OSCEOLA COUNTY
ORANGE COUNTY
SEMINOLE COUNTY
POLK COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Mortgage Loan No. 6 – Celebration Town Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Kissimmee, FL 34747
Original Balance:	$33,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$33,000,000			Detailed Property Type:	Office/Retail
% of Initial Pool Balance:	5.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1996/NAP
Borrower Sponsor:	Metin Negrin			Size:	161,945 SF
Guarantor:	Metin Negrin			Cut-off Date Balance PSF:	$204
Mortgage Rate:	6.6810%			Maturity Date Balance PSF:	$204
Note Date:	5/1/2025			Property Manager:	Lexin Realty Services, LLC
Maturity Date:	5/11/2030				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(2):	$3,902,138
IO Period:	60 months			UW NCF	$3,638,168
Seasoning:	0 months			UW NOI Debt Yield:	11.8%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	11.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.8%
Additional Debt Type:	NAP			UW NCF DSCR:	1.63x
Additional Debt Balance:	NAP			Most Recent NOI(2):	$3,324,440 (2/28/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	$3,333,751 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$3,528,941 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.2% (3/31/2025)
RE Taxes:	$345,259	$57,543	NAP	2nd Most Recent Occupancy:	84.1% (12/31/2024)
Insurance:	$201,425	$28,775	NAP	3rd Most Recent Occupancy:	84.4% (12/31/2023)
Immediate Repairs:	$19,305	$0	NAP	Appraised Value (as of):	$55,600,000 (3/26/2025)
Replacement Reserve:	$0	$5,128	$184,617	Appraised Value PSF:	$343
TI/LC Reserve:	$0	$16,869	$607,294	Cut-off Date LTV Ratio:	59.4%
Rent Concession Reserve:	$12,725	$0	NAP	Maturity Date LTV Ratio:	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$27,755,237	84.1%
			Return of Equity:	$4,037,812	12.2%
			Closing Costs:	$628,237	1.9%
			Upfront Reserves:	$578,714	1.8%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%
(1)	See “Escrows and Reserves” below.
(2)	The increase in NOI from 12/31/2024 and 2/28/2025 TTM to UW was primarily due to new leasing activity that increased overall occupancy from 84.1% as of 12/31/2024 to the current level of 88.2% as of 3/31/2025. There were seven new leases with commencement dates between December 2024 and April 2025 that account for approximately $296,846 in underwritten base rent and approximately $224,746 in net recoveries.

The Mortgage Loan. The sixth largest mortgage loan (the “Celebration Town Center Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $33,000,000 and secured by the borrower’s fee interest in a 161,945 SF mixed-use office and retail property located in Kissimmee, Florida (the “Celebration Town Center Property”).

The Borrower and the Borrower Sponsor. The borrower is Lexin Celebration Commercial LLC, a Delaware limited liability company structured as a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Celebration Town Center Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Metin Negrin, the founder and president of Lexin Capital. Founded in 2002, Lexin Capital is an investment firm that invests its own capital along with a global client base and makes direct investments in real estate. The firm’s experience includes investing in distressed debt situations with real estate as collateral, residential and commercial developments in various markets as well as direct investments in income producing assets and real estate securities.

The Property. The Celebration Town Center Property is comprised of a 3-story mixed-use property comprising office and retail space totaling 161,945 SF located in Kissimmee, Florida. The Celebration Town Center Property was built in 1996 and the borrower sponsor acquired the Celebration Town Center Property in 2004. The Celebration Town Center Property consists of 92,795 SF of office space (57.3% of NRA; 50.1% of underwritten base rent) and 69,150 SF of retail (42.7% of NRA; 49.9% of underwritten base rent). The Celebration Town Center Property contains 354 parking spaces (2.19 spaces per 1,000 SF). As of March 31, 2025, the Celebration Town Center Property was 88.2% leased to 73 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$33,000,000
610 Sycamore Street	Celebration Town Center	Cut-off Date LTV:	59.4%
Kissimmee, FL 34747		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	11.8%

Major Tenants.

Columbia Restaurant (7,500 SF; 4.6% of NRA; 10.8% of Retail NRA; 9.2% of underwritten base rent). Columbia Restaurant is a family-owned and operated chain of Spanish-Cuban cuisine restaurants founded in 1905. Columbia Restaurant currently has seven locations throughout Florida. Columbia Restaurant has been a tenant since 1997 and is on a lease expiring October 31, 2032, with two, 10-year extension options and no termination options.

Thai Thani (5,575 SF; 3.4% of NRA; 8.1% of Retail NRA; 3.4% of underwritten base rent). Thai Thani is a Thai cuisine restaurant that was established by a retired Deputy Permanent Secretary of the Thai Ministry of Commerce. Thai Thani has been a tenant since 2008 and is on a lease expiring November 30, 2028, with one, five-year extension option and no termination options.

Ipswich, Inc (5,503 SF, 3.4% of NRA; 8.0% of Retail NRA; 5.9% of underwritten base rent). Ipswich, Inc (d/b/a “Celebration Town Tavern”) is a family owned and operated restaurant. Celebration Town Tavern has been a tenant since 2001 and has a lease expiration date of January 31, 2026, with two, five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the Celebration Town Center Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Columbia Restaurant	Retail	NR/NR/NR	7,500	4.6%	$384,856	9.2%	$51.31	10/31/2032	N	2 x 10 year
Thai Thani	Retail	NR/NR/NR	5,575	3.4%	$144,388	3.4%	$25.90	11/30/2028	N	1 x 5 year
Ipswich, Inc	Retail	NR/NR/NR	5,503	3.4%	$246,250	5.9%	$44.75	1/31/2026	N	2 x 5 year
Alliance Exposition Services	Office	NR/NR/NR	4,928	3.0%	$93,632	2.2%	$19.00	1/31/2030	N	None
Open Hearts Language Academy Orlando(4)	Office	NR/NR/NR	4,703	2.9%	$95,424	2.3%	$20.29	4/30/2026	N	None
Subtotal/Wtd. Avg.			28,209	17.4%	$964,550	22.9%	$34.19

Other Tenants			114,588	70.8%	$3,240,846	77.1%	$28.28
Occupied Collateral Total			142,797	88.2%	$4,205,396	100.0%	$29.45

Vacant Space			19,148	11.8%
Total/Wtd. Avg.			161,945	100.0%

(1)	Based on the underwritten rent roll dated March 31, 2025.
(2)	Represents the credit rating of the parent company, whether or not the parent company guarantees the lease.
(3)	The Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF includes rent steps through April 2026 totaling $85,246 and straight line rent averaging for investment grade tenants totaling $19,981.
(4)	Open Hearts Language Academy Orlando subleases approximately 300 SF (approximately 6.4% of its total space). The subtenant signed an agreement directly with Open Hearts Language Academy Orlando and is not required to disclose the terms of such sublease to the borrower sponsor; however, the borrower sponsor reserves the right to approve any subtenant.

The following table presents a summary of sales and occupancy costs for certain major retail tenants at the Celebration Town Center Property.

Tenant Sales(1)(2)
	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	Occupancy Cost(3)
Columbia Restaurant	$1,144	$1,224	$1,173	7.7%
Thai Thani	$259	$242	$213	21.3%
Ipswich, Inc	$1,780	$1,713	$1,660	7.2%

(1)	Information obtained from the borrower sponsors, shown as of December 31 of each respective year.
(2)	Tenants shown in the Tenant Summary table above are Major tenants of the Celebration Town Center Property that report sales data.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$33,000,000
610 Sycamore Street	Celebration Town Center	Cut-off Date LTV:	59.4%
Kissimmee, FL 34747		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover schedule at the Celebration Town Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	14	15,557	9.6%	9.6%	$297,744	7.1%	7.1%	$19.14
2026	17	27,938	17.3%	26.9%	$831,465	19.8%	26.9%	$29.76
2027	13	20,438	12.6%	39.5%	$597,146	14.2%	41.1%	$29.22
2028	13	25,016	15.4%	54.9%	$683,093	16.2%	57.3%	$27.31
2029	4	6,612	4.1%	59.0%	$239,615	5.7%	63.0%	$36.24
2030	6	16,318	10.1%	69.1%	$396,177	9.4%	72.4%	$24.28
2031	2	7,382	4.6%	73.6%	$332,075	7.9%	80.3%	$44.98
2032	3	14,636	9.0%	82.7%	$518,592	12.3%	92.6%	$35.43
2033	1	4,543	2.8%	85.5%	$137,756	3.3%	95.9%	$30.32
2034	0	0	0.0%	85.5%	$0	0.0%	95.9%	$0.00
2035	1	4,357	2.7%	88.2%	$171,733	4.1%	100.0%	$39.42
Thereafter	0	0	0.0%	88.2%	$0	0.0%	100.0%	$0.00
Vacant	0	19,148	11.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	74	161,945	100.0%		$4,205,396	100.0%		$29.45

(1)	Based on the underwritten rent roll dated March 31, 2025 and includes rent steps through April 2026 totaling $85,246 and straight line rent averaging for investment grade tenants totaling $19,981.
(2)	Certain tenants may have termination or contraction options that are not considered in the above Lease Rollover Schedule.

The Market. The Celebration Town Center Property is located in the northwest area of Osceola County, Florida. Primary access to the Celebration Town Center Property is provided via Sycamore Street. The Celebration Town Center Property surrounding area can also be accessed through State Route 417 which intersects with Interstate 4. Interstate 4 intersects with several major expressways as it traverses Central Florida. The Celebration Town Center Property is approximately 10.2 miles to Downtown Kissimmee and approximately 20.0 miles to Orlando International Airport. Major employers include Walt Disney Parks & Resorts US which is located approximately 3.2-mile northwest of the Celebration Town Center Property and has a daytime employment total of over 75,000 people.

According to the appraisal, the Celebration Town Center Property is located in the Osceola Outlying office submarket. As of Q4 2024, the office submarket had an inventory of approximately 2.9 million SF with a 2.1% vacancy rate and asking rent of $31.72 PSF.

According to the appraisal, the Celebration Town Center Property is located in the Osceola Outlying retail submarket. As of Q4 2024, the retail submarket had an inventory of approximately 8.8 million SF with a 2.0% vacancy rate and asking rent of $27.83 PSF.

According to the appraisal, the 2024 population and average household income within a one-, three- and five-mile radius of the Celebration Town Center Property was 5,809, 20,224, and 61,736 and $154,774, $117,390, and $97,524, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Celebration Town Center Property:

Market Rent Summary(1)
	Office Space	Retail Space	Cinema Space	Restaurant Space	Retail Bank Space
Market Rent (PSF)	$30	$35	$18	$38	$40
Lease Term (Years)	3	5	10	5	5
Lease Type	Net	Net	Net	Net	Net
Escalations	3.0% annually	3.0% annually	3.0% annually	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal)	$0 / $0	$0 / $0	$0 / $0	$0 / $0	$0 / $0
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New)	3	2	9	3	3

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$33,000,000
610 Sycamore Street	Celebration Town Center	Cut-off Date LTV:	59.4%
Kissimmee, FL 34747		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the appraiser’s office market rent conclusions for the Celebration Town Center Property:

Comparable Office Space Rental Summary(1)
Property Name/Location	Total NRA (SF)	Year Built	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Celebration Town Center Kissimmee, FL	161,945(2)	1996
Adventist FH Celebration MOB Celebration, FL	92,561	2006	1,706	CVAK MSO	$30.45	Oct-24	3.0
Adventist FH Celebration MOB Celebration, FL	92,561	2006	1,873	Adventist Health	$39.31	Oct-24	5.0
Westwood Center II Orlando, FL	467,866	2000	4,787	Buyers Edge	$35.75	Oct-24	7.2
Millenia Lakes I Orlando, FL	194,440	2001	9,417	Closing City	$33.00	Oct-24	5.4
Millenia Lakes I Orlando, FL	194,440	2001	9,000	IEL	$32.50	Apr-24	5.3
Citadel I Orlando, FL	135,637	1984	3,861	Hilb Group	$26.65	Jul-24	4.0

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 31, 2025.

The following table presents certain information relating to the appraiser’s retail market rent conclusions for the Celebration Town Center Property:

Comparable Retail Space Rental Summary(1)
Property Name/Location	Total NRA (SF)	Year Built	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
Celebration Town Center Kissimmee, FL	161,945(2)	1996
WaterStar Orlando Kissimmee, FL	80,113	2023	4,200	Hibbett Sports	$28.00	Aug-24	7.0
Adventist FH Celebration Celebration, FL	92,561	2006	1,873	Adventist Health	$39.31	Oct-24	5.0
Water Tower Shoppes Celebration, FL	5,624	2004	1,400	Listing	$45.00	Mar-24	5.0
The Grove - Bldg 6 Windermere, FL	24,060	2014	5,971	Listing	$48.00	Mar-24	0.0
Millenia Lakes I Orlando, FL	194,440	2001	9,000	IEL	$32.50	Apr-24	5.3
Hamlin Plaza Winter Garden, FL	12,420	2023	5,881	-	$45.00	Jun-24	0.0
Shoppes of Belmere Ocoee, FL	19,572	2009	2,001	Florida Eye Clinic	$50.00	Jan-24	5.0

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$33,000,000
610 Sycamore Street	Celebration Town Center	Cut-off Date LTV:	59.4%
Kissimmee, FL 34747		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Celebration Town Center Property:

Cash Flow Analysis
	2022	2023	2024	TTM 2/28/2025	UW		UW PSF
Base Rent(1)	$3,669,160	$3,739,335	$3,762,695	$3,789,507	$4,205,396		$25.97
Grossed Up Vacant Space	$0	$0	$0	$0	$443,040		$2.74
Gross Potential Rent	$3,669,160	$3,739,335	$3,762,695	$3,789,507	$4,648,436		$28.70
Percentage Rent	$690,621	$762,381	$754,773	$709,416	$720,002		$4.45
Other Income	$69,607	$75,728	$73,970	$82,153	$82,153		$0.51
Total Recoveries	$1,974,007	$2,160,905	$2,142,087	$2,140,541	$2,366,186		$14.61
Net Rental Income	$6,403,395	$6,738,348	$6,733,525	$6,721,617	$7,816,777		$48.27
(Vacancy & Credit Loss)	$0	$0	$0	$0	($443,040)		($2.74)
Effective Gross Income	$6,403,395	$6,738,348	$6,733,525	$6,721,617	$7,373,737		$45.53

Management Fee	$249,991	$274,377	$261,386	$270,137	$294,949		$1.82
Real Estate Taxes	$1,124,970	$1,266,253	$1,369,170	$1,378,524	$1,423,556		$8.79
Insurance	$266,512	$285,752	$319,227	$324,279	$328,857		$2.03
Other Operating Expenses	$1,359,779	$1,383,026	$1,449,990	$1,424,237	$1,424,237		$8.79
Total Expenses	$3,001,252	$3,209,407	$3,399,773	$3,397,177	$3,471,599		$21.44

Net Operating Income(2)	$3,402,142	$3,528,941	$3,333,751	$3,324,440	$3,902,138		$24.10
Replacement Reserves	$0	$0	$0	$0	$61,539		$0.38
TI/LC	$0	$0	$0	$0	$202,431		$1.25
Net Cash Flow	$3,402,142	$3,528,941	$3,333,751	$3,324,440	$3,638,168		$22.47

Occupancy %	87.5%	84.4%	84.1%	88.3%(3)	90.5%	(3)
NOI DSCR	1.52x	1.58x	1.49x	1.49x	1.75x
NCF DSCR	1.52x	1.58x	1.49x	1.49x	1.63x
NOI Debt Yield	10.3%	10.7%	10.1%	10.1%	11.8%
NCF Debt Yield	10.3%	10.7%	10.1%	10.1%	11.0%

(1)	The UW Base Rent and UW PSF Base Rent includes rent steps through April 2026 totaling $85,246 and straight line rent averaging for investment grade tenants totaling $19,981.
(2)	The increase in NOI from 2024 and TTM 2/28/2025 to UW was primarily due to new leasing activity that increased overall occupancy from 84.1% as of December 31, 2024 to the current level of 88.2% as of March 31, 2025. There were seven new leases with commencement dates between December 2024 and April 2025 that account for approximately $296,846 in underwritten base rent and approximately $224,746 in net recoveries.
(3)	The underwritten economic vacancy is 9.5%. The Celebration Town Center Property was 88.2% physically occupied as of March 31, 2025.

Environmental. According to the Phase I environmental assessment dated March 27, 2025, there was no evidence of any recognized environmental conditions at the Celebration Town Center Property.

Appraisal. According to the appraisal dated April 28, 2025, the Celebration Town Center Property had an “As-Is” appraised value of $55,600,000 as of March 26, 2025.

Escrows and Reserves.

Real Estate Taxes – The Celebration Town Center Mortgage Loan documents require an upfront deposit of $345,259 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $57,543.

Insurance – The Celebration Town Center Mortgage Loan documents require upfront deposit of $201,425 and ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof, initially estimated $28,775.

Immediate Repair Reserve – The Celebration Town Center Mortgage Loan documents require an upfront deposit of $19,305 for immediate repairs.

Replacement Reserve – The Celebration Town Center Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $5,128 for capital expenditures, subject to a cap of $184,617.

TI/LC Reserve – The Celebration Town Center Mortgage Loan documents require the borrower to make ongoing monthly deposits of $16,869 for tenant improvements and leasing commissions ($1.25 PSF annually), subject to a cap of $607,294 ($3.75 PSF).

Rent Concession Reserve – The Celebration Town Center Mortgage Loan documents require the borrower to make an upfront deposit of $12,725 for future rent abatements related to certain non-major tenants at the Celebration Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Mixed Use – Office/Retail	Loan #6	Cut-off Date Balance:	$33,000,000
610 Sycamore Street	Celebration Town Center	Cut-off Date LTV:	59.4%
Kissimmee, FL 34747		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	11.8%

Lockbox and Cash Management. The Celebration Town Center Mortgage Loan is structured with a soft lockbox, which is already in place, and springing cash management. Prior to the occurrence of a Cash Trap Event Period (as defined below), the loan documents require that the borrower deposit all rents into the lockbox account within one business day of receipt and all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the occurrence of:

(i)	an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x for two consecutive calendar quarters.

A Cash Trap Event Period will end upon the occurrence of any of the following:

(i)	with regard to clause (i), the event of default has been cured; or
(ii)	with regard to clause (ii), the NCF DSCR being at least 1.30x for two consecutive calendar quarters.

Right of First Offer/Right of First Refusal. The Celebration Company, developer of the Downtown Celebration project of which the Celebration Town Center Property is a part, has a 30-day right of first offer (“ROFO”) to purchase the Celebration Town Center Property prior to its being marketed for sale. The ROFO expires on January 20, 2029. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Celebration Town Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Various – Various	Loan #7	Cut-off Date Balance:	$24,902,076
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Various – Various	Loan #7	Cut-off Date Balance:	$24,902,076
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

OAKLAND
Alameda
San Francisco Bay
San Leandro Bay
Bay Farm Island
Oakland International Airport
San Leandro
ALAMEDA COUNTY
Downtown Oakland 1 mile
Coast Guard Island Alameda
College of Alameda
Marina Village Shopping Center
Jean Sweeney Open Space Park
Fortman Marina
Pacific Pinball Museum
Neptune Plaza Shopping Center
Robert W. Crown Mem. State Beach
Alameda Hospital
DOWNTOWN ALAMEDA
South Shore Center
Bridgeside Shopping Center
Tidal Canal
Mills College
FRUITVALE
Chuck Corica Golf Complex
Oakland Aviation Museum
Arrowhead Park
Oakland Arena
Oakland Coliseum
OAKLAND COLISEUM
AMTRAK CAPITAL CORRIDOR
BART
Nimitz Fwy
OAKLAND AIRPORT
Metropolitan Golf Links
San Leandro Marina
Marina Park
Tony Lema Golf Course
Webster St
Central Ave.
Lincoln Ave.
Atlantic Ave.
Clement Ave.
Encinal Ave.
Otis Ave.
Tilden Way
Santa Clara Ave.
Park St.
Broadway
Versailles Ave.
High St.
29th Ave.
Fruitvale Ave.
International Blvd.
Foothill Blvd.
66th Ave.
73rd Ave.
98th Ave.
Hegenberger Rd
Doolittle Dr.
R. Davey Jr. Dr.
Mecartney Rd.
Island Dr.
Maitland Dr.
Harbor Bay Pkwy.
SAN FRANCISCO
OAKLAND
Berkeley
Richmond
Vallejo
Fairfield
Concord
Walnut Creek
Pittsburg
Antioch
Daly City
Hayward
Dublin
Pleasanton
Livermore
Fremont
San Mateo
Redwood City
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE
Pacific Ocean

Radius at Harbor Bay		
1	1420 Harbor Bay Parkway	Alameda, CA
2	1351 Harbor Bay Parkway	Alameda, CA
3	1451 Harbor Bay Parkway	Alameda, CA
4	1640 South Loop Road	Alameda, CA
5	1650 Harbor Bay Parkway	Alameda, CA
6	1600 Harbor Bay Parkway	Alameda, CA
7	1350 South Loop Road	Alameda, CA
8	1321 Harbor Bay Parkway	Alameda, CA
9	1501 Harbor Bay Parkway	Alameda, CA
10	1411 Harbor Bay Parkway	Alameda, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Mortgage Loan No. 7 – Radius at Harbor Bay

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Alameda, CA 94502
Original Balance(1):	$25,000,000			General Property Type:	Various
Cut-off Date Balance(1):	$24,902,076			Detailed Property Type:	Various
% of Initial Pool Balance:	4.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P.			Size: Cut-off Date Balance per SF(1):	643,220 SF $328
Guarantors:	TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P.			Maturity Balance per SF(1): Property Manager:	$309 CBRE, Inc.
Mortgage Rate:	6.1260%
Note Date:	12/30/2024
Maturity Date:	1/11/2030
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information(1)
IO Period:	0 months			UW NOI(3):	$22,761,221
Seasoning:	4 months			UW NCF:	$22,439,357
Prepayment Provisions:	L(28),D(25),O(7)			UW NOI Debt Yield:	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	10.6%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	11.4%
Additional Debt Balance(1):	$186,267,529			UW NCF DSCR:	1.45x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$18,029,392 (9/30/2024 TTM)
				2nd Most Recent NOI(3):	$12,162,354 (12/31/2023)
Reserves(2)				3rd Most Recent NOI:	$10,220,790 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.9% (Various)
RE Taxes:	$1,000,744	$250,186	NAP	2nd Most Recent Occupancy:	89.5% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.7% (12/31/2022)
Replacement Reserve:	$0	$10,721	$385,932	Appraised Value (as of)(4):	$316,270,000 (Various)
TI/LC Reserve:	$4,500,000	$53,602	(2)	Appraised Value per SF(4):	$492
Abbott Reserve:	$0	Springing	(2)	Cut-off Date LTV Ratio:	66.8%
Existing TI/LC Reserve:	$20,860,736	$0	NAP	Maturity Date LTV Ratio:	62.9%
Rent Concessions Reserve:	$355,039	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$212,000,000	98.1%	Loan Payoff:	$177,584,940	82.2%
Borrower Sponsor Equity:	$4,133,191	1.9%	Upfront Reserves:	$26,716,519	12.4%
			Closing Costs:	$11,831,733	5.5%
Total Sources:	$216,133,191	100.0%	Total Uses:	$216,133,191	100.0%

(1)	The Radius at Harbor Bay Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $212,000,000. The information presented is based on the Radius at Harbor Bay Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The increase in NOI from 2022 to UW was primarily due to an increase in occupancy from 90.7% to 93.9% and an increase in average rental rates from $22.08 PSF to $37.62 PSF. Additionally, Penumbra, Inc. is converting the 1451 Harbor Bay Parkway property into an R&D facility. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.
(4)	The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for eight of the 10 Radius at Harbor Bay Properties (as defined below) and as-is values for the other two. Of those eight mortgaged properties, six “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values were used because the respective property conversions from office to life science use have been completed, property occupancies have stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for upfront. For the remaining two non-stabilized mortgaged properties that have not been converted and the two mortgaged properties that will not undergo conversions, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.

The Mortgage Loan. The seventh largest mortgage loan (the “Radius at Harbor Bay Mortgage Loan”) is part of a whole loan (the “Radius at Harbor Bay Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal amount $212,000,000. The Radius at Harbor Bay Whole Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in 10 office, industrial, and mixed use properties totaling 643,220 SF of net rentable area located in Alameda, California (collectively, the “Radius at Harbor Bay Properties”). The Radius at Harbor Bay Mortgage Loan is evidenced by the non-controlling Note A-2-1-2, with an original principal balance of $25,000,000. The Radius at Harbor Bay Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C3 transaction. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Various – Various	Loan #7	Cut-off Date Balance:	$24,902,076
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

Radius at Harbor Bay Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$83,000,000	$82,674,893	WFCM 2025-5C3	Yes
A-2-1-1	$25,000,000	$24,902,076	BANK5 2025-5YR14	No
A-2-1-2	$25,000,000	$24,902,076	WFCM 2025-5C4	No
A-2-2	$25,000,000	$24,902,076	BANK5 2025-5YR13	No
A-3	$11,600,000	$11,554,563	BANK5 2025-5YR14	No
A-4	$42,400,000	$42,233,921	BBCMS 2025-5C33	No
Total	$212,000,000	$211,169,605

The Borrowers and the Borrower Sponsors. The borrowers are Harbor Bay Parkway LLC, 1640 South Loop Road LLC, 1501 Harbor Bay LLC, 1321 & 1351 Harbor Bay LLC, 1411 Harbor Bay LLC, 1420 Harbor Bay LLC, 1451 Harbor Bay LLC and 1350 South Loop LLC, each a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Radius at Harbor Bay Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are TNREF IV REIV, LLC and True North Real Estate Fund IV, L.P. (individually or collectively, “True North Management Group”).

True North Management Group is a real estate investment firm that invests in middle market real estate assets in growing United States metropolitan areas with a value add and opportunistic approach. True North Management Group has raised over $1.5 billion in discretionary institutional equity capital across four funds and multiple co-investment vehicles.

The Properties. The Radius at Harbor Bay Properties comprise 643,220 SF across 10 buildings consisting of a mix of R&D, laboratory, and office uses located on a 33.93-acre site in Alameda, California. The Radius at Harbor Bay Properties consist of 435,949 SF of mixed use (R&D/Lab/Office) space, 121,216 SF of headquartered office space, and 86,055 SF of industrial R&D space. As of October 16, 2024 and November 26, 2024, the Radius at Harbor Bay Properties were 93.9% leased to 18 unique tenants with a weighted average lease term of approximately 8.2 years. The Radius at Harbor Bay Properties also include 2,525 on-site parking spaces (3.93 spaces per 1,000 SF), inclusive of 1,498 spaces shared on a non-exclusive basis to the entire Empire Parkway Centre condominium regime.

The following table presents certain information relating to the Radius at Harbor Bay Properties:

Radius at Harbor Bay Properties Summary
Property Name / Property Type / Property Sub-Type	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built / Renovated(2)	Net Rentable Area (SF)(1)	Appraised Value(3)	Allocated Cut-off Date LTV	UW NOI(1)	% of UW NOI
1420 Harbor Bay Parkway Office / Suburban	$29,842,887	14.1%	100.0%	1986 / Various	121,216	$46,420,000	64.3%	$4,225,296	18.6%
1351 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$28,782,120	13.6%	100.0%	1984 / Various	97,980	$44,770,000	64.3%	$2,826,526	12.4%
1451 Harbor Bay Parkway Industrial / R&D	$25,278,378	12.0%	100.0%	1984 / Various	86,055	$39,320,000	64.3%	$2,482,514	10.9%
1640 South Loop Road Mixed Use / R&D/Lab/Office	$23,465,432	11.1%	100.0%	1996 / 2021-2022	51,780	$36,500,000	64.3%	$3,245,026	14.3%
1650 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$23,401,143	11.1%	67.1%	2001 / 2019-2024	67,537	$29,600,000	79.1%	$1,400,062	6.2%
1600 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$22,951,122	10.9%	100.0%	2001 / 2019-2024	62,696	$35,700,000	64.3%	$2,692,701	11.8%
1350 South Loop Road Mixed Use / R&D/Lab/Office	$20,244,561	9.6%	100.0%	1987 / 2022	43,645	$31,490,000	64.3%	$2,827,643	12.4%
1321 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$14,741,434	7.0%	100.0%	1984 / Various	50,177	$22,930,000	64.3%	$1,447,506	6.4%
1501 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$14,143,548	6.7%	49.8%	1985 / 2021	33,817	$16,600,000	85.2%	$797,057	3.5%
1411 Harbor Bay Parkway Mixed Use / R&D/Lab/Office	$8,318,978	3.9%	100.0%	1984 / Various	28,317	$12,940,000	64.3%	$816,889	3.6%
Total/Weighted Average	$211,169,605	100.0%	93.9%		643,220	$316,270,000	66.8%	$22,761,221	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Source: Appraisal.
(3)	The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for eight of the 10 Radius at Harbor Bay Properties and as-is values for the other two. Of those eight mortgaged properties, six “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values were used because the respective property conversions from office to life science use have been completed, property occupancies have stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for upfront. For the remaining two non-stabilized mortgaged properties that have not been converted and the two mortgaged properties that will not undergo conversions, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Various – Various	Loan #7	Cut-off Date Balance:	$24,902,076
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

Major Tenants.

Penumbra, Inc. (262,529 SF, 40.8% net rentable area, 31.3% underwritten base rent). Founded in 2004, Penumbra, Inc. (NYSE: PEN) is a global provider of neurological and vascular medical devices. Penumbra, Inc. offers a 3D computer-based technology platform for the surgical removal of fluid and tissue from the ventricles and cerebrum. Penumbra, Inc. started occupying the 1351 Harbor Bay Parkway property in May 2008, and has since expanded into the 1451 Harbor Bay Parkway property, 1411 Harbor Bay Parkway property, and 1321 Harbor Bay Parkway property. In addition, Penumbra, Inc. also occupies space at five adjacent buildings (non-collateral) including its headquarters located at 1310 Harbor Bay Parkway (non-collateral). Penumbra, Inc. employs approximately 4,200 individuals and generates annual revenue of over $1.06 billion through a combination of direct sales and distributor arrangements. The Penumbra, Inc. lease has a current expiration of December 31, 2036, with three five-year renewal options and no termination options remaining.

Abbott Diabetes Care, Inc. (121,216 SF, 18.8% of net rentable area; 17.4% of underwritten base rent). Abbott Labs (NYSE: ABT), the parent company of Abbott Diabetes Care, Inc. (“Abbott”) is a global medical device company that develops and sells healthcare products worldwide. The company’s product portfolio spans across four segments: pharmaceutical products, diagnostic products, nutritional products, and medical devices. The company generated over $40.1 billion in revenue in 2023. The Abbott lease has a current expiration of December 31, 2029, with two five-year renewals and no termination options.

Vivani Medical, Inc. (43,645 SF; 6.8% of net rentable area; 11.7% of underwritten base rent). Vivani Medical, Inc. (Nasdaq: VANI) is a biopharmaceutical company that specializes in miniaturized and subdermal implants, utilizing its advanced nano portal implant technology to treat chronic diseases. The Vivani Medical, Inc. lease has a current expiration of September 30, 2033, with two five-year renewals and no termination options remaining.

The following table presents certain information relating to the tenancy at the Radius at Harbor Bay Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	% of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent(2)	Annual UW Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Penumbra, Inc.(3)	NR/NR/NR	262,529	40.8%	$7,573,435	31.3%	$28.85	12/31/2036	N	3 x 5 Yr
Abbott Diabetes Care, Inc.	NR/Aa3/AA-	121,216	18.8%	$4,216,554	17.4%	$34.79	12/31/2029	N	2 x 5 Yr
Vivani Medical, Inc.	NR/NR/NR	43,645	6.8%	$2,839,299	11.7%	$65.05	9/30/2033	N	2 x 5 Yr
Bay Area Disruptor	NR/NR/NR	28,488	4.4%	$1,589,630	6.6%	$55.80	9/30/2037	N	None
AllCells, LLC	NR/NR/NR	25,865	4.0%	$1,580,554	6.5%	$61.11	11/30/2033	N	1 x 5 Yr
Subtotal/Wtd. Avg.		481,743	74.9%	$17,799,472	73.6%	$36.95

Other Tenants		122,285	19.0%	$6,399,187	26.4%	$52.33
Total Occupied Space		604,028	93.9%	$24,198,660	100.0%	$40.06

Vacant Space		39,192	6.1%
Total/Wtd. Avg.		643,220	100.0%

(1)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF includes rent steps through December 2025 totaling $1,036,969.
(3)	Penumbra, Inc. is converting the 1451 Harbor Bay Parkway property into an R&D/advanced manufacturing facility on a lease through December 31, 2036, totaling 86,055 SF. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Various – Various	Loan #7	Cut-off Date Balance:	$24,902,076
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover schedule at the Radius at Harbor Bay Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	2	18,267	2.8%	2.8%	$559,096	2.3%	2.3%	$30.61
2026	2	11,363	1.8%	4.6%	$616,283	2.5%	4.9%	$54.24
2027	2	13,772	2.1%	6.7%	$742,411	3.1%	7.9%	$53.91
2028	2	16,830	2.6%	9.4%	$584,790	2.4%	10.3%	$34.75
2029	2	131,044	20.4%	29.7%	$4,860,913	20.1%	30.4%	$37.09
2030	0	0	0.0%	29.7%	$0	0.0%	30.4%	$0.00
2031	2	25,915	4.0%	33.8%	$1,657,538	6.8%	37.3%	$63.96
2032	2	26,310	4.1%	37.9%	$1,594,711	6.6%	43.9%	$60.61
2033	2	69,510	10.8%	48.7%	$4,419,853	18.3%	62.1%	$63.59
2034	0	0	0.0%	48.7%	$0	0.0%	62.1%	$0.00
2035	0	0	0.0%	48.7%	$0	0.0%	62.1%	$0.00
Thereafter	2	291,017	45.2%	93.9%	$9,163,065	37.9%	100.0%	$31.49
Vacant	0	39,192	6.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	18	643,220	100.0%		$24,198,660	100.0%		$40.06
(1)	Information is based on the underwritten rent roll.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Radius at Harbor Bay Properties are located within Alameda County, California, and are part of the San Francisco-Oakland-Fremont, CA, MSA. The Radius at Harbor Bay Properties are located in the southern section of Alameda in an area known as Bay Farm Island. The Bay Farm Island neighborhood consists of a mix of residential and commercial uses. Commercial uses in the area include hotels, office buildings, R&D developments, industrial developments and a shopping center. Primary access to the Radius at Harbor Bay neighborhood is provided by State Route 61 (Doolittle Drive). The nearest freeway, which is Interstate 880, is approximately one mile from the neighborhood, but is about a four-mile drive from the Radius at Harbor Bay Properties. Oakland International Airport is located approximately 1.3 miles southeast of the Radius at Harbor Bay Properties.

The Radius at Harbor Bay Properties are located in the Alameda office submarket. The Alameda office submarket consists of approximately 4,329,309 square feet of office space with a 5.1% vacancy rate as of the first quarter of 2025.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Radius at Harbor Bay Properties:

Market Rent Summary
	1321 Harbor Bay Parkway	1351 Harbor Bay Parkway	1411 Harbor Bay Parkway	1451 Harbor Bay Parkway	1420 Harbor Bay Parkway	1350 South Loop Road	1501 Harbor Bay Parkway - Café	1501 Harbor Bay Parkway - Office/Lab	1640 South Loop Road	1600 Harbor Bay Parkway-Lab	1600 Harbor Bay Parkway-Office	1650 Harbor Bay Parkway-Lab	1650 Harbor Bay Parkway-Office
Market Rent (PSF)	$42.00	$42.00	$42.00	$42.00	$32.40	$55.20	$30.00	$55.20	$55.20	$55.20	$42.00	$55.20	$42.00
Lease Term (Years)	7	7	7	7	5	7	5	7	7	7	5	7	5
Lease Type	NNN	NNN	NNN	NNN	Net	NNN	MG	Net	Net	Net	Base Year Stop	Net	Base Year Stop
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New)	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$50 PSF	$25 PSF	$10 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF	$25 PSF
Leasing Commissions (New)	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
Free Rent (New)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Various – Various	Loan #7	Cut-off Date Balance:	$24,902,076
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

Appraisal. The appraisal provided “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values for eight of the 10 Radius at Harbor Bay Properties and as-is values for the other two. Of those eight mortgaged properties, six “hypothetical as-stabilized” or “hypothetical as-complete/stabilized” values were used because the respective property conversions from office to life science use have been completed, property occupancies have stabilized and all outstanding TI/LC reserves of $20,860,736 have been reserved for upfront. For the remaining two non-stabilized mortgaged properties that have not been converted and the two mortgaged properties that will not undergo conversions, as-is values were used. The aggregate portfolio value on this combined basis was $316,270,000 as of October 21, 2024 and October 23, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 16, 2024, there was no evidence of any recognized environmental l conditions at the Radius at Harbor Bay Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Radius at Harbor Bay Properties:

Cash Flow Analysis
	2021	2022	2023	TTM 9/30/2024	UW	UW PSF
Base Rent(1)	$6,907,151	$14,203,703	$18,060,546	$21,415,565	$24,198,660	$37.62
Grossed Up Vacant Space	$0	$0	$0	$0	$2,163,398	$3.36
Gross Potential Rent	$6,907,151	$14,203,703	$18,060,546	$21,415,565	$26,362,058	$40.98
Total Recoveries	$1,271,131	$2,764,535	$5,146,479	$5,754,206	$7,209,534	$11.21
Free Rent Adjustment	($66,025)	($231,018)	($3,079,675)	($955,146)	$0	$0.00
Other Income	$40,054	$3,294	$5,676	$27,968	$27,968	$0.04
Parking/Garage/Other	$32,980	$33,969	$34,988	$35,774	$36,302	$0.06
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,163,398)	($3.36)
Effective Gross Income	$8,185,291	$16,774,483	$20,168,014	$26,278,366	$31,472,463	$48.93

Management Fee	$195,980	$401,493	$584,721	$703,679	$944,174	$1.47
Real Estate Taxes	$1,362,226	$2,367,596	$2,692,786	$2,795,238	$2,957,367	$4.60
Insurance	$164,552	$380,590	$463,153	$500,199	$559,844	$0.87
Other Operating Expenses	$1,942,768	$3,404,014	$4,264,999	$4,249,857	$4,249,857	$6.61
Total Expenses	$3,665,526	$6,553,693	$8,005,660	$8,248,974	$8,711,242	$13.54

Net Operating Income	$4,519,765	$10,220,790(2)	$12,162,354(2)	$18,029,392(2)	$22,761,221(2)	$35.39
CapEx	$0	$0	$0	$0	$128,644	$0.20
TI/LC	$0	$0	$0	$0	$643,220	$1.00
TI/LC Reserve(3)	$0	$0	$0	$0	($450,000)	($0.70)
Net Cash Flow	$4,519,765	$10,220,790	$12,162,354	$18,029,392	$22,439,357	$34.89

Occupancy %	81.4%	90.7%	89.5%	93.9%(4)	91.8%(4)
NOI DSCR(5)	0.29x	0.66x	0.79x	1.17x	1.47x
NCF DSCR(5)	0.29x	0.66x	0.79x	1.17x	1.45x
NOI Debt Yield(5)	2.1%	4.8%	5.8%	8.5%	10.8%
NCF Debt Yield(5)	2.1%	4.8%	5.8%	8.5%	10.6%

(1)	UW Base Rent includes rent steps through December 2025 totaling $1,036,969 representing approximately 4.5% of the underwritten base rent (excluding such rent steps).
(2)	The increase in NOI from 2022 to UW was primarily due to an increase in occupancy from 90.7% to 93.9% and an increase in average rental rates from $22.08 PSF to $37.62 PSF. Additionally, Penumbra, Inc. is converting the 1451 Harbor Bay Parkway property into an R&D facility. Demolition has started, and Penumbra, Inc. is expected to complete the buildout by July 2025.
(3)	Represents a credit for 10% of the upfront TI/LC reserve of $4,500,000.
(4)	The underwritten economic vacancy is 8.2%. The Radius at Harbor Bay Properties were 93.9% physically occupied as of October 16, 2024 and November 26, 2024.
(5)	The information presented is based on the Radius at Harbor Bay Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Radius at Harbor Bay Whole Loan documents require an upfront reserve of $1,000,744 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $250,186 monthly.

Insurance – The Radius at Harbor Bay Whole Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Radius at Harbor Bay Properties as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The Radius at Harbor Bay Whole Loan documents require an ongoing monthly replacement reserve deposit of $10,721 until such time as the amount on deposit in the replacement reserve equals $385,932.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Various – Various	Loan #7	Cut-off Date Balance:	$24,902,076
Various	Radius at Harbor Bay	Cut-off Date LTV:	66.8%
Alameda, CA 94502		UW NCF DSCR:	1.45x
		UW NOI Debt Yield:	10.8%

TI/LC Reserve – The Radius at Harbor Bay Whole Loan documents require an upfront deposit of $4,500,000 and ongoing leasing reserve deposits, as follows: (i) $53,602 on each monthly payment date until Abbott exercises its extension option in writing or a replacement tenant event (an “Abbott Renewal Event”) has occurred, and (ii) following an Abbott Renewal Event, if leasing reserve funds are less than $1,400,000, $53,602 on each monthly payment date up to a cap of $1,400,000.

Abbott Reserve – Commencing in August 2028, the Radius at Harbor Bay Whole Loan documents require an ongoing monthly replacement reserve deposit of $500,000 on each monthly payment date until the earlier of (i) the occurrence of an Abbott Renewal Event has occurred, or (ii) the combined amounts deposit sum for the leasing reserve and Abbott Reserve equals $12,000,000, provided, however, that such reserve fund will no longer apply from and after the release of the 1420 Harbor Bay Parkway property.

Existing TI/LC Reserve – The Radius at Harbor Bay Whole Loan documents require an upfront deposit of $20,860,736, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Radius at Harbor Bay Properties.

Rent Concessions Reserve – The Radius at Harbor Bay Whole Loan documents require an upfront deposit of $355,039, which represents the future rent credits or abatements under existing leases at the Radius at Harbor Bay Properties.

Lockbox and Cash Management. The Radius at Harbor Bay Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Cash Trap Event Period (as defined below) is continuing, the borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as an operating account. During the continuance of a Cash Trap Event Period, the borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Radius at Harbor Bay Whole Loan documents, with any excess funds (i) above $125,000 per month, disbursed to the borrowers if the net cash flow debt service coverage ratio ("NCF DSCR") is below 1.20x and greater than or equal to 1.15x, tested quarterly, (ii) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Radius at Harbor Bay Whole Loan during the continuance of such Cash Trap Event Period, or (iii) if no Cash Trap Event Period is continuing, disbursed to the borrowers.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Radius at Harbor Bay Whole Loan documents;
(ii)	the NCF DSCR is below 1.20x, tested quarterly;
(iii)	Abbott or Penumbra, Inc. (or any lease guarantor of either of the foregoing) avails itself of any creditor’s rights laws, provided this clause will no longer apply (a) with respect to Abbott from and after the 1420 Harbor Bay Parkway property is released from the lien or (b) with respect to Penumbra, Inc. from and after the 1411 Harbor Bay Parkway property, 1451 Harbor Bay Parkway property, 1321 Harbor Bay Parkway property, and 1351 Harbor Bay Parkway property are released from the lien; or
(iv)	Abbott or Penumbra, Inc. goes dark, vacates or fails to physically occupy more than 50% of the occupiable square footage of the premises demised to such tenant under its lease.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of such event of default;
(ii)	with regard to clause (ii) above, the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters;
(iii)	with regard to clause (iii)(a)-(b) above, an Abbott Renewal Event has occurred without any negative material change in the economics, scope or duration of such lease (unless approved by the lender in its reasonable discretion) pursuant to an order or confirmed plan of reorganization under the applicable creditors rights law; and
(iv)	with regard to clause (iv) above, Abbott and/or Penumbra, Inc. has re-commenced occupancy of its leased space or a replacement tenant event has occurred.

Release of Property. The Radius at Harbor Bay Whole Loan documents provide for the partial release of any individual property following the defeasance lockout date, subject to certain conditions, including: (i) partial defeasance of the loan equal to the greatest of (A) 115% of the allocated loan amount for the release property, (B) an amount that results in the post-release debt yield for the remaining properties being not less than the greater of 10.6% or the pre-release debt yield of then-encumbered properties, (C) an amount that results in the post-release debt service coverage ratio for the remaining properties being not less than the greater of 1.40x or the pre-release debt service coverage ratio of then-encumbered properties and (D) an amount that results in the post-release loan-to-value ratio for the remaining properties being not greater than the lesser of 62.7% or the pre-release loan-to-value ratio for then-encumbered properties; (ii) if any of the four constituent properties included in the Empire Parkway Centre condominium regime (i.e. the 1321 Harbor Bay Parkway property, 1351 Harbor Bay Parkway property, 1411 Harbor Bay Parkway property and 1451 Harbor Bay Parkway property) are among the remaining properties post-release, the remaining borrowers will have a voting rights interest in the related owners’ association of no less than 50%; (iii) an opinion of counsel that the partial release satisfies applicable REMIC requirements; and (iv) if determined by lender in good faith that the applicable pooling and servicing agreement requires it, a rating agency confirmation.

Condominium. Each of the 1351 Harbor Bay Parkway property, 1451 Harbor Bay Parkway property, 1321 Harbor Bay Parkway property, and 1411 Harbor Bay Parkway property are units in the eight-unit Empire Parkway Centre condominium regime. The borrowers own four of the eight units, and have an aggregate 50.00% voting rights interest in the related owners’ association and the resulting power to veto any modification or termination of the condominium regime, among other things. Each unit owner is responsible for its building maintenance and property insurance.

Terrorism Insurance. The Radius at Harbor Bay Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) windstorm and/or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Office - Suburban	Loan #8	Cut-off Date Balance:	$23,700,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Office - Suburban	Loan #8	Cut-off Date Balance:	$23,700,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

1331 N. CALIFORNIA BOULEVARD

Floor	Tenants
7	
7	Merrill Lynch, Pierce, Fenner & Smith Incorporated 15,784 SF 5/2029
6	Miller Starr Regalia 6,527 SF 2/2030; RBC Capital Markets, LLC 8,098 SF 7/2030; Hawkins Delafield & Wood LLP 2,148 SF 7/2030
5	Miller Starr Regalia 19,549 SF 2/2030
4	Merrill Lynch, Pierce, Fenner & Smith Incorporated 20,813 SF 5/2029
3	Merrill Lynch, Pierce, Fenner & Smith Incorporated 15,192 SF 5/2029; Vacant 8,414 SF
2	XL Global Services, Inc. (AXA) 9,257 SF 10/2028; Knight Law Group 4,827 SF 7/2028; Comerica Bank 6,149 SF 10/2027
1	Placer Title 3,498 SF 1/2026; Creative Planning 1,725 SF 12/2028; RBC Capital Markets, LLC 2,506 SF 7/2030; Jones Lang LaSalle Americas, Inc. 11,959 SF 7/2033

1333 N. CALIFORNIA BOULEVARD

Floor	Tenants
6	JPMorgan Chase National Association 7,905 SF 7/2031; MESA LLC 8,257 SF 5/2029; Keyence 11,737 SF 4/2028; Pathstone Family Office LLC 2,611 SF 6/2030
5	Cushman & Wakefield of California, Inc. 7,001 SF 2/2030; Insignia Capital 4,312 SF 5/2027; Edward D. Jones & Co, LP 1,931 SF 6/2034; Umpqua Bank 5,676 SF 9/2027; Vacant 4,648 SF; Conference Room 522 SF; Management Office 2,397 SF; Dean & Margaret Lesher Foundation 1,179 SF 4/2026; Bestlife Holdings, Inc dba Cenegenics 2,504 SF 4/2031
4	Alpine SG LLC 6,165 SF 3/2028; Womble Bond Dickinson 4,347 SF 1/2028; Vacant 5,748 SF; Factory Mutual Insurance Company (FM Global) 17,168 SF 3/2026
3	PNC Bank, National Association 6,013 SF 10/2026; James Chung Inc (Econic Company) 1,182 SF 12/2027; Newmark Knight Frank 5,604 SF 12/2028; Amerit Fleet Solutions, Inc. 6,176 SF 4/2027; Moss Adams LLP 11,624 SF 10/2028; Umpqua Bank 4,890 SF 9/2027
2	Factory Mutual Insurance Company (FM Global) 20,484 SF 3/2026; Morgan Stanley Smith Barney Financing LLC 7,137 SF 1/2028; Best Best & Krieger LLP 3,876 SF 9/2029
1	EP Wealth 6,279 SF 8/2028; Morgan Stanley Smith Barney Financing LLC 25,796 SF 1/2028
GR	Bank of the West 3,206 SF 3/2028; Umpqua Bank 3,078 SF 9/2027; Sereno 3,735 SF 9/2032; Vacant 7,111 SF; Amenity Space 6,125 SF

Vacant | Amenity | 2026 – 2027 | 2028 – 2029 | 2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Office - Suburban	Loan #8	Cut-off Date Balance:	$23,700,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

Gregory Ln
Boyd Rd
Downtown Pleasant Hill Shopping Ctr.
Crossroads Shopping Ctr.
Concord
Treat Blvd
Briones Regional Park
Taylor Blvd
Pleasant Hill
680
BART
Oak Grove Plaza
Pleasant Hill Adult Education Center
Oak Park Center
Best Buy Regional Office
De LaSalle High School
Ygnacio Valley High School
Oak Grove Rd
Countrywood Shopping Ctr.
PLEASANT HILL
Geary Rd
Contra Costa Centre
The Orchards at Walnut Creek
Bancroft Rd
Taylor Blvd
Reliez Valley Rd
Lindsay Wildlife Museum
Buena Vista Ave
N. Main St
Oak Rd
Diablo Hills Golf Course
Ygnacio Plaza
Walnut Ave
Silver Dell
Walnut Creek
Ygnacio Valley Rd
John Muir Health Walnut Creek Medical Center
Acalanes Open Space
Riviera Plaza
680
Northgate High School
WALNUT CREEK
Acalanes High School
Acalanes Ridge
DOWNTOWN WALNUT CREEK
The Plaza at Walnut Creek
1331 - 1333 North California Boulevard
Walnut Creek, CA 94596
San Francisco 22 miles
Deer Hill Rd
24
BART
Broadway Plaza
Main Street Plaza
Shell Ridge Open Space
24
Plaza Center
Kaiser Permanente Walnut Creek Medical Ctr.
Lafayette Valley Estates
Golden Gate Plaza
Olympic Blvd
Castle Hill
St. Mary's Rd
San Miguel
Lafayette
Rossmoor Shopping Center
Rudgear Rd
Diablo Foothills Regional Park
680
Del Valle Theatre
Tice Valley Blvd
Sugarloaf Open Space
Alamo
Lafayette Community Center
San Jose 47 miles
Lafayette Community Park
Rossmoor
Moraga
St. Mary's Rd
Rossmoor Golf Course
Rheem Blvd
CONTRA COSTA COUNTY
St. Mary's College
University Credit Union Pavilion
Geissberger Observatory
Fairfield
Vallejo
Pittsburg
Antioch
Martinez
Concord
Walnut Creek
Richmond
Berkeley
Lafayette
OAKLAND
SAN FRANCISCO
Danville
San Ramon
Dublin
Livermore
Pleasanton
Daly City
Hayward
Pacific Ocean
San Mateo
Union City
Fremont
Redwood City
Palo Alto
Milpitas
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE
Cupertino
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Mortgage Loan No. 8 – The Plaza at Walnut Creek

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Walnut Creek, CA 94596
Original Balance(1):		$23,700,000		General Property Type:	Office
Cut-off Date Balance(1):		$23,700,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		4.1%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	1985-1987/NAP
Borrower Sponsor:		SFF Realty Fund IV, L.P.		Size:	352,870 SF
Guarantor:		SFF Realty Fund IV, L.P.		Cut-off Date Balance PSF(1):	$275
Mortgage Rate:		6.59800%		Maturity Balance PSF(1):	$275
Note Date:		1/22/2025		Property Manager:	Cushman & Wakefield U.S., Inc.
Maturity Date:		2/11/2030		Underwriting and Financial Information(1)
Term to Maturity:		60 months		UW NOI(3):	$17,719,413
Amortization Term:		0 months		UW NCF	$17,275,455
IO Period:		60 months		UW NOI Debt Yield:	18.2%
Seasoning:		3 months		UW NCF Debt Yield:	17.8%
Prepayment Provisions:		L(27),D(26),O(7)		UW NOI Debt Yield at Maturity:	18.2%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NCF DSCR:	2.66x
Additional Debt Type(1):		Pari Passu		Most Recent NOI(3):	$15,335,309 (9/19/2024 T-9 Annualized)
Additional Debt Balance(1):		$73,500,000		2nd Most Recent NOI(3):	$13,121,598 (12/31/2023)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(3):	$9,875,575 (12/31/2022)
Reserves(2)				Most Recent Occupancy:	92.7% (1/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.0% (12/31/2023)
RE Taxes:	$0	$77,188	NAP	3rd Most Recent Occupancy:	89.4% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$162,500,000 (12/4/2024)
Replacement Reserve:	$0	$7,352	NAP	Appraised Value PSF:	$461
TI/LC Reserves:	$3,500,000	$58,812	NAP	Cut-off Date LTV Ratio:	59.8%
Outstanding TI/LC Reserve:	$0(4)	$0	NAP	Maturity Date LTV Ratio:	59.8%
Free Rent Reserve:	$0(4)	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$97,200,000	58.2%	Purchase Price(5):	$162,000,000	96.9%
Sponsor Equity:	$69,945,791	41.8%	Upfront Reserves:	$3,500,000	2.1%
			Closing Costs:	$1,645,791	1.0%
Total Sources:	$167,145,791	100.0%	Total Uses:	$167,145,791	100.0%

(1)	The Plaza at Walnut Creek Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $97,200,000. The financial information presented above is based on The Plaza at Walnut Creek Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The increase in Net Operating Income from 2022 to UW was primarily attributed to partial/full year rents for new/expansion leases commencing in 2023 and 2024 and an approximately $1.8 million decrease in free rent booked in 2023.
(4)	In lieu of a reserve, the total amount of $4,579,274 in outstanding TILCs and free rent was guaranteed by the guarantor.
(5)	The Plaza at Walnut Creek Property (as defined below) was previously unencumbered as the borrower sponsor acquired The Plaza at Walnut Creek Property for $162,000,000 in an all-cash transaction in October 2024.

The Mortgage Loan. The eighth largest mortgage loan (“The Plaza at Walnut Creek Mortgage Loan”) is part of a whole loan (“The Plaza at Walnut Creek Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $97,200,000. The Plaza at Walnut Creek Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in an office building totaling 352,870 SF located in Walnut Creek, California (“The Plaza at Walnut Creek Property”). The Plaza at Walnut Creek Mortgage Loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance of $23,700,000 as of the Cut-off Date. The Plaza at Walnut Creek Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR13 transaction. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Plaza at Walnut Creek Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$73,500,000	$73,500,000	BANK5 2025-5YR13	Yes
A-2	$23,700,000	$23,700,000	WFCM 2025-5C4	No
Total	$97,200,000	$97,200,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Office - Suburban	Loan #8	Cut-off Date Balance:	$23,700,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

The Borrower and the Borrower Sponsor. The borrower is SFF PWC LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Plaza at Walnut Creek Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is SFF Realty Fund IV, L.P. PSAI Realty Partners (“PRP”) and its successor entity serve as the general partner of SFF Realty Fund IV, L.P. and are led by its three Managing Directors/Key Principals: Peter Sullivan, Michael Feldman and Erik Foraker.

The Property. The Plaza at Walnut Creek Property comprises two, seven-story multi-tenant office buildings totaling 352,870 SF located on a 3.02-acre site in Walnut Creek, California. Built in 1985 and 1987, The Plaza at Walnut Creek Property includes an existing conference center with an outdoor plaza and has direct access to shopping and experiential retail within downtown Walnut Creek. The Plaza at Walnut Creek Property has a three-level parking garage with 770 parking spaces, in addition to a small surface lot with 26 parking spaces, which results in a parking ratio of approximately 2.3 spaces per 1,000 SF of NRA. As of January 31, 2025, The Plaza at Walnut Creek Property was 92.7% occupied by 33 tenants and the 10-year average occupancy is 92.9%.

Major Tenants.

Merrill Lynch, Pierce, Fenner & Smith Incorporated (51,789 SF, 14.7% of NRA; 16.6% of underwritten base rent). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), was founded in 1914 and is the investment and wealth management division of Bank of America. The firm offers financial solutions, including retirement planning, Individual Retirement Accounts (IRAs), corporate and small business retirement plans, and consumer lending. Merrill Lynch has been a tenant since 1998 and is on a lease expiring in May 2029 with two, five-year extension options and no termination options; however, Merrill Lynch has a one-time right to reduce the square footage under its lease by 6,786 SF as of September 30, 2026, provided that the tenant delivers to the landlord written notice exercising its contraction option no later than September 30, 2025.

Factory Mutual Insurance Company (FM Global) (37,652 SF, 10.7% of NRA; 11.8% of underwritten base rent). Factory Mutual Insurance Company (“FM”) (formerly FM Global) is an American mutual insurance company headquartered in Johnston, Rhode Island, United States. FM provides businesses with comprehensive insurance, loss prevention, and risk management solutions, serving one in four Fortune 500 companies. FM has been a tenant at The Plaza at Walnut Creek Property since 2013 and is on a lease expiring in March 2026 with one, five-year extension option and no termination options.

Morgan Stanley Smith Barney Financing LLC (32,933 SF, 9.3% of NRA; 10.0% of underwritten base rent). Morgan Stanley Smith Barney Financing LLC (“Morgan Stanley”) is an American multinational investment bank and financial services company headquartered in Midtown Manhattan. Morgan Stanley was founded in 1935 and provides a comprehensive range of investment banking, securities, wealth management, and investment management services. Morgan Stanley operates in 42 countries with approximately 80,000 employees. Morgan Stanley has been a tenant at The Plaza at Walnut Creek Property since 1987 and is on a lease expiring in January 2028 with two, five-year extension options and no termination options.

The following table presents certain information relating to the tenancy at The Plaza at Walnut Creek Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Merrill Lynch, Pierce, Fenner & Smith Incorporated	AA-/A1/A-	51,789	14.7%	$3,737,891	16.6%	$72.18	5/31/2029	Y(4)	2 x 5 Yr
Factory Mutual Insurance Company (FM Global)	NR/NR/AA-	37,652	10.7%	$2,653,498	11.8%	$70.47	3/31/2026	N	1 x 5 Yr
Morgan Stanley Smith Barney Financing LLC	A+/A1/A-	32,933	9.3%	$2,245,575	10.0%	$68.19	1/31/2028	N	2 x 5 Yr
Miller Starr Regalia(5)	NR/NR/NR	26,076	7.4%	$1,796,115	8.0%	$68.88	2/28/2030	N	1 x 5 Yr
Umpqua Bank	BBB+/NR/BBB-	13,644	3.9%	$984,703	4.4%	$72.17	9/30/2027	N	1 x 5 Yr
Subtotal/Wtd. Avg.		162,094	45.9%	$11,417,782	50.8%	$70.44

Other Tenants		164,855	46.7%	$11,078,777	49.2%	$67.20
Occupied Collateral Total		326,949	92.7%	$22,496,559	100.0%	$68.81
Vacant Space		25,921	7.3%
Total/Wtd. Avg.		352,870	100.0%

(1)	Based on the underwritten rent roll dated January 31, 2025.
(2)	Represents the credit rating of the parent company, whether or not the parent company guarantees the lease.
(3)	The Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF includes rent steps through January 2026 totaling $375,696 and straight line rent averaging for investment grade tenants totaling $421,843.
(4)	Merrill Lynch has a one-time right to reduce the square footage under its lease by 6,786 SF as of September 30, 2026, provided that the tenant delivers to the landlord written notice exercising its contraction option no later than September 30, 2025.
(5)	Miller Starr Regalia subleases 2,000 SF (approximately 7.7% of its total space) effective January 1, 2025 through December 31, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Office - Suburban	Loan #8	Cut-off Date Balance:	$23,700,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

The following table presents certain information relating to the lease rollover schedule at The Plaza at Walnut Creek Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	9,044(4)	2.6%	2.6%	$0	0.0%	0.0%	$0.00
2026	4	48,342	13.7%	16.3%	$3,423,943	15.2%	15.2%	$70.83
2027	5	31,463	8.9%	25.2%	$2,233,894	9.9%	25.1%	$71.00
2028	11	97,704	27.7%	52.9%	$6,833,044	30.4%	55.5%	$69.94
2029	3	63,922	18.1%	71.0%	$4,580,282	20.4%	75.9%	$71.65
2030	5	48,440	13.7%	84.7%	$3,420,313	15.2%	91.1%	$70.61
2031	2	10,409	2.9%	87.7%	$744,232	3.3%	94.4%	$71.50
2032	1	3,735	1.1%	88.7%	$269,368	1.2%	95.6%	$72.12
2033	1	11,959	3.4%	92.1%	$852,587	3.8%	99.4%	$71.29
2034	1	1,931	0.5%	92.7%	$138,895	0.6%	100.0%	$71.93
2035	0	0	0.0%	92.7%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	92.7%	$0	0.0%	100.0%	$0.00
Vacant	0	25,921	7.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	33	352,870	100.0%		$22,496,559	100.0%		$68.81

(1)	Based on the underwritten rent roll dated January 31, 2025 and includes rent steps through January 2026 totaling $375,696 and straight line rent averaging for investment grade tenants totaling $421,843.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling and UW Rent PSF Rolling does not include vacant space.
(4)	Consists of 2,397 SF of management space and 6,647 SF of amenity space.

The Market. The Plaza at Walnut Creek Property is located in Walnut Creek, California, 0.7 miles from Walnut Creek Bay Area Rapid Transit Station. The Plaza at Walnut Creek Property is accessed from three streets, with the main entrance and primary point of ingress/egress being North California Boulevard. Major transportation arterials within proximity to the subject include Highway 24 and Interstate 680, providing linkage to the surrounding area, including Oakland, California. Buchanan Field Airport is located approximately 7.0 miles away from The Plaza at Walnut Creek Property. According to the appraisal, the estimated 2024 population within a one, three and five-mile radius was approximately 17,223, 103,175 and 205,555 respectively, and the estimated 2024 average household income within the same radii was approximately $187,315, $201,166, and $206,562, respectively.

According to the appraisal, The Plaza at Walnut Creek Property is located within the Downtown Walnut Creek Office submarket of Contra Costa County, California. As of the third quarter of 2024, the Downtown Walnut Creek Office submarket reported a total inventory of approximately 8.68 million SF with a 21.8% vacancy rate and an average asking rent of $41.02 PSF, net. The appraiser identified four directly comparable office leases located within Contra Costa County with rents ranging from $58.20 to $72.60 PSF, Full-Service Gross. The appraiser concluded a market rent for The Plaza at Walnut Creek Property of $69.00, Full-Service Gross for the Office and $68.40 PSF, Full-Service Gross for the Office-Large.

The following table presents certain information relating to the appraisal’s market rent conclusions for The Plaza at Walnut Creek Property:

Market Rent Summary
	Office	Office-Large
Market Rent (PSF)	$69.00	$68.40
Lease Term (Years)	5	7
Lease Type	Full-Service Gross	Full-Service Gross
Escalations	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal	$50 / $20	$50 / $20
Leasing Commissions (New/Renewal)	7.5% / 3.8%	7.5% / 3.8%
Free Rent (Months) (New/Renewal)	5 / 3	7 / 4

Source:	Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Office - Suburban	Loan #8	Cut-off Date Balance:	$23,700,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

The following table presents certain information relating to the appraiser’s office market rent conclusions for The Plaza at Walnut Creek Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
The Plaza at Walnut Creek 1331-1333 North California Boulevard, Walnut Creek, CA 94596	1985-1987/NAP	352,870(2)	-	-	-	-	-	-
Growers Square 1646 North California Boulevard, Walnut Creek, CA 94596	1985/NAP	85,846	Donahue Fitzgerald	8,234	Oct-24	66.0	$69.00	FSG
Growers Square 1646 North California Boulevard, Walnut Creek, CA 94596	1985/NAP	85,846	Prudential Insurance	2,207	Oct-25	39.6	$72.60	FSG
Growers Square 1676 North California Boulevard, Walnut Creek, CA 94596	1985/NAP	87,770	Basic American	4,240	May-24	62.4	$68.40	FSG
Lafayette Mercantile 3585 Mount Diablo Boulevard, Lafayette, CA 94549	2006/NAP	56,614	Compass	6,408	Mar-24	64.8	$58.20	FSG

(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated January 31, 2025.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Plaza at Walnut Creek Property:

Cash Flow Analysis
	2021	2022	2023	9/19/2024 YTD Ann.	UW		UW PSF
Base Rent(1)	$17,317,450	$14,083,973	$17,544,367	$18,909,357	$22,496,559		$63.75
Grossed Up Vacant Space	$0	$0	$0	$0	$1,788,549		$5.07
Gross Potential Rent	$17,317,450	$14,083,973	$17,544,367	$18,909,357	$24,285,108		$68.82
Other Income(2)	$279,977	$267,070	$297,971	$280,186	$125,054		$0.35
Parking/Garage/Other	$958,398	$1,080,001	$1,192,407	$1,255,979	$1,255,979		$3.56
Total Recoveries	$265,510	$55,369	$419,669	$806,062	$992,126		$2.81
Net Rental Income	$18,821,334	$15,486,413	$19,454,413	$21,251,584	$26,658,268		$75.55
(Vacancy & Credit Loss)	$0	$0	$0	$0	($1,788,549)		($5.07)
Effective Gross Income	$18,821,334	$15,486,413	$19,454,413	$21,251,584	$24,869,719		$70.48

Real Estate Taxes	$1,004,459	$1,016,762	$1,033,442	$960,113	$1,802,924		$5.11
Insurance	$505,143	$426,426	$604,544	$686,879	$171,939		$0.49
Management Fee	$716,072	466,383	$631,460	$641,700	$746,092		$2.11
Other Operating Expenses	$3,542,423	3,701,267	$4,063,369	$3,627,584	$4,429,351		$12.55
Other Fixed Expense	$0	$0	$0	$0	$0		$0.00
Total Expenses	$5,768,097	$5,610,838	$6,332,815	$5,916,275	$7,150,306		$20.26

Net Operating Income(3)	$13,053,238	$9,875,575	$13,121,598	$15,335,309	$17,719,413		$50.22
Replacement Reserves	$0	$0	$0	$0	$88,218		$0.25
TI/LC	$0	$0	$0	$0	$705,740		$2.00
Non-Recurring Items	$0	$0	$0	$0	($350,000)		($0.99)
Net Cash Flow	$13,053,238	$9,875,575	$13,121,598	$15,335,309	$17,275,455		$48.96

Occupancy %	95.6%	89.4%	89.0%	92.7%(4)	92.6%	(4)
NOI DSCR(5)	2.01x	1.52x	2.02x	2.36x	2.73x
NCF DSCR(5)	2.01x	1.52x	2.02x	2.36x	2.66x
NOI Debt Yield(5)	13.4%	10.2%	13.5%	15.8%	18.2%
NCF Debt Yield(5)	13.4%	10.2%	13.5%	15.8%	17.8%

(1)	UW Base Rent includes rent steps through January 2026 totaling $375,696, representing approximately 1.7% of underwritten base rent (excluding such rent steps), and straight line rent averaging for investment grade tenants totaling $421,843.
(2)	UW Other Income is comprised of approximately $36,000 of storage rent, approximately $20,000 of antenna fees, and other miscellaneous income from tenant billbacks, license fees and OT HVAC income of approximately $69,000. The higher figures during the historical periods included the seller's recovery of management office rent ranging from approximately $133,000 to approximately $159,000 each year, which is no longer applicable.
(3)	The decrease in Net Operating Income from 2021 to 2022 was primarily attributed to an additional approximately $3.4 million in free rent booked in 2022 compared to 2021. The subsequent increase in Net Operating Income from 2022 to UW was primarily attributed to partial/full year rents for new/expansion leases commencing in 2023 and 2024 and an approximately $1.8 million decrease in free rent booked in 2023.
(4)	UW Occupancy % represents economic occupancy. The Plaza at Walnut Creek Property was 92.7% physically occupied as of January 31, 2025.
(5)	The financial information presented above is based on The Plaza at Walnut Creek Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Office - Suburban	Loan #8	Cut-off Date Balance:	$23,700,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

Escrows and Reserves.

Real Estate Taxes – The Plaza at Walnut Creek Whole Loan documents require ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated to be $77,188.

Insurance – The Plaza at Walnut Creek Whole Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies; provided that no deposits are required so long as the borrower maintains insurance coverage for The Plaza at Walnut Creek Property as part of blanket or umbrella coverage reasonably approved by the lender.

Replacement Reserve – The Plaza at Walnut Creek Whole Loan documents require an ongoing monthly replacement reserve deposit of $7,352.

Leasing Reserve – The Plaza at Walnut Creek Whole Loan documents required the borrower to make an upfront deposit of $3,500,000 and ongoing monthly deposits of $58,812 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Plaza at Walnut Creek Whole Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit all rents and other income directly into an established deposit account within three business days of receipt. So long as no Trigger Period (as defined below) is continuing, all funds in the lockbox account will be transferred on each business day to the borrower’s operating account. During the continuance of a Trigger Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in The Plaza at Walnut Creek Whole Loan documents. Any excess funds after the waterfall are required to be deposited into an excess cash flow account to serve as additional collateral for The Plaza at Walnut Creek Whole Loan.

A “Trigger Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or
(ii)	the debt service coverage ratio (“DSCR”) being less than 1.40x as of the end of any calendar quarter.

A Trigger Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of such event of default; or
(ii)	with regard to clause (ii) above, the DSCR being equal to or greater than 1.45x.

Outstanding TI/LC and Free Rent Guaranty. In lieu of a reserve, the total amount of $4,579,274 in outstanding TILCs and free rent was guaranteed by the guarantor.

Terrorism Insurance. The Plaza at Walnut Creek Whole Loan documents require an “all risk” insurance policy on a full replacement cost basis, including business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Various	Loan #9	Cut-off Date Balance:	$22,000,000
Various	Latsko Portfolio	Cut-off Date LTV:	62.4%
Chicago, IL Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Various	Loan #9	Cut-off Date Balance:	$22,000,000
Various	Latsko Portfolio	Cut-off Date LTV:	62.4%
Chicago, IL Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

Latsko Portfolio
1 Guinness Open Gate Brewery Chicago, IL
2 66 East Walton Street Chicago, IL
3 Foxtrot Chicago, IL
Lake Michigan
CHICAGO
INDIANA
LINCOLN PARK
W. LaSalle Dr.
North Avenue Beach Pier
W. Eugenie St.
Lincoln Park
Chicago History Museum
W. Burton Pl.
W. Schiller St.
Gold Coast
W. Goethe St.
Lake Shore Drive
Lake Michigan
Old Town Square
W. Division St.
E. Division St.
E. Elm St.
E. Cedar St.
Oak Street Beach
Seward Park
N. Halsted St.
N. Larrabee St.
N. Orleans St.
N. North Park Ave.
N. Wells St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. Rush St.
N. Cherry Ave.
N. Hickory Ave.
Goose Island
CHICAGO
900 North Michigan Shops
John Hancock Center
Water Tower Place
O'Hare Intl. Airport 17 miles
SAE Institute Chicago
Moody Bible Inst.
Loyola Univ. Chicago
METRA
CTA
W. Chicago Ave.
Water Tower
Museum of Contemporary Art Chicago
River West
W. Superior St.
La Salle Center
Northwestern Univ. Chicago Campus
Milton Lee Olive Park
CTA BLUE LINE
W. Erie St.
W. Ontario St.
Near North Side
Richard H. Driehaus Museum
Northwestern Memorial Hospital
Ohio Street Beach
E. Ohio St.
N. Michigan Ave.
MAGNIFICENT MILE
W. Grand Ave.
E. Grand Ave.
Lake Point Tower
N. Branch
Fulton River District
River North
The Shops at North Bridge
Tribune Tower
W. Hubbard St.
Kennedy Expwy
NBC Tower
W. Kinzie St.
Google Chicago - Fulton Market
The Merchandise Mart
Reid Murdoch Center
Wrigley Building
Chicago River
W. Fulton St.
Salesforce Tower Chicago
Marina City
Chicago Architecture Center
St. Regis
Fulton Market District
333 Wacker Drive
W. Wacker Dr.
New East Side
Lake View Park
CTA GREEN, PINK LINES
W. Lake St.
Prudential Plaza
AON Center
McDonald's HQ
Ogilvie Transportation Center
Boeing HQ
W. Randolph St.
Daley Plaza
Chicago Loop
Harris Music & Dance Theater
W. Washington Blvd.
Cloud Gate
Jay Pritzker Pavilion
W. Madison St.
Citigroup Center
CME Group
MILLENNIUM PARK
Chicago Kent College of Law
S. Branch
120 South LaSalle
CTA LOOP
CTA BLUE LINE
CTA RED LINE
Greektown
Art Institute of Chicago
West Loop
W. Adams St.
LaSalle Bank Building
N. Des Plaines St.
N. Wacker Dr.
N. State St.
W. Jackson Blvd.
Union Station
Willis (Sears) Tower
Chicago Stock Exchange
DePaul Univ. Chicago Campus
GRANT PARK
W. Van Buren St.
Roosevelt University
Lake Shore Drive
Eisenhower Expwy
University of Illinois - Chicago
Robert Morris University
Buckingham Fountain
94
90
290
41

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Mortgage Loan No. 9 – Latsko Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Chicago, IL Various
Original Balance:	$22,000,000			General Property Type:	Various
Cut-off Date Balance:	$22,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	3.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Fred Latsko			Size:	27,804 SF
Guarantor(1):	Fred Latsko			Cut-off Date Balance PSF:	$791
Mortgage Rate:	7.0300%			Maturity Balance PSF:	$791
Note Date:	2/21/2025			Property Manager:	iVie Group, LLC (borrower-
Maturity Date:	3/6/2030				related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,019,729
IO Period:	60 months			UW NCF	$1,999,693
Seasoning:	2 months			UW NOI Debt Yield:	9.2%
Prepayment Provisions:	L(26),D(30),O(4)			UW NCF Debt Yield:	9.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	9.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.28x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,825,899 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	NAV
Reserves(2)				3rd Most Recent NOI(3):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (1/1/2025)
RE Taxes:	$62,995	$20,998	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$8,729	Springing	NAP	3rd Most Recent Occupancy(3):	NAV
Replacement Reserve:	$0	$511	NAP	Appraised Value (as of)(4):	$35,250,000 (11/22/2024)
TI/LC Reserve:	$0	$1,159	NAP	Appraised Value per SF:	$1,268
Rent Abatement Reserve:	$1,200,000	$0	NAP	Cut-off Date LTV Ratio:	62.4%
				Maturity Date LTV Ratio:	62.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,000,000	99.6%	Loan Payoff:	$19,658,768	89.0%
Borrower Sponsor Equity:	$95,000	0.4%	Upfront Reserves:	$1,271,724	5.8%
			Closing Costs(5):	$1,164,508	5.2%

Total Sources:	$22,095,000	100.0%	Total Uses:	$22,095,000	100.0%

(1)	In addition to standard non-recourse carveouts, Fred Latsko provided a partial payment guaranty in the amount of $2,000,000.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	2nd Most Recent NOI, 3rd Most Recent NOI, and 3rd Most Recent Occupancy are not available as the Guinness Open Gate Brewery Property (as defined below) opened in September 2023 after undergoing an approximately $30.5 million redevelopment from an industrial site into a retail site.
(4)	The appraisal concluded to an “as-is” value of $20,050,000, $9,200,000 and $6,000,000 for the Guinness Open Gate Brewery Property, the 66 East Walton Street Property (as defined below) and the Foxtrot Property (as defined below), respectively, as of November 22, 2024.
(5)	Closing Costs include an origination fee of $528,000.

The Mortgage Loan. The ninth largest mortgage loan (the “Latsko Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $22,000,000 and secured by a first-priority fee mortgage encumbering a three-property portfolio located in Chicago, Illinois (the “Latsko Portfolio Properties”).

The Borrower and the Borrower Sponsor. The borrower is LP WMK, LLC, a single-purpose Delaware limited liability company with one independent director. The borrower sponsor and the non-recourse carveout guarantor is Fred Latsko. Fred Latsko is the chief executive officer of Structure Management Midwest LLC, a manager and owner of a diversified real estate portfolio in Chicago, California, Florida, Indiana, Kansas, Nevada, and Ohio. In addition to standard non-recourse carveouts, Fred Latsko provided a partial payment guaranty in the amount of $2,000,000. In addition, in connection with certain tenant improvements provided by the borrower sponsor at the Guinness Open Gate Brewery Property, Fred Latsko provided a guarantee for payment in the amount of the allocated loan amount of the Guinness Open Gate Brewery Property ($12,411,000) which will become due and payable upon demand by the lender if (i) Diageo threatens to exercise rent abatement rights pursuant to its lease or (ii) the city of Chicago requires completion of any inspections, tenant improvements or construction work in connection with Diageo’s lease, provided, such payment obligation will become null and void if the borrower delivers an estoppel from Diageo to the lender confirming, among other things, that all construction obligation of the borrower under the related lease have been completed and there is no uncured event of default under the related lease.

The Properties. The Latsko Portfolio Properties are comprised of two single-tenant retail properties (the “Guinness Open Gate Brewery Property” and the “Foxtrot Property”) and one mixed-use property comprised of a single-tenant retail component and two multifamily units (the “66 East Walton Street Property”). The Latsko Portfolio Properties are located in Chicago, Illinois and total 27,804 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Various	Loan #9	Cut-off Date Balance:	$22,000,000
Various	Latsko Portfolio	Cut-off Date LTV:	62.4%
Chicago, IL Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

Guinness Open Gate Brewery Property. The Guinness Open Gate Brewery Property is a single-story 15,153 square foot retail property located on a 0.47-acre site in the Fulton Market neighborhood of Chicago. The Guinness Open Gate Brewery Property is 100% leased by Diageo Americas Supply, Inc. (“Diageo”), a subsidiary of Diageo PLC, a multinational alcoholic beverage company. Originally an industrial site, Diageo re-developed the building in 2023 into a brewery, taproom, and restaurant known as the Guinness Open Gate Brewery. The redevelopment included approximately $7.1 million in capital contributed by the borrower sponsor, including approximately $5.8 million ($385 per square foot) in HVAC and base building work and approximately $1.3 million ($85 per square foot) in tenant improvement allowances. Additionally, Diageo invested approximately $23.4 million into the buildout of its space including brewery equipment, electrical work, millwork, plumbing, concrete / masonry, and signage.

66 East Walton Street Property. The 66 East Walton Street Property is a three-story mixed-use retail and multifamily property located in the Gold Coast neighborhood of Chicago between North Rush Street and North Michigan Avenue. The 66 East Walton Street Property consists of a single three-story building originally constructed in 1930 and most recently renovated in 2017. The borrower sponsor acquired the 66 East Walton Street Property in 2012 and invested approximately $590,000 ($90 per square foot) in 2017 to expand the retail space on the ground floor and convert the 2nd and 3rd floor into luxury apartments. The 66 East Walton Street Property is comprised of 2,285 square feet of ground-floor retail space, 1,500 square feet of basement storage space, and two multifamily units (2,756 square feet). The multifamily component features two three-bedroom, two-bathroom luxury apartments that are 100% occupied and make up 15.9% of underwritten gross rents at the 66 East Walton Street Property. The retail and basement space is 100% occupied by The RealReal, Inc. (“The RealReal”), who has been a tenant since signing a five-year lease in April 2024. Prior to The RealReal signing its lease, the retail space was occupied by a sporting goods store on a short-term lease while the sponsor sought a long-term tenant.

Foxtrot Property. The Foxtrot Property is a 6,110 square foot retail property located in the Gold Coast neighborhood of Chicago. The Foxtrot Property is located at 23 West Maple Street between North Dearborn Street and North State Street, approximately two blocks west of North Michigan Avenue. The Foxtrot Property was constructed in 2018 and includes 3,610 square feet of ground-floor retail space and 2,500 square feet of basement storage space. The space has been 100% leased to Foxtrot Ventures, Inc. (“Foxtrot”), a convenience store chain, since October 2021 with a current lease expiration in May 2029. The borrower sponsor originally purchased the site as vacant land in 2005 for approximately $2,000,000 and constructed the improvements in 2018 at a total cost of approximately $1.5 million ($240 per square foot). Additionally, Foxtrot was provided a tenant improvement package of approximately $288,000 at lease signing.

The following table presents a summary of the Latsko Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	Total SF(2)	Retail Tenant Name	Occ.(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI	% of UW NOI	Appraised Value(1)
Guinness Open Gate Brewery	Chicago, IL	1908/2023	15,153	Diageo	100.0%	$12,411,000	56.4%	$1,138,780	56.4%	$20,050,000
66 East Walton Street	Chicago, IL	1930/2017	6,541	The RealReal	100.0%	$5,803,868	26.4%	$518,799	25.7%	$9,200,000
Foxtrot	Chicago, IL	2018/NAP	6,110	Foxtrot	100.0%	$3,785,132	17.2%	$362,150	17.9%	$6,000,000
Total/ Wtd. Avg			27,804		100.0%	$22,000,000	100.0%	$2,019,729	100.0%	$35,250,000

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated January 1, 2025.

Major Tenants.

Diageo Americas Supply, Inc. (15,153 SF, 60.5% of retail NRA, 58.4% of underwritten base rent). Diageo Americas Supply, Inc. is the United States subsidiary of Diageo PLC, a multinational alcoholic beverage company headquartered in the United Kingdom with over 200 brands sold across approximately 180 countries. Diageo’s Guinness Open Gate Brewery concept features a restaurant and taproom that focuses on serving new and innovative beer recipes alongside global cuisine. The Guinness Open Gate Brewery Property is the second such location in the United States to open, with the first location opening in Baltimore in 2018. According to the sponsor, Diageo achieved sales of approximately $17 million during its first year of operation at the Guinness Open Gate Brewery Property. The tenant has been in occupancy since September 2023 when it signed a 10-year lease. The lease provided for $1.5 million of rent abatements of which the remaining $1,200,000 was been escrowed with the lender at closing. Diageo has one, 5-year or 10-year renewal option remaining with no termination options.

Foxtrot Ventures, Inc. (6,110 SF, 24.4% of retail NRA, 18.7% of underwritten base rent). Founded in 2013, Foxtrot is a modern convenience store chain that offers local foods, coffee, and everyday essentials. The company was founded in 2013 and currently operates eight locations in Chicago and Dallas. Foxtrot has been a tenant at the Foxtrot Property since commencing its initial lease in October 2021. In May 2024, the lease was assigned from Foxtrot Ventures, Inc. to Further Point Acquisitions, LLC (“Further Point”), a New York-based venture capital firm, in conjunction with Further Point’s acquisition of the company. The lease has an expiration date in May 2029. The tenant has no renewal options or termination options available.

The RealReal, Inc. (3,785 SF, 15.1% of retail NRA, 22.8% of underwritten base rent). Founded in 2011, The RealReal (Nasdaq: REAL) is a luxury consignment store specializing in authenticated, high-end fashion, jewelry, and home decor. The company was founded in 2011 and operates a total of 15 retail locations across the United States. The RealReal commenced its initial lease in April 2024 for a term of five years. The tenant has one, five-year renewal option available and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Various	Loan #9	Cut-off Date Balance:	$22,000,000
Various	Latsko Portfolio	Cut-off Date LTV:	62.4%
Chicago, IL Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the tenancy at the Latsko Portfolio Properties:

Retail Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Diageo	A-/A3/A-	15,153	60.5%	$1,204,009	58.4%	$79.46	9/30/2033	N	1 x 5 or 10 yr
Foxtrot(3)	NR/NR/NR	6,110	24.4%	$386,250	18.7%	$63.22	5/31/2029	N	None
The RealReal(4)	NR/NR/NR	3,785	15.1%	$470,710	22.8%	$124.36	4/30/2029	N	1 x 5 yr
Subtotal/Wtd. Avg.		25,048	100.0%	$2,060,969	100.0%	$82.28

Other Tenants		0	0.0%	$0	0.0%	$0
Total Occupied Space		25,048	100.0%	$2,060,969	100.0%	$82.28

Vacant Space		0	0.0%
Total/Wtd. Avg.		25,048	100.0%

(1)	Information is based on the underwritten rent roll dated January 1, 2025 with rent steps taken through October 2025.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	Foxtrot’s Tenant SF includes 2,500 square feet of basement space. Annual UW Rent PSF excluding basement space is $106.99.
(4)	The RealReal’s Tenant SF includes 1,500 square feet of basement space. Annual UW Rent PSF excluding basement space is $206.00.

The following table presents certain information with respect to the lease rollover at the Latsko Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	2	9,895	39.5%	39.5%	$856,960	41.6%	41.6%	$86.61
2030	0	0	0.0%	39.5%	$0	0.0%	41.6%	$0.00
2031	0	0	0.0%	39.5%	$0	0.0%	41.6%	$0.00
2032	0	0	0.0%	39.5%	$0	0.0%	41.6%	$0.00
2033	1	15,153	60.5%	100.0%	$1,204,009	58.4%	100.0%	$79.46
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	3	25,048	100.0%		$2,060,969	100.0%		$82.28

(1)	Information is based on the underwritten rent roll dated January 1, 2025 with rent steps taken through October 2025.

The Markets.

The Guinness Open Gate Brewery Property is located in the Fulton Market neighborhood of Chicago, approximately 1.7 miles northwest of Chicago’s central business district. The Fulton Market neighborhood is a historically industrial area that has experienced a high volume of redevelopments into an office, retail, and multifamily submarket over the past several years due to the area’s growing population and its’ proximate location to downtown Chicago. The Guinness Open Gate Brewery Property is located along several bus routes and is located 0.3 miles from the Morgan transit station, which services the pink and green CTA lines that provide direct access to downtown Chicago and the greater Chicago metropolitan area.

According to the appraisal, the Guinness Open Gate Brewery Property is located within the Fulton Market/Near West Side retail submarket. As of the third quarter of 2024, the Fulton Market/Near West Side retail submarket had an inventory of approximately 2.9 million square feet of retail space with an occupancy rate of 95.4% and a monthly average asking rent of $35.31 per square foot. The submarket experienced positive net absorption of 38,722 square feet and had completions of positive 38,705 square feet. The 2024 estimated population within a half-, one- and three-mile radius of the Guinness Open Gate Brewery Property was 16,891, 71,299 and 466,747, respectively, and the 2024 estimated median household income within the same radii was approximately $159,727, $151,312 and $119,567, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Various	Loan #9	Cut-off Date Balance:	$22,000,000
Various	Latsko Portfolio	Cut-off Date LTV:	62.4%
Chicago, IL Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

The 66 East Walton Street Property and the Foxtrot Property are both located in the Gold Coast neighborhood of Chicago just west of the Magnificent Mile, the city’s historic shopping and dining corridor that is home to numerous malls, restaurants, and high-end retailers. The 66 East Walton Street Property is located less than one block from North Michigan Avenue, which makes up the Magnificent Mile corridor and commands retail rental rates among the highest in the Midwest due to high sales figures and traffic counts. The Foxtrot Property is located between North State Street and North Dearborn Street nearby several high-rise office and multifamily buildings, including the directly adjacent Newberry Plaza, a 55-story building containing 624 multifamily units and approximately 75,000 square feet of office space.

According to the appraisal, the 66 East Walton Street Property and the Foxtrot Property are located within the Gold Coast/Old Town retail submarket. As of the third quarter of 2024, the Gold Coast/Old Town retail submarket had an inventory of approximately 2.0 million square feet of retail space, with an occupancy rate of 96.4% and a monthly average asking rent of $46.13 per square foot. The submarket experienced positive net absorption of 341 square feet and had zero completions. The 2024 estimated population within a half-, one- and three-mile radius of the 66 East Walton Street Property was 41,448, 106,677 and 386,294, respectively, and the 2024 estimated median household income within the same radii was approximately $110,550, $127,079 and $126,963, respectively. The 2024 estimated population within a half-, one- and three-mile radius of the Foxtrot Property was 45,441, 105,883 and 405,202, respectively, and the 2024 estimated median household income within the same radii was approximately $113,606, $126,058 and $127,203, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Latsko Portfolio Properties:

Market Rent Summary(1)
	Guinness Open Gate Brewery Property	66 East Walton Street Property - Retail	66 East Walton Street Property - Residential	Foxtrot Property
Property SF(2)	15,153	2,285	2,756	3,610
Market Rent (PSF per Year)	$80.00	$200.00(3)	$38.28	$110.00(3)
Lease Term (Years)	10	10	1	10
Lease Type (Reimbursements)	Absolute Net	NNN	NAP	NNN
Rent Increase Projection (per Year)	2.5%	3.0%	NAP	3.0%
Tenant Improvements (New Tenant) (PSF)	$50.00	$100.00	NAP	$50.00
Tenant Improvements (Renewal) (PSF)	$25.00	$50.00	NAP	$25.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated January 1, 2025.
(3)	Market Rents reflect ground floor retail space only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Various	Loan #9	Cut-off Date Balance:	$22,000,000
Various	Latsko Portfolio	Cut-off Date LTV:	62.4%
Chicago, IL Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

The following table presents recent leasing data at comparable retail properties with respect to the Latsko Portfolio Properties:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Guinness Open Gate Brewery Chicago, IL	1908/2023	15,153(2)	Diageo	15,153(2)	Sep-23(2)	120(2)	$79.46(2)
66 East Walton Street Chicago, IL	1930/2017	3,785(2)	The RealReal	3,785(2)	Apr-24(2)	60(2)	$124.362)(3)
Foxtrot Chicago, IL	2018/NAP	6,110(2)	Foxtrot	6,110(2)	Oct-21(2)(4)	60(2)(3)	$63.22(2)(5)
41 East Oak Street Chicago, IL	1936/2024	4,800	Bottega Veneta	4,800	Jan-25	120	$195.83
1041 West Addison Street Chicago, IL	2021/NAP	10,200	CVS	10,200	Mar-21	180	$66.18
1007 North Rush Street Chicago, IL	1879/2021	6,000	Arc'teryx	6,000	Dec-21	60	$91.67
500 North LaSalle Drive Chicago, IL	1887/2024	17,826	Hawksmoor	17,826	Jul-24	180	$53.29
15 West Division Street Chicago, IL	1911/2014	6,323	Hopsmith Tavern	6,323	Jul-22	240	$103.39

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated January 1, 2025 with rent steps taken through October 2025.
(3)	The RealReal’s Annual Base Rent PSF includes 1,500 square feet of basement space. Annual Base Rent PSF excluding basement space is $206.00.
(4)	Foxtrot’s lease originally commenced in October 2021 for a term of 132 months before being assumed by Further Point in May 2024 and amended to expire in May 2029.
(5)	Foxtrot’s Annual Base Rent PSF includes 2,500 square feet of basement space. Annual Base Rent PSF excluding basement space is $106.99.

Appraisal. The appraisals concluded to an aggregate “as-is” value for the Latsko Portfolio Properties of $35,250,000 as of November 22, 2024. The appraisal concluded to an “as-is” value of $20,050,000, $9,200,000 and $6,000,000 for the Guinness Open Gate Brewery Property, the 66 East Walton Street Property and the Foxtrot Property, respectively, as of November 22, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated December 24, 2024, there was no evidence of any recognized environmental conditions at the 66 East Walton Street Property or the Foxtrot Property. The Guinness Open Gate Brewery Property’s Phase I environmental site assessment dated December 24, 2024 identified a controlled recognized environmental condition in connection with possible groundwater contamination at the Guinness Open Gate Brewery Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Various	Loan #9	Cut-off Date Balance:	$22,000,000
Various	Latsko Portfolio	Cut-off Date LTV:	62.4%
Chicago, IL Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Latsko Portfolio Properties:

Cash Flow Analysis(1)
	2024	UW	UW PSF
Base Rent(2)	$1,899,962	$ 2,161,769	$77.75
Recovery Income	$331,225	$419,298	$15.08
Other Income	$8,000	$8,000	$0.29
Rent Abatements(3)	($150,000)	$0	$0.00
Vacancy and Concessions	$0	($129,053)	($4.64)
Effective Gross Income	$2,089,187	$2,460,013	$88.48

Taxes	$158,744	$251,980	$9.06
Insurance	$24,956	$34,916	$1.26
Other Operating Expenses	$79,588	$153,389	$5.52
Total Operating Expenses	$263,288	$440,285	$15.84

Net Operating Income	$1,825,899	$2,019,729	$72.64
Capital Expenditures	$0	$6,134	$0.22
TI/LC	$0	$13,902	$0.50
Net Cash Flow	$1,825,899	$1,999,693	$71.92

Occupancy %(4)	100.0%	95.0%
NOI DSCR	1.16x	1.29x
NCF DSCR	1.16x	1.28x
NOI Debt Yield	8.3%	9.2%
NCF Debt Yield	8.3%	9.1%

(1)	Historical cash flows prior to 2024 are not available as the Guinness Open Gate Brewery Property opened in September 2023 after undergoing an approximately $30.5 million redevelopment from an industrial site into a retail site.
(2)	UW Base Rent includes $100,800 of residential income from the 66 East Walton Street Property.
(3)	The 2024 Rent Abatements represent abated rent associated with Diageo.
(4)	UW Occupancy % represents underwritten economic occupancy. The Latsko Portfolio Properties are 100% physically occupied.

Escrows and Reserves.

Real Estate Taxes – The Latsko Portfolio Mortgage Loan documents require an upfront reserve of approximately $62,995 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes, initially estimated at $20,998 monthly.

Insurance Premiums – The Latsko Portfolio Mortgage Loan documents require an upfront reserve of approximately $8,729 and an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium, provided, such ongoing reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Latsko Portfolio Mortgage Loan documents.

Replacements Reserve – The Latsko Portfolio Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $511 for replacement reserves.

TI/LC Reserve – The Latsko Portfolio Mortgage Loan documents require an ongoing monthly deposit in an amount equal to approximately $1,159 for future tenant improvements and leasing commissions.

Rent Abatement Reserve – The Latsko Portfolio Mortgage Loan documents require an upfront reserve of $1,200,000 related to outstanding rent abatements owed under the Diageo lease.

Lockbox and Cash Management. The Latsko Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by the non-residential tenants at the Latsko Portfolio Properties into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager, as applicable, to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Latsko Portfolio Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount, provided, during a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), all available cash will be held in a special rollover reserve subaccount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Various	Loan #9	Cut-off Date Balance:	$22,000,000
Various	Latsko Portfolio	Cut-off Date LTV:	62.4%
Chicago, IL Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	9.2%

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the debt service coverage ratio falling below 1.10x as of the end of any calendar quarter; or
(iii)	the commencement of a Lease Sweep Period.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure (if applicable) of such event of default;
●	with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.15x for two consecutive calendar quarters; or
●	with respect to clause (iii) above, the Lease Sweep Period has ended.

A "Lease Sweep Period" will commence upon the occurrence of any of the following:

(i) the earlier of the date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms) or the date a tenant under a Lease Sweep Lease actually gives notice of its intention not to renew or extend;

(ii) the date required under a Lease Sweep Lease by which the applicable tenant under the Lease Sweep Lease is required to give notice of its exercise of a renewal option thereunder or the date that any tenant under a Lease Sweep Lease gives written notice of its intention not to renew or extend its lease;

(iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any tenant under a Lease Sweep Lease gives written notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof);

(iv) any tenant under a Lease Sweep Lease discontinues its business in any material portion of its premises (i.e., "goes dark") or gives written notice that it intends to do the same;

(v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable tenant thereunder; or

(vi) the occurrence of an insolvency proceeding by a tenant under a Lease Sweep Lease.

A Lease Sweep Period will end upon the earlier to occur of (x) the lender’s determination that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-letting of the space under the applicable lease(s) that gave rise to the subject Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, and (y) any of the following events:

●	with respect to a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the borrower that is acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension, or (B) all of the space demised under the subject Lease Sweep Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full;
●	with respect to clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of six consecutive months following such cure; or
●	with respect to a matter described in clause (vi) above, if the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means the Guinness Open Gate Brewery lease, The RealReal lease, the Foxtrot lease, or any lease which (a) covers 15,000 or more rentable square feet and/or (b) has a gross annual rent of more than 25% of the total annual rent for the Latsko Portfolio Properties.

Letter of Credit. Pursuant to the lease between the borrower as landlord and Diageo as tenant, Diageo is required to provide to borrower a letter of credit in the amount of $1,000,000 (“Reduced Letter of Credit”), originally $2,000,000, as security deposit. Pursuant to the letter of credit agreement between the borrower and lender, the borrower is required to deliver the Reduced Letter of Credit to the lender which names the lender as beneficiary by a date subject to the lender’s sole discretion so long as the borrower is diligently pursuing delivery. Failure to comply with the letter of credit agreement will result in an event of default and is listed as an additional recourse carveout in the Latsko Portfolio Mortgage Loan documents.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Latsko Portfolio Properties and business interruption insurance for at least 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Multifamily - Garden	Loan #10	Cut-off Date Balance:	$21,750,000
4250 West 34th Street	Shenandoah Woods	Cut-off Date LTV:	57.1%
Houston, TX 77092		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Multifamily - Garden	Loan #10	Cut-off Date Balance:	$21,750,000
4250 West 34th Street	Shenandoah Woods	Cut-off Date LTV:	57.1%
Houston, TX 77092		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	11.0%

HOUSTON
Shenandoah Woods
4250 West 34th Street
Houston, TX 77092
George Bush Intcl. Airport 13 miles
Downtown Houston 5 miles
Gulf Bank Rd
Acres Homes
Victory Dr
TC Jester Blvd
W. Montgomery Rd
Little York Rd
Greater Inwood
Wheatley St
Tidwell Rd
Northside
Corporate Park Northwest
Forest West Shopping Ctr.
Exile Tech.
Hempstead Hwy
Blalock Rd
Clay Rd
Francesca's Holdings Corporation
W. 43rd St
Central Northwest
Northwest Frwy
Watonga Blvd
Shepherd Dr
Yale St
Langwood
Bingle Rd
TC Jester Park
Rosslyn Rd
Ella Blvd
Pine Forest Business Park
Kempwood Dr
Kempwood Plaza
34th St. Business Park
Northbrook Center
W. 34th St
Northway Center
Keystone Plaza
Shepherd Forest
North Loop
Memorial Hermann Greater Heights Hospital
Hammerly Blvd
Bingle Square
Westview
The Shops at Hilshire Village
Long Point Rd
Dyer Stadium
Shady Acres
T.C. Jester Blvd
W. 18th St
W. 20th St
Spring Branch East
Houston Heights
Antoine Dr
Wirt Rd
Westview Dr
Woodland Heights
Blalock Shopping Center
Spring Valley
Hilshire Village
Shoppes at Memorial Villages
Marq-E Entertainment Center
Post Oak Rd
W. 11th St
Curtis Steel
Merchants Park
Katy Frwy
DataSource Inc.
Hedwig Village Shopping Center
Hedwig Village
Hunters Creek Village
Memorial Dr
Petrolia Energy Corp.
Intertek
Steelcase Inc.
HARRIS COUNTY
Memorial Park
Memorial Park GC
Washington Ave
Piney Point Rd
Voss Rd
Chimney Rock Rd
West Loop
Houston Arboretum & Nature Center
Greenbay St
Houston CC
Woodway Dr
Sabine Park
Piney Point Village
Tanglewood
Sage Rd
Uptown Park
Consulate General of Russia
Willowick Rd
River Oaks CC
Kirby Dr
River Oaks Shopping Ctr.
Gray St
Memorial Dr
Woodway Collection
San Felipe St
Four Oaks Place
Four Leaf Towers
Tanglewood Court
Uptown
Post Oak Plaza
River Oaks
Conroe
The Woodlands
Spring
Atascocita
Humble
Cypress
Katy
Channelview
Baytown
Deer Park
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
League City
Texas City
Rosenberg
Mission Bend
Tomball
Dayton
Cleveland
Crosby
Webster
Galveston Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Mortgage Loan No. 10 – Shenandoah Woods

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	AREF2			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Houston, TX 77092
Original Balance:	$21,750,000			General Property Type:	Multifamily
Cut-off Date Balance:	$21,750,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.7%			Title Vesting(2):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1977/2021-2024
Borrower Sponsors:	Manish Jain, Rajib Batabyal, Tapan Patel and Bhavin Divecha			Size:	232 Units
Guarantors:	Manish Jain, Rajib Batabyal, Tapan Patel and Bhavin Divecha			Cut-off Date Balance per Unit:	$93,750
Mortgage Rate:	6.54000%			Maturity Date Balance per Unit:	$93,750
Note Date:	1/24/2025			Property Manager:	Peak Residential LLC (borrower-
Maturity Date:	2/6/2030				related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$2,392,637
IO Period:	60 months			UW NCF:	$2,334,637
Seasoning:	3 months			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	L(27),D(29),O(4)			UW NCF Debt Yield:	10.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.62x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$1,894,652 (10/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	$1,473,205 (12/31/2023)
				3rd Most Recent NOI:	$1,202,895 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	93.1% (12/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.0% (12/31/2023)
RE Tax Reserve:	$77,674	$38,837	NAP	3rd Most Recent Occupancy:	92.9% (12/31/2022)
Insurance Reserve:	$202,231	$22,470	NAP	Appraised Value (as of)(4):	$38,100,000 (11/7/2024)
Replacement Reserve:	$383,313	$4,833	NAP	Appraised Value per Unit(4):	$164,224
Deferred Maintenance:	$116,688	$0	NAP	Cut-off Date LTV Ratio(4):	57.1%
PHFC Payments Subaccount:	$1,281,247	Springing	NAP	Maturity Date LTV Ratio(4):	57.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$21,750,000	99.8%	Loan Payoff:	$17,723,206	81.3%
Borrower Sponsor Equity:	$50,000	0.2%	Reserves:	$2,061,151	9.5%
			Closing Costs(5):	$2,015,642	9.2%
Total Sources:	$21,800,000	100.0%	Total Uses:	$21,800,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Shenandoah Woods Property (as defined below) is encumbered by a 99-year ground lease as part of the Housing Finance Corporation program (the “HFC Program”). The Shenandoah Woods Mortgage Loan (as defined below) is secured by the borrower’s leasehold interest and the Pecos Housing Finance Corporation’s (“PHFC”) fee interest in the Shenandoah Woods Property. See “The Property” and “Ground Lease” below for further information.
(3)	The increase in Most Recent NOI from 2nd Most Recent NOI is primarily due to increases in utility reimbursement and rent growth as a result of the borrower sponsors’ $3.36 million renovation plan. The increase in UW NOI from Most Recent NOI is primarily due to the anticipated real estate tax savings related to the admission of the Shenandoah Woods Property into the HFC Program.
(4)	The Appraised Value, Appraised Value per Unit, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “Hypothetical Market Value with Restricted Rents” value of the leasehold interest in the Shenandoah Woods Property, which assumes the Shenandoah Woods Property is encumbered by a ground lease as part of the HFC Program, whereby certain units at the Shenandoah Woods Property are restricted for rent to tenants whose income does not exceed specified percentages of the area median income and that the ongoing payments due in connection with being a part of the HFC Program are subordinate to the Shenandoah Woods Mortgage Loan. The market-based “As Is” appraised value as of November 7, 2024, which assumes no Tax Exemption (as defined below) is granted for the Shenandoah Woods Property, is $31,500,000, resulting in a Cut-off LTV Ratio and Maturity Date LTV Ratio of 69.0% and 69.0%, respectively. See “The Property” below for further information.
(5)	Closing Costs include an $870,000 origination fee and approximately $514,100 in upfront fees and related legal costs associated with entering the HFC Program.

The Mortgage Loan. The tenth largest mortgage loan (the “Shenandoah Woods Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $21,750,000 and secured by the borrower’s leasehold interest and the PHFC’s fee simple interest in a 232-unit garden-style multifamily property in Houston, Texas (the “Shenandoah Woods Property”).

The Borrower and the Borrower Sponsors. The borrower is LCP Shenandoah LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors and non-recourse carveout guarantors are Manish Jain, Rajib Batabyal, Tapan Patel and Bhavin Divecha. Manish Jain serves as a managing partner at Next Investments, a Houston-based real estate investment company specializing in the acquisition and development of multifamily, office, industrial, retail, mixed-used, and assisted living properties. Rajib Batabyal has been involved in Houston real estate through financing, acquisition and management for 25 years and is the president of Monument Property Management, a real estate firm specializing in multifamily and mixed-use real estate investments through acquisition, development, construction, and property management. Tapan Patel is an executive director at Monument Property Management and has more than seven years of experience in the real estate industry throughout the greater Houston area. Bhavin Divecha is a private investor with over 15 years of finance operations experience.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Multifamily - Garden	Loan #10	Cut-off Date Balance:	$21,750,000
4250 West 34th Street	Shenandoah Woods	Cut-off Date LTV:	57.1%
Houston, TX 77092		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	11.0%

The Property. The Shenandoah Woods Property is a 232-unit garden-style multifamily complex located in Houston, Texas approximately 11-miles northwest of downtown Houston. The Shenandoah Woods Property was constructed in 1977 and consists of 16 two-story apartment buildings on a 6.70-acre site. The Shenandoah Woods Property features amenities such as controlled access, laundry facilities, a swimming pool, an onsite leasing office, a courtyard, and a playground. The Shenandoah Woods Property features 342 surface parking spaces, resulting in a parking ratio of 1.47 spaces per unit. Unit amenities include a full appliance package with refrigerators and dishwashers, ceramic tile flooring, walk-in closets, and ceiling fans. The unit mix includes 144 one-bedroom floorplans and 88 two-bedroom floorplans with a weighted average unit size of 726 square feet. Since acquiring the Shenandoah Woods Property in May 2021, the borrower sponsors have invested approximately $3,360,0000 ($14,483 per unit) in capital expenditure projects, including approximately $1,680,000 on exterior upgrades and approximately $1,680,000 on unit interiors. Exterior renovations included electrical/HVAC upgrades, parking lot repairs, landscaping, roof repairs, pool area upgrades, and new fencing. Interior upgrades included new appliances, painting work, new flooring, new countertops and cabinetry, and bathroom upgrades. Additionally, the borrower deposited $500,000 into escrow at loan origination to be used for immediate repairs and future capital expenditures. Since acquiring the Shenandoah Woods Property in May 2021, the borrower sponsors have increased net operating income by 57.5%, from $1.2 million in 2022 to $1.9 million in the trailing-twelve months ending October 31, 2024.

As of December 31, 2024, the Shenandoah Woods Property was 93.1% occupied. The average occupancy at the Shenandoah Woods Property from January 2022 to October 2024 was 91.2%.

The Shenandoah Woods Property unit mix is further summarized in the table below:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
One Bedroom	144	131	91.0%	647	93,152	$1,029	$1,043
Two Bedroom	88	85	96.6%	856	75,296	$1,329	$1,325
Total/Wtd. Avg.	232	216	93.1%	726	168,448	$1,148	$1,150

(1)	Based on the underwritten rent roll dated December 31, 2024.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

Pursuant to the HFC Program, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing, and (ii) the fee interest to the property is owned by the governing body overseeing the HFC Program and is leased back to the borrower under a ground lease. In order to receive the Tax Exemption, at least 90% of the 232 residential units at the Shenandoah Woods Property must be reserved for or rented to tenants whose household income is less than 140% of the area median family income (“AMI”), with a maximum monthly rent of 1/12th of 140% of the AMI multiplied by 30%. Additionally, at least 50% of the residential units at the Shenandoah Woods Property must be reserved for or rented to tenants whose household income is less than 80% of the AMI, with a maximum monthly rent of 1/12th of 80% of the AMI multiplied by 30%.

At origination, the borrower entered into a 99-year ground lease between PHFC, as ground lessor, and the borrower, as ground lessee (see “Ground Lease” below). The Shenandoah Woods Mortgage Loan is secured by the borrower’s leasehold interest and PHFC’s fee interest in the Shenandoah Woods Property. The appraiser concluded that the in-place rents at the Shenandoah Woods Property currently comply with the rent limits under the HFC Program documents.

Concurrent with the origination of the Shenandoah Woods Mortgage Loan, all necessary documentation for admission into the HFC Program was effectuated and as such, the Shenandoah Woods Property is part of the HFC Program managed by PHFC; however, the Tax Exemption has not yet been granted by the applicable central appraisal district. Once issued, the Tax Exemption is expected to be retroactive to the date fee ownership in the Shenandoah Woods Property was transferred by the borrower to PHFC (on or about January 24, 2025) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the HFC Program. An approximate $1.3 million reserve was deposited at origination into a PHFC Payments (as defined below) subaccount and is not permitted to be released to the borrower until the Tax Exemption is granted.

If (i) the Tax Exemption is not granted by January 24, 2026 or (ii) the HFC Program documents are terminated, the Tax Exemption is lost and/or the borrower otherwise surrenders the leasehold estate created by the ground lease with PHFC and the borrower acquires the fee interest in the Shenandoah Woods Property, the Shenandoah Woods Mortgage Loan documents require the borrower to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the Shenandoah Woods Mortgage Loan within 60 days in the amount necessary for the Shenandoah Woods Property to satisfy both a debt service coverage ratio of 1.34x and a debt yield of 8.85% (the “PHFC Prepayment Amount”). The Shenandoah Woods Mortgage Loan documents provide full recourse to the guarantors on a joint and several basis until the earlier to occur of (i) Tax Exemption is granted or (ii) the borrower makes the required prepayment equal to the PHFC Prepayment Amount plus the applicable prepayment penalty.

Counsel for the borrower issued a legal opinion for the benefit of the lender opining that it is more likely than not that the Shenandoah Woods Property (including both the fee and leasehold interest therein) will be held by the Harris Central Appraisal District to be exempt from ad valorem taxation under the Texas Property Tax Code. It cannot be assured that the Shenandoah Woods Property will be approved for the Tax Exemption. Until the Tax Exemption is granted, the borrower is required to make monthly deposits into a real estate tax reserve.

The Market. The Shenandoah Woods Property is located in Houston, Texas approximately 11 miles northwest of downtown Houston. Primary access to the Shenandoah Woods Property is provided by Interstate 610 and U.S. Highway 290. Public transportation is provided by METRO, with several pickup and drop off locations situated near the Shenandoah Woods Property. Demand drivers in the immediate area include Northbrook Shopping Center (0.9 miles away), which features a Dollar Tree, El Rancho Supermercado, dd’s Discounts, Rent-A-Center and a variety of restaurants. The primary industries

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Multifamily - Garden	Loan #10	Cut-off Date Balance:	$21,750,000
4250 West 34th Street	Shenandoah Woods	Cut-off Date LTV:	57.1%
Houston, TX 77092		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	11.0%

in the Houston metropolitan area include energy, healthcare, and aerospace, with Houston being home to Texas Medical Center, the largest medical complex in the world, and several higher education institutions including Rice University and University of Houston. The largest employers in the Houston metropolitan area include NASA Johnson Space Center, University of Texas Medical Branch, ExxonMobil, and Shell Oil Co.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Shenandoah Woods Property was 17,105, 140,972 and 390,174 respectively and the 2024 estimated average median household income within the same radii was approximately $57,923, $75,784 and $80,031, respectively.

According to the appraisal, the Shenandoah Woods Property is located in the Northwest Houston submarket within the Houston MSA apartment market. As of the third quarter of 2024, the Northwest Houston apartment submarket reported a total inventory of 16,944 units, an occupancy rate of 93.1% and an average rental rate of $1,084 per unit. The appraisal concluded to market rents of $1,029 - $1,182 for one-bedroom units and $1,278 - $1,699 for two-bedroom units for the Shenandoah Woods Property.

The following table presents recent multifamily leasing data at comparable properties with respect to the Shenandoah Woods Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built/Renovated	# Units	Occupancy	Unit Mix	In-Place Monthly Rent per Unit
Shenandoah Woods Houston, TX	1977/2021-2024(2)	232(2)	93.1%(3)	1BR	$1,029(2)
				2BR	$1,329(2)
Bend at Oak Forest Apartments Houston, TX	1979/NAV	392	91.0%	1BR	$979-$1,049
				2BR	$849-$1,369
Gia at Oak Forest Houston, TX	1965/NAV	120	94.0%	1BR	$799
				2BR	$1,294
Kingswood Village Houston, TX	1970/NAV	392	95.0%	1BR	$799-$1,160
				2BR	$1,121-$1,299
Montabella at Oak Forest Houston, TX	1972/NAV	178	91.0%	2BR	$1,299-$1,475
Silverstar Houston, TX	1971/NAV	134	97.0%	2BR	$1,350-$1,475

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on borrower sponsor provided capital expenditure statements.
(3)	Information is based on the underwritten rent roll dated December 31, 2024.

Appraisal. The appraisal concluded to an “Hypothetical Market Value with Restricted Rents” value for the Shenandoah Woods Property of $38,100,000 as of November 7, 2024. The market based “As Is” appraised value as of November 7, 2024, which assumes no Tax Exemption is granted for the Shenandoah Woods Property, is $31,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 12, 2024, there was no evidence of any recognized environmental conditions at the Shenandoah Woods Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Multifamily - Garden	Loan #10	Cut-off Date Balance:	$21,750,000
4250 West 34th Street	Shenandoah Woods	Cut-off Date LTV:	57.1%
Houston, TX 77092		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Shenandoah Woods Property:

Cash Flow Analysis
	2022	2023	10/31/2024 TTM	UW	UW Per Unit
Gross Potential Rent	$2,795,381	$3,044,279	$3,152,285	$3,174,768	$13,684
Other Income(1)	$105,704	$267,747	$514,373	$514,373	$2,217
Vacancy, Credit Loss & Concessions	($350,524)	($413,163)	($239,603)	($245,690)	($1,059)
Effective Gross Income	$2,550,560	$2,898,863	$3,427,056	$3,443,452	$14,842

Taxes	$467,517	$435,008	$529,568	$0	$0
Insurance	$151,279	$232,516	$236,000	$269,641	$1,162
Other Operating Expenses	$728,869	$758,134	$766,836	$781,173	$3,367
Total Operating Expenses	$1,347,665	$1,425,658	$1,532,404	$1,050,814	$4,529

Net Operating Income(2)	$1,202,895	$1,473,205	$1,894,652	$2,392,637	$10,313

Capital Expenditures	$0	$0	$0	$58,000	$250
Net Cash Flow	$1,202,895	$1,473,205	$1,894,652	$2,334,637	$10,063

Occupancy %(3)	92.9%	91.0%	93.1%	91.8%
NOI DSCR	0.83x	1.02x	1.31x	1.66x
NCF DSCR	0.83x	1.02x	1.31x	1.62x
NOI Debt Yield	5.5%	6.8%	8.7%	11.0%
NCF Debt Yield	5.5%	6.8%	8.7%	10.7%

(1)	Other Income is comprised of parking revenue, utility reimbursement and other miscellaneous fees.
(2)	The increase in 10/31/2024 TTM Net Operating Income from 2023 Net Operating Income is primarily due to increases in utility reimbursement and rent growth as a result of the borrower sponsors’ $3.36 million renovation plan. The increase from 10/31/2024 TTM Net Operating Income to UW Net Operating Income is primarily due to the anticipated real estate tax savings related to the admission of the Shenandoah Woods Property into the HFC Program.
(3)	Occupancy % represents the average occupancy over each respective year, except for 10/31/2024 TTM Occupancy % which is based on the December 31, 2024 rent roll. UW Occupancy % represents underwritten economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The Shenandoah Woods Mortgage Loan documents require an upfront reserve of approximately $77,674 (equal to two months of unabated taxes) and ongoing monthly deposits equal to 1/12th of the taxes (taking into account any Tax Exemption in effect with respect to the Shenandoah Woods Property) that the lender reasonably estimates will be payable over the next 12-month period (initially estimated to be approximately $38,837), provided that the borrower will not be required to make the monthly real estate tax deposit once the Tax Exemption has been formally granted by the central appraisal district and while it remains in effect.

Insurance Premiums – The Shenandoah Woods Mortgage Loan documents require an upfront reserve of approximately $202,231 and ongoing monthly deposits equal to 1/12th of the estimated annual insurance premium (initially estimated to be approximately $22,470). Such reserve may be conditionally waived if the borrower maintains a blanket policy meeting the requirements of the Shenandoah Woods Mortgage Loan documents. The noted waiver is not currently in effect.

Deferred Maintenance – The Shenandoah Woods Mortgage Loan documents require an upfront reserve of $116,688 for deferred maintenance.

Replacement Reserve – The Shenandoah Woods Mortgage Loan documents require an upfront reserve of $383,313 and ongoing monthly deposits equal to approximately $4,833 ($250 per unit annually).

PHFC Payments Reserves – The Shenandoah Woods Mortgage Loan documents require an upfront reserve of approximately $1,281,247, which will be released to the borrower upon receiving the Tax Exemption. The borrower is not required to make monthly deposits in the PHFC Payments subaccount in respect of the PHFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrower delivers evidence reasonably acceptable to the lender that the PHFC Payments due under the HFC Program documents are paid on or prior to the applicable due date in accordance with the HFC Program documents. To the extent deposits are required, the borrower is required to pay to the lender an amount that is estimated by the lender to be sufficient to pay the next monthly or annual installment of the PHFC Payments due under the HFC Program documents, and the lender will transfer such amounts to the PHFC Payments subaccount. Provided that no event of default has occurred and is continuing, the lender will apply the funds in the PHFC Payments subaccount to pay PHFC Payments required to be made by the borrower under the HFC Program documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Multifamily - Garden	Loan #10	Cut-off Date Balance:	$21,750,000
4250 West 34th Street	Shenandoah Woods	Cut-off Date LTV:	57.1%
Houston, TX 77092		UW NCF DSCR:	1.62x
		UW NOI Debt Yield:	11.0%

Lockbox and Cash Management. The Shenandoah Woods Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause all rents received by the borrower or property manager to be deposited into such lockbox account within three business days of receipt. All amounts in the lockbox account are remitted daily to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account daily to be applied and disbursed in accordance with the Shenandoah Woods Mortgage Loan documents. During the continuance of a Cash Management Period, all available cash remaining after the required applications and disbursements will be held in a lender-controlled subaccount.

A “Cash Management Period” will commence upon the earlier of the following:

(iii)	an event of default;
(iv)	the debt service coverage ratio falling below 1.15x as of the end of any calendar quarter; or
(v)	the Tax Exemption has not been granted by January 24, 2026.

A Cash Management Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for one calendar quarter; or
●	with respect to clause (iii) above, the earlier to occur of the Tax Exemption being granted and confirmed by the applicable central appraisal district or the borrower making the applicable prepayment equal to the PHFC Prepayment Amount and any related prepayment penalty.

Right of First Offer/Right of First Refusal. Pursuant to a Purchase Option and Right of First Refusal Agreement (the “Shenandoah Woods Purchase Option and ROFR Agreement”), at any time during the term of the related ground lease, upon 30 days’ notice to the borrower and each of its members, PHFC has the option to purchase the Shenandoah Woods Property in accordance with the terms and conditions of the Shenandoah Woods Purchase Option and ROFR Agreement. In addition, in the event the special member of the borrower and/or a certain investor member of the borrower (each, a “Shenandoah Woods Transferring Member”, and collectively, the “Shenandoah Woods Transferring Members”) propose to transfer the leasehold estate and/or the improvements of the Shenandoah Woods Property to an unaffiliated third party, PHFC has a right of first refusal to acquire the leasehold estate and/or the improvements of the Shenandoah Woods Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Shenandoah Woods Transferring Members (the "Shenandoah Woods Third-Party Offer"). PHFC must exercise its right of first refusal within 30 days following receipt of notice from a Shenandoah Woods Transferring Member of an acceptable Shenandoah Woods Third-Party Offer. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the preliminary prospectus.

Ground Lease. At origination, the borrower entered into a ground lease between PHFC, as ground lessor, and the borrower, as ground lessee. Pursuant to the ground lease, which is scheduled to terminate on January 31, 2124 with no extensions, and other documents and agreements entered into in relation to the tax exemption, the borrower is required to pay PHFC, among other amounts, as applicable, (i) an annual compliance fee of $50 per unit (the “Compliance Payment”) and (ii) an annual fee in an amount equal to 10% of the annual property tax savings (the “Savings Fee”, and together with the Compliance Payment, the “Rent”) with the Rent increasing by 2% per year. PHFC and the borrower entered into a subordination agreement agreeing that for so long as the Tax Exemption remains in effect, all fees required under the HFC Program documents (collectively, the “PHFC Payments”), including the Savings Fee but excluding the Compliance Payment, are to be paid from excess distributable cash, if any, after the payment of debt service payments in connection with Shenandoah Woods Mortgage Loan and operating expenses due and owing. The lender has established a reserve for the PHFC Payments, provided, that absent a continuing event of default under the Shenandoah Woods Mortgage Loan, there is no obligation to make deposits into the PHFC Payments reserve unless the borrower fails to provide evidence of timely payment.

Terrorism Insurance. The Shenandoah Woods Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Shenandoah Woods Property, as well as business interruption insurance for 18 months, together with an extended period of indemnity of 365 days. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the preliminary prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Mortgage Loan No. 11 – Canton Club East Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Canton, MI 48188
Original Balance:	$20,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$20,500,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1999/NAP
Borrower Sponsors:	Robert Stone and Ira Mondry			Size:	148 Units
Guarantors:	Robert Stone and Ira Mondry			Cut-off Date Balance per Unit:	$138,514
Mortgage Rate:	6.2500%			Maturity Date Balance per Unit:	$138,514
Note Date:	3/6/2025			Property Manager:	LR Management Services Corporation
Maturity Date:	3/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$1,823,885
Amortization Term:	0 months			UW NCF:	$1,779,485
IO Period:	60 months			UW NOI Debt Yield:	8.9%
Seasoning:	2 months			UW NCF Debt Yield:	8.7%
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield at Maturity:	8.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.37x
Additional Debt Type:	NAP			Most Recent NOI:	$1,790,292 (1/31/2025 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$1,782,108 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,589,704 (12/31/2023)
				Most Recent Occupancy:	95.3% (3/4/2025)
Reserves				2nd Most Recent Occupancy:	96.7% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	95.8% (12/31/2023)
RE Taxes:	$74,973	$24,991	NAP	Appraised Value (as of):	$30,900,000 (2/18/2025)
Insurance(1):	$0	Springing	NAP	Appraised Value per Unit:	$208,784
Replacement Reserve:	$0	$3,700	NAP	Cut-off Date LTV Ratio:	66.3%
Deferred Maintenance:	$1,875	$0	NAP	Maturity Date LTV Ratio:	66.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,500,000	100.0%	Loan Payoff:	$14,914,176	72.8%
			Return of Equity:	$4,529,339	22.1%
			Closing Costs:	$979,637	4.8%
			Upfront Reserves:	$76,848	0.4%
Total Sources:	$20,500,000	100.0%	Total Uses:	$20,500,000	100.0%

(1)	Deposits to the insurance reserve are waived so long as the Canton Club East Apartments Property is covered by a blanket insurance policy meeting the lender’s requirements.

The Mortgage Loan. The eleventh largest mortgage loan (the “Canton Club East Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,500,000 and secured by a first priority fee mortgage encumbering a 148-unit, garden-style multifamily property located in Canton, Michigan (the “Canton Club East Apartments Property”).

The Borrower and the Borrower Sponsors. The borrower is CCE Acquisition LLC, a Delaware limited liability company and single purpose entity with no independent director.

The borrower sponsors and non-recourse carveout guarantors are Robert Stone and Ira Mondry. Robert Stone is the founder and managing partner of Andover Real Estate Partners, a privately held real estate investment company. Andover Real Estate has been responsible for asset management of communities totaling over 2,500 units. Ira Mondry is a principal of M Group, which is a real estate investment company that over the last 30 years has acquired or invested in over 200 properties totaling more than 2,000,000 square feet, spanning most real estate classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$20,500,000
41265 Crossbow Circle	Canton Club East Apartments	Cut-off Date LTV:	66.3%
Canton, MI 48188		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	8.9%

The Property. The Canton Club East Apartments Property is a 148-unit garden-style multifamily property known as “Canton Club East Apartments” that is located in Canton, Michigan. The Canton Club East Apartments Property was originally constructed in 1999 and is comprised of 11 predominantly two-story apartments buildings that are situated on an approximately 12.63-acre site. Community amenities at the Canton Club East Apartments Property include a clubhouse, pool, fitness center, barbeque area, playground and cyber café. The Canton Club East Apartments Property also features 336 parking spaces, resulting in a parking ratio of 2.27 spaces per unit.

The Canton Club East Apartments Property unit mix is comprised of 36 one-bedroom units, 68 two-bedroom units, and 44 three-bedroom units. Unit amenities include stainless steel appliances, garbage disposals, granite countertops, vinyl flooring, and in unit washer / dryers. Across the 148-units at The Canton Club East Apartments Property, 30 are covered by a Low Income Housing Tax Credit Regulatory Agreement (“Regulatory Agreement”), which runs with the land. The Regulatory Agreement originated December 2000 with a 15-year compliance period and a 15-year extended use period. The Regulatory Agreement was amended in March 2016 and requires 20% of units at the Canton Club East Apartments Property to be rented to tenants with household incomes below 50% of Wayne County's area median income (50% AMI). As of March 4, 2025, the Canton Club East Apartments Property was 95.3% leased.

The following table presents certain information relating to the unit mix at the Canton Club East Apartments Property:

Canton Club East Apartments Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit
1BR - Market Rate	29	29	100.0%	770	$1,382	$1,434
1BR – 50% AMI	7	7	100.0%	770	$1,039	$822
2BR – Market Rate	50	44	88.0%	957	$1,629	$1,688
2BR – 50% AMI	18	17	94.4%	952	$1,141	$984
3BR – Market Rate	39	39	100.0%	1,159	$1,820	$1,873
3BR – 50% AMI	5	5	100.0%	1,159	$1,285	$1,134
Total/Wtd. Avg.	148	141	95.3%	971	$1,531	$1,542

(1)	Based on the underwritten rent roll dated March 4, 2025.
(2)	Monthly Average Rent per Unit is based on Occupied Units

The Market. The Canton Club East Apartments Property is located at 41265 Crossbow Circle in Canton, Michigan and is within the Detroit-Warren-Dearborn, MI metropolitan statistical area (“Detroit MSA”). The city of Canton is located approximately 37 miles from Detroit’s Central Business District. Top industries within the Detroit MSA include Manufacturing, Health Care/Social Assistance and Retail Trade, which represent a combined total of 44% of the workforce. Overall, the area includes a total of 2,160,410 employees and has a 4.7% unemployment rate. Primary access to the Canton Club East Apartments Property is provided by Lilley Road, Ford Road and Cherry Hill Road with access to the surrounding area provided by Interstate-275.

According to the appraisal, the Canton Club East Apartments Property is located in the Livonia/Plymouth multifamily submarket of the Detroit MSA. As of the fourth quarter of 2024, the Livonia/Plymouth multifamily submarket had an inventory of 6,167 units, a vacancy rate of 3.8%, and an average asking rental rate of $1,340 per unit.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Canton Club East Apartments Property was 14,932, 75,044, and 216,450, respectively. The estimated 2024 average household income within the same radii was $121,616, $118,931, and $112,430, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$20,500,000
41265 Crossbow Circle	Canton Club East Apartments	Cut-off Date LTV:	66.3%
Canton, MI 48188		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	8.9%

The following table presents information regarding certain competitive properties to the Canton Club East Apartments Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
Canton Club East Apartments(2)	-	1999 / NAP	95.3%	148	1BR - Market Rate	770 SF	$1,382
					1BR – 50% AMI	770 SF	$1,039
					2BR – Market Rate	957 SF	$1,629
					2BR – 50% AMI	952 SF	$1,141
					3BR – Market Rate	1,159 SF	$1,820
					3BR – 50% AMI	1,159 SF	$1,285
Wyndchase 41376 Williamsburg Boulevard Canton, MI	0.7 mi	2001 / NAP	94.0%	341	1BR/1BA	927 SF	$1,510-$1,566
					2BR/2BA	1,152 SF-1,420 SF	$1,565
					2BR/2.5BA	1,188 SF-1,228 SF	$1,628-$1,814
					3BR/2BA	1,309 SF-1,413 SF	$1,913-$2,089
					3BR/2.5BA	1,311 SF-1,426 SF	$1,797-$2,126
The Pointe at Canton 201 Cassia Court Canton, MI	0.8 mi	2003 / NAP	100.0%	195	2BR/2BA	950 SF - 1,200 SF	$1,699 - $1,999
					2BR/2.5BA	1,275 SF	$1,799
					3BR/2BA	1,300 SF	$1,899
Pilgrim Village Apartments 7655 Balmoral Drive Canton, MI	2.9 mi	1986 / NAP	98.0%	294	1BR/1BA	782 SF	$1,450
					2BR/1BA	1,000 SF	$1,875
					2BR/2BA	1,008 SF - 1,068 SF	$1,499 - $1,800
					2BR/1.5BA	1,250 SF	$2,000
					3BR/1.5BA	1,425 SF	$2,100
					3BR/2.5BA	1,475 SF - 1,600 SF	$2,275 - $2,300
Westchester Towers-LIHTC 35700 Michigan Avenue Wayne, MI	3.1 mi	1972 / NAP	95.0%	224	1BR/1BA	620 SF	$1,030
					2BR/1BA	900 SF	$1,160
Wayne Tower-Senior LIHTC 35200 Sims Wayne, MI	3.3 mi	1975 / NAP	95.0%	154	1BR/1BA	517 SF	$753
					2BR/1BA	699 SF	$926
Turtle Cove Apartments 37255 South Woodbridge Circle Westland, MI	3.5 mi	1992 / 2013	95.0%	192	1BR/1BA	679 SF	$1,250
					2BR/2BA	897 SF	$1,375
					3BR/2BA	1,117 SF	$1,800
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 4, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the Canton Club East Apartments Property of $30,900,000 as of February 18, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 10, 2025, there were no recognized environmental conditions at the Canton Club East Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$20,500,000
41265 Crossbow Circle	Canton Club East Apartments	Cut-off Date LTV:	66.3%
Canton, MI 48188		U/W NCF DSCR:	1.37x
		U/W NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Canton Club East Apartments Property:

Cash Flow Analysis
	2023	2024	TTM 1/2025	U/W	UW Per Unit
Base Rent	$2,572,563	$2,665,386	$2,676,331	$2,590,068	$17,500
Potential Income from Vacant Units	$0	$0	$0	$133,344	$901
Gross Potential Rent - Residential	$2,572,563	$2,665,386	$2,676,331	$2,723,412	$18,401
Vacancy/Credit Loss	($196,934)	($115,268)	($122,170)	($169,251)	($1,144)
Other Income(1)	$162,769	$180,958	$181,073	$181,073	$1,223
Effective Gross Income - Residential	$2,538,399	$2,731,076	$2,735,234	$2,735,234	$18,481

Real Estate Taxes	$272,788	$286,220	$287,266	$286,220	$1,934
Insurance	$72,941	$83,796	$84,402	$78,313	$529
Management Fee	$102,567	$108,798	$108,515	$82,057	$554
Other Operating Expenses(2)	$500,399	$470,155	$464,759	$464,759	$3,140
Total Operating Expenses	$948,695	$948,969	$944,942	$911,349	$6,158

Net Operating Income	$1,589,704	$1,782,108	$1,790,292	$1,823,885	$12,324
Replacement Reserves - Residential	$0	$0	$0	$44,400	$300
Net Cash Flow	$1,589,704	$1,782,108	$1,790,292	$1,779,485	$12,024

Occupancy	95.8%	96.7%	96.5%	93.8%(3)
NOI DSCR	1.22x	1.37x	1.38x	1.40x
NCF DSCR	1.22x	1.37x	1.38x	1.37x
NOI Debt Yield	7.8%	8.7%	8.7%	8.9%
NCF Debt Yield	7.8%	8.7%	8.7%	8.7%
(1)	Other Income includes forfeited deposits, antenna income, late charges, and after-hour utility charges.
(2)	Other Operating Expenses represents payroll and benefits, repairs and maintenance, utilities, advertising and marketing, and general and administrative expenses.
(3)	Represents Economic Occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Mortgage Loan No. 12 – Las Olas City Centre

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		NR/NR/NR		Location:	Fort Lauderdale, FL 33301
Original Balance(1):		$20,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$20,000,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		3.4%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2003/2023
Borrower Sponsors:		Lone Star R.E. Management Co.		Size:	410,561 SF
		VII, Ltd., LSREF VII REIT		Cut-off Date Balance PSF(1):	$353
		Holdings I, L.P. and LSREF7		Maturity Date Balance PSF(1):	$353
		REIT Holdings, L.P.		Property Manager:	Square2Management LLC
Guarantor:		Lone Star Real Estate Fund VII,			(borrower-affiliate)
		L.P.
Mortgage Rate:		6.65800%
Note Date:		2/13/2025
Maturity Date:		3/6/2030
Term to Maturity:		60 months
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI(6):	$18,547,329
Seasoning:		2 months		UW NCF:	$17,438,815
Prepayment Provisions:		L(11),YM1(15),DorYM1(27),O(7)		UW NOI Debt Yield(1):	12.8%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield(1):	12.0%
Additional Debt Type(1):		Pari Passu		UW NOI Debt Yield at Maturity(1):	12.8%
Additional Debt Balance(1):		$125,000,000		UW NCF DSCR(1):	1.78x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI(5)(6):	$16,548,390 (10/31/2024 TTM)
Reserves				2nd Most Recent NOI(6):	$14,458,379 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$13,321,712 (12/31/2022)
RE Taxes:	$1,208,740	$302,185	NAP	Most Recent Occupancy:	94.6% (2/13/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	91.1% (12/31/2024)
Replacement Reserve:	$0	$6,843	NAP	3rd Most Recent Occupancy:	90.0% (12/31/2023)
TI / LC Reserve(2):	$5,000,000	$85,534	NAP	Appraised Value (as of):	$222,700,000 (1/15/2025)
Outstanding TI / LC Reserve:	$6,999,322	$0	NAP	Appraised Value PSF:	$542
Other Reserve(3):	$4,163,124	$0	NAP	Cut-off Date LTV Ratio(1):	65.1%
				Maturity Date LTV Ratio(1):	65.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$145,000,000	61.4%	Purchase Price(4)	$221,000,000	93.5%
Borrower Sponsor Equity(4)	$91,244,608	38.6%	Upfront Reserves(4)	$12,371,186	5.2%
			Closing Costs	$2,873,422	1.2%
Total Sources:	$236,244,608	100.0%	Total Uses:	$236,244,608	100.0%
(1)	The Las Olas City Centre Mortgage Loan (as defined below) is part of the Las Olas City Centre Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $145,000,000. The Underwriting and Financial Information in the chart above is based on the Las Olas City Centre Whole Loan. See “—The Mortgage Loan” below.
(2)	Initial TI/LC Reserve is held in the form of a letter of credit (“LoC”) in lieu of a cash reserve to be used for (i) general tenant improvements and leasing commissions and (ii) speculative suite buildout costs up to $110 PSF. The LoC has an initial maturity date of February 12, 2026 and can only be extended until April 2, 2026. The lender will have the right to draw on the LoC if the lender has not received a notice from the issuing bank that it has renewed the LoC at least 60 days prior to the date on which such LoC is scheduled to expire and the borrowers have not, at least 60 days prior to the date on which the outstanding LoC is scheduled to expire, either (x) delivered to the lender a substitute LoC in the amount of the applicable LoC as of such date, or (y) delivered to the lender cash in the required amount of the applicable LoC as of such date, to be deposited by the lender into the applicable escrow or reserve or otherwise applied in accordance with the Las Olas City Centre Whole Loan documents. Subsequent to origination of the Las Olas City Centre Whole Loan, the escrow agent deposited an additional approximately $1.5 million into the TI / LC Reserve account in connection with the a leasing condition outlined in the purchase and sale agreement not satisfied as of the required date. See “Description of the Mortgage Pool--Certain Terms of the Mortgage Loans—Escrows” in the Prospectus for additional information.
(3)	Initial Other Reserve is comprised of (i) $3,783,141 for outstanding free rent and (ii) approximately $379,982 for prepaid rent.
(4)	The seller of the mortgaged property credited the borrower (i.e. reduced the purchase price of the mortgaged property) with approximately $11,162,446 for outstanding contractual leasing costs, outstanding free rent and prepaid rent. The borrower deposited a corresponding amount into related reserves as follows: (i) approximately $6,999,322 for outstanding tenant improvements and leasing commissions, (ii) $3,783,141 for outstanding free rent and (iii) $379,982 into a reserve for prepaid rent.
(5)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) recent leasing since October 2024 (approximately 19,183 SF and $640,088 of UW Base Rent commenced since October 2024), (ii) contractual rent steps through February 2026 (in the amount of approximately $1.2 million) and (iii) future rent step credit for investment grade tenants (in the amount of $207,892).
(6)	The increase in Most Recent NOI from 2nd Most Recent NOI is primarily attributable to three leases executed in July, August and October 2023, corresponding to approximately 30,519 SF and $1,365,624 of UW Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Office – CBD	Loan #12	Cut-off Date Balance:	$20,000,000
401 East Las Olas Boulevard	Las Olas City Centre	Cut-off Date LTV:	65.1%
Fort Lauderdale, FL 33301		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	12.8%

The Mortgage Loan. The twelfth largest mortgage loan (the “Las Olas City Centre Mortgage Loan”) is part of a whole loan (the “Las Olas City Centre Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. The Las Olas City Centre Whole Loan is secured by the borrowers’ fee interests in the Las Olas City Centre Property, a 410,561 square foot, office tower located in Fort Lauderdale, Florida (the “Las Olas City Centre Property”). The Las Olas City Centre Mortgage Loan is evidenced by the non-controlling Note A-5-A with an outstanding principal balance as of the Cut-off Date of $20,000,000. The Las Olas City Centre Whole Loan was co-originated by German American Capital Corporation and JPMorgan Chase Bank, National Association.

The relationship between the holders of the Las Olas City Centre Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus. The Las Olas City Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V14 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The table below identifies the promissory notes that comprise the Las Olas City Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2025-V14	Yes
A-2-A	$15,000,000	$15,000,000	BMO 2025-5C10(1)	No
A-2-B	$10,000,000	$10,000,000	BMO 2025-5C9	No
A-3	$20,000,000	$20,000,000	Benchmark 2025-V14	No
A-4	$25,000,000	$25,000,000	BANK5 2025-5YR14	No
A-5-A	$20,000,000	$20,000,000	WFCM 2025-5C4	No
A-5-B	$5,000,000	$5,000,000	BANK5 2025-5YR14	No
Whole Loan	$145,000,000	$145,000,000

(1)	BMO 2025-5C10 is expected to close on May 16, 2025.

The Borrowers and the Borrower Sponsors. The borrowers are LSREF7 401 Propco, LLC and LSREF7 401 TRS, LLC, each a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsors are Lone Star R.E. Management Co. VII, Ltd., LSREF VII REIT Holdings I, L.P. and LSREF7 REIT Holdings, L.P. and the non-recourse carveout guarantor is Lone Star Real Estate Fund VII, L.P., which is a subsidiary of Lone Star Funds (“Lone Star”). Lone Star is a leading private equity firm advising funds that invest globally in real estate, corporate equity, credit and other financial assets. Since the establishment of its first fund in 1995, Lone Star has organized 25 funds with aggregate capital commitments totaling approximately $95 billion. The Lone Star funds are structured as closed-end, private equity limited partnerships, the limited partners of which include corporate and public pension funds, sovereign wealth funds, university endowments, foundations, funds of funds, and high-net-worth individuals. Lone Star has raised seven real estate funds with a total of approximately $33.8 billion invested.

The Property. Built in 2003 and renovated in 2023, the Las Olas City Centre Property is a 410,561 SF class A office tower located in Fort Lauderdale’s financial district situated on a 2.4-acre city block and consisting of 23 stories. The Las Olas City Centre Property is located in the epicenter of the Las Olas Financial District, with access to the central business district restaurant offerings. The Las Olas City Centre Property was recently renovated and, since 2018, $7.8 million ($18.88 PSF) has been invested in the Las Olas City Centre Property with the majority of the capital used to renovate the lobby, common areas and restrooms, as well as to upgrade the HVAC system, among other improvements. There are 1,042 parking spaces which equates to approximately 2.5 spaces per 1,000 SF. The Las Olas City Centre Property is LEED Gold Certified and includes a fitness center and a conference room. According to the appraisal, the Las Olas City Centre Property is Energy Star-rated, a two-time winner in the Building of the Year Awards from the Building Owners and Managers Association and a recipient of other numerous awards for its management, craftsmanship, finishes and quality architecture.

The Las Olas City Centre Property is 94.6% leased as of February 13, 2025 to a diverse rent roll with anchor tenants including Bank of America (68,368 SF, Moody’s/Fitch/S&P: A1/AA- /A-, 15.3% of UW Base Rent, expiring May 2033), Greenberg Traurig (48,790 SF, AM Law #14, 11.8% of UW Base Rent, expiring Jan 2041) and Boies, Schiller & Flexner (25,848 SF, AM Law #150, 7.2% of UW Base Rent, expiring June 2032). The Las Olas City Centre Property has maintained 94.0% average historical occupancy since initial stabilization in 2006 and credit tenants and AM Law 200 law firms represent approximately 68.1% of UW Base Rent. The Las Olas City Centre Property maintains a weighted average remaining lease term of approximately 7 years.

Major Tenants.

Bank of America (68,368 SF; 16.7% of NRA; 15.3% of underwritten base rent). Representing the second largest banking institution in the United States and in the world by market capitalization, Bank of America (“BoA”) is an American multinational investment bank and financial services holding company. BoA offers a comprehensive range of banking, investment and asset management services to individuals and corporations, providing checking accounts, loans, credit cards, wealth management services and investment banking services across the United States and multiple international markets. BoA has been at the Las Olas City Centre Property since development in 2003 and occupies office space on floors 21, 18 and 9, as well as ground floor retail space in suite R-110. Holding signage rights on the top-floors, BoA also holds a continuous right of first offer to lease any space on a multi-tenant floor which it occupies and on floors contiguous to the leased premises at fair market value with 15 days prior notice. BoA currently has a lease expiration date in May 2033, with one 5-year (below market) renewal option, resulting in a fully extended lease expiration date in May 2038. BoA has no termination options, but has a contraction option with respect to the entire 18th floor effective as of September 30, 2028 with 12-months prior notice and a payment of (i) unamortized leasing costs, (ii) two months of base rent and (iii) one month of its proportionate share of operating expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Office – CBD	Loan #12	Cut-off Date Balance:	$20,000,000
401 East Las Olas Boulevard	Las Olas City Centre	Cut-off Date LTV:	65.1%
Fort Lauderdale, FL 33301		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	12.8%

Greenberg Traurig (48,790 SF; 11.9% of NRA; 11.8% of underwritten base rent). Greenberg Traurig was founded in 1967 by Mel Greenberg, Larry J. Hoffman and Robert Traurig who were looking to establish a New York style law firm in South Florida. Today, Greenberg Traurig has over 2,750 attorneys spanning 49 offices in 15 countries across multiple continents. Greenberg Traurig is known for its multidisciplinary approach to legal services, providing clients with a wide range of expertise in areas including corporate law, real estate, litigation and tax law. Greenberg Traurig ranked 14th in the AM Law 200 List. Greenberg Traurig recently extended its lease through January 2041 and will receive 16 months of free rent (from February 2026 through May 2027) in connection with the renewal. On the origination date of the Las Olas City Centre Whole Loan, approximately $3.8 million was escrowed for free rent obligations, of which, approximately $3.6 million was earmarked for Greenberg Traurig. Greenberg Traurig leases floors 19-20 and holds two five-year fair market renewal options, as well as a one-time right of first offer to lease any available space on the next highest available floor below the 19th floor. Greenberg Traurig has no termination options but has a one-time right to reduce the size of Suite 1900 by 2,500 to 4,000 rentable square feet. Such option must be exercised on or before May 22, 2025.

Boies, Schiller & Flexner (25,848 SF; 6.3% of NRA; 7.2% of underwritten base rent). Boies, Schiller & Flexner is a New York City-based law firm that specializes in trial advocacy, crisis management, and strategic advice. David Boies and Jonathan D. Schiller founded the firm in 1997, with Donald L. Flexner joining in 1999. Boies, Schiller & Flexner has over 150 attorneys and 13 offices located in the United States, United Kingdom and Italy. The firm ranked 150th in The American Lawyer’s 2024 Am Law 200 list. Boies, Schiller & Flexner specializes in litigation, antitrust, class action, corporate, employment and white-collar defense. Boies, Schiller & Flexner recently executed a renewal for suites 1200, 1260 & 1280 (19,774 SF) along with an expansion into suites 1250 & 1710 (6,074 SF). The tenant holds a continuous right of first offer to lease available space on the 12th floor at fair market value (such right expiring June 2029). Boies, Schiller & Flexner has the one-time option to terminate its lease with respect to its entire lease premises as of December 2030 with 12-months’ written notice and payment of a termination fee equal to approximately $1,184,544 provided, however, that in the event that the borrower and tenant amend the lease in the future and the borrower incurs additional fees of the type described in the applicable lease amendments, the amount of the termination fee to be paid in connection with the aforesaid termination option shall be appropriately adjusted, with the parties agreeing to document such adjustment in such amendment.

The following table presents certain information relating to the tenancy at Las Olas City Centre Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/S&P/ Fitch)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Bank of America	A1/A-/AA-	68,368	16.7%	$2,483,685	15.3%	$36.33	5/31/2033	2 x 5 yr	N(3)(4)
Greenberg Traurig	NR/NR/NR	48,790	11.9%	$1,907,201	11.8%	$39.09	1/31/2041	2 x 5 yr	N(5)
Boies, Schiller & Flexner	NR/NR/NR	25,848	6.3%	$1,172,649	7.2%	$45.37	6/30/2032	N	Y(6)
Motorola Solutions	Baa2/BBB/BBB	24,515	6.0%	$1,064,368	6.6%	$43.42	3/31/2027	2 x 5 yr	N
Carr Workplaces(7)	NR/NR/NR	24,395	5.9%	$1,104,013	6.8%	$45.26	11/30/2028	1 x 5 yr	N
GrayRobinson	NR/NR/NR	24,395	5.9%	$1,029,713	6.4%	$42.21	4/30/2031	2 x 5 yr	N
UBS Financial	A3/ A-/A	20,607	5.0%	$846,948	5.2%	$41.10	10/31/2026	2 x 5 yr	N
Ubicquia(8)	NR/NR/NR	15,921	3.9%	$670,539	4.1%	$42.12	10/31/2028	2 x 5 yr	N
WLD Enterprises	NR/NR/NR	13,559	3.3%	$611,375	3.8%	$45.09	6/30/2028	1 x 5 yr	N
CBRE	NR/BBB+/NR	12,993	3.2%	$564,936	3.5%	$43.48	8/31/2029	2 x 5 yr	Y(9)
Subtotal/Wtd. Avg.		279,391	68.1%	$11,455,427	70.7%	$41.00

Other Occupied Tenants		109,026	26.6%	$4,736,973	29.3%	$43.45
Occupied Collateral Total		388,417	94.6%	$16,192,399	100.0%	$41.69

Vacant Space		22,144	5.4%
Total/Wtd. Avg.		410,561	100.0%
(1)	Based on the underwritten rent roll dated as of February 13, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Bank of America has a contraction option with respect to the entire 18th floor (approximately 11,626 SF) effective as of September 2028 with 12-months’ prior notice and payment of (i) unamortized leasing costs, (ii) two months of base rent and (iii) its proportionate share of operating expenses.
(4)	Bank of America may close for business to the public with respect to the lobby space for a consecutive period of 6 months before the landlord has the option to recapture the lobby space, in which event the base rent for the lobby space accruing after the recapture date is required to be abated.
(5)	Greenberg Traurig has a one-time right to reduce the size of Suite 1900 by 2,500 to 4,000 SF, effective on or after January 31, 2026, with a written notice on or before the date that is one year after the date of the seventh amendment to the lease.
(6)	Boies, Schiller & Flexner has the one-time option to terminate its lease with respect to its entire leased premises as of December 2030 with 12-months’ written notice and payment of a termination fee equal to approximately $1,184,544.
(7)	Carr Workplaces (co-working tenant) is currently on a reduced rent payment plan. Annual UW Rent represents the average rent payments submitted under the payment plan over the preceding 8-month period ending July 2024. Carr Workplaces has been in occupancy since 2003. The borrower sponsor has the right to vacate Carr Workplaces and may ultimately elect to build out the Carr Workplaces space as spec suites for future leasing and/or additional meeting space.
(8)	Ubicquia has a right of first offer with regard to the 8th floor.
(9)	CBRE has the right to terminate its lease effective on the last day of February 2027 with 12-months prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Office – CBD	Loan #12	Cut-off Date Balance:	$20,000,000
401 East Las Olas Boulevard	Las Olas City Centre	Cut-off Date LTV:	65.1%
Fort Lauderdale, FL 33301		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	12.8%

The following table presents certain information relating to the lease rollover schedule at Las Olas City Centre Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	1	4,766	1.2%	1.2%	$203,842	1.3%	1.3%	$42.77
2026	3	33,536	8.2%	9.3%	$1,381,681	8.5%	9.8%	$41.20
2027	3	37,662	9.2%	18.5%	$1,618,426	10.0%	19.8%	$42.97
2028	8	71,203	17.3%	35.8%	$3,224,533	19.9%	39.7%	$45.29
2029	2	21,587	5.3%	41.1%	$916,001	5.7%	45.4%	$42.43
2030	3	9,812	2.4%	43.5%	$519,256	3.2%	48.6%	$52.92
2031	1	24,395	5.9%	49.4%	$1,029,713	6.4%	55.0%	$42.21
2032	4	43,024	10.5%	59.9%	$2,007,350	12.4%	67.3%	$46.66
2033	2	70,786	17.2%	77.2%	$2,620,752	16.2%	83.5%	$37.02
2034(3)	4	15,414	3.8%	80.9%	$763,645	4.7%	88.2%	$49.54
2035	0	0	0.0%	80.9%	$0	0.0%	88.2%	$0.00
2036 & Thereafter	5	56,232	13.7%	94.6%	$1,907,201	11.8%	100.0%	$33.92
Vacant	0	22,144	5.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	36	410,561	100.0%		$16,192,399	100.0%		$41.69
(1)	Based on the underwritten rent roll as of February 13, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Inclusive of the management office, fitness center, engineering office and conference center. There is no UW Base Rent associated with these spaces.
(4)	Total/Wtd. Avg. UW Rent and UW Rent PSF excludes vacant SF.

The Market. The Las Olas City Centre Property is located in the downtown submarket of Fort Lauderdale, Florida. Downtown Fort Lauderdale is Broward County’s central business district and is undergoing increased development activity. Developers have increased the area’s apartment stock by 80% over the past decade and are on course to increase supply by a an additional 10% over the next several years. The Brightline, a service that connects the major business hubs in South Florida and Central Florida via a fast-train service, has made downtown Fort Lauderdale more accessible. In 2024, the median household income within a one-, three- and five-mile radius was $109,162, $82,936 and $72,577, respectively. In 2024, the population within the same radii was 32,716, 143,671 and 296,334, respectively.

According to a third party market report, the Las Olas City Centre Property submarket’s central South Florida location, its access to a deep talent pool and recent infrastructure upgrades are some of the area's primary tenant draws. Many financial and business services companies and technology firms occupy space in this area. The submarket vacancy for all properties in the submarket was 11.3% as of October 2024, while the submarket vacancy for the Downtown Fort Lauderdale Class A office market was approximately 15.0% as of year-end 2024. According to a third party market report, South Florida’s rent growth ranks 1st nationally at a 28.8% increase recorded over the last five years. Based on market rents identified by the appraiser, contract rents at the Las Olas City Centre Property are 18.0% below market, providing a mark-to-market opportunity as tenants roll.

According to a third party market report, while office rent growth across the U.S. has decelerated and has not yet recovered to pre-pandemic levels, rent growth in Fort Lauderdale has recently surged above last year’s levels. Annual rent gains in downtown Fort Lauderdale have remained positive at 2.8%, slightly above broader Fort Lauderdale market gains. Still, this marks a slowdown from peak rent growth of over 8% in the second quarter of 2022 and falls below the five-year historical average of 3.5%.

The table below presents certain information relating to office leases comparable to the Las Olas City Centre Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Year Built/Renovated	Total NRA	Occupancy	Tenant	Rent PSF	Lease Date	Lease Term (Mos.)
Las Olas City Centre	2003 / 2023	410,561(2)	94.6%(2)	Bank of America(2)	$36.33(2)	Various(2)	Various(2)
One Financial Plaza	1972 / 2018	275,618	94.0%	Xplore Group, LLC	$35.02	Aug-23	25
Broward Financial Center	1985 / 2024	325,486	76.0%	Direct Deals Corp	$35.00	Dec-23	63
200 East Broward	1992 / 2002	235,110	76.0%	Asking Rent	$45.00	Jan-25	N/A
The Main Las Olas	2020 / NAP	387,402	100.0%	Bankers Healthcare	$46.00	Dec-22	60
Las Olas Square	1991 / NAP	278,635	93.0%	Asking Rent	$55.00	Jan-25	N/A
Weighted Average(3)			88.6%		$43.11
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of February 13, 2025.
(3)	Weighted Average excludes the Las Olas City Centre Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Office – CBD	Loan #12	Cut-off Date Balance:	$20,000,000
401 East Las Olas Boulevard	Las Olas City Centre	Cut-off Date LTV:	65.1%
Fort Lauderdale, FL 33301		U/W NCF DSCR:	1.78x
		U/W NOI Debt Yield:	12.8%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Las Olas City Centre Property:

Market Rent Summary(1)
	Lower Floor Office - Multi-Tenant Space:	Lower Floor Office - Full Floor Space:	Upper Floor Office - Multi-Tenant Space:	Upper Floor Office - Full Floor Space:	Restaurant/Primary Retail Space:	Retail Space:	Storage Space:
Market Rent (PSF)	$50.00	$48.00	$54.00	$52.50	$70.00	$55.00	$30.00
Average Lease Term (Months)	65	132	65	132	132	132	60
Escalations	3.00%/year	3.00%/year	3.00%/year	3.00%/year	3.00%/year	3.00%/year	3.00%/year
Reimbursement	NNN	NNN	NNN	NNN	NNN	NNN	None
Tenant Improvements (New/Renewal)	$50 / $10	$75 / $15	$50 / $10	$75 / $15	$100 / $15	$50 / $10	$0 / $0
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
(1)	Source: Appraisal.

Appraisal. According to the appraisal, the Las Olas City Centre Property had an “as-is” appraised value of $222,700,000 as of January 15, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 21, 2024, there was no evidence of any recognized environmental conditions at the Las Olas City Centre Property.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Las Olas City Centre Property:

Cash Flow Analysis
	2020	2021	2022	2023	TTM 10/31/2024	UW(1)	UW Per SF
Rents in Place	$12,585,092	$12,352,161	$12,721,326	$12,868,326	$14,919,926	$16,192,399	$39.44
Rent Steps	$0	$0	$0	$0	$0	1,215,598	$2.96
Straight Line IG Rent	$0	$0	$0	$0	$0	207,892	$0.51
Vacant Income	$0	$0	$0	$0	$0	1,185,352	$2.89
Gross Potential Income	$12,585,092	$12,352,161	$12,721,326	$12,868,326	$14,919,926	$18,801,241	$45.79
Expense Reimbursements	$6,805,759	$6,922,967	$7,258,717	$7,771,304	$7,879,935	$7,587,948	$18.48
Other Income(2)	$1,797,183	$1,746,157	$1,144,966	$1,968,870	$2,354,216	$1,867,472	$4.55
Net Rental Income	$21,188,034	$21,021,285	$21,125,009	$22,608,500	$25,154,076	$28,256,661	$68.82
(Vacancy)(3)	($616,877)	$0	$0	$0	($468,753)	($1,412,833)	($3.44)
Effective Gross Income	$20,571,157	21,021,285	$21,125,009	$22,608,500	$24,685,323	$26,843,828	$65.38
Real Estate Taxes	$3,712,692	$3,705,666	$3,883,584	3,757,419	$3,602,335	$3,520,602	$8.58
Insurance	$233,962	$301,971	$350,502	$596,058	562,314	807,172	$1.97
Management Fee	$301,349	$268,897	$288,855	$356,596	$380,981	$536,877	$1.31
Other Operating Expenses	$2,711,437	$2,872,181	$3,280,356	$3,440,048	$3,591,303	$3,431,848	$8.36
Total Expenses	$6,959,440	$7,148,715	$7,803,297	$8,150,121	$8,136,933	$8,296,499	$20.21
Net Operating Income(4)(5)	$13,611,717	$13,872,570	$13,321,712	$14,458,379	$16,548,390	$18,547,329	$45.18
Replacement Reserves	$0	$0	$0	$0	$0	$82,112	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,026,403	$2.50
Net Cash Flow	$13,611,717	$13,872,570	$13,321,712	$14,458,379	$16,548,390	$17,438,815	$42.48

Occupancy(6)	90.5%	88.5%	84.2%	90.0%	94.6%	95.0%
NOI DSCR(7)	1.39x	1.42x	1.36x	1.48x	1.69x	1.89x
NCF DSCR(7)	1.39x	1.42x	1.36x	1.48x	1.69x	1.78x
NOI Debt Yield(7)	9.4%	9.6%	9.2%	10.0%	11.4%	12.8%
NCF Debt Yield(7)	9.4%	9.6%	9.2%	10.0%	11.4%	12.0%
(1)	Based on the underwritten rent roll dated February 13, 2025.
(2)	UW Other Income is based on the borrower sponsor’s 2025 budget and inclusive of income from parking, telecom and other miscellaneous income.
(3)	Vacancy reflects bad debt for historical periods.
(4)	The increase in TTM 10/31/2024 NOI from 2023 NOI is primarily attributable to three leases executed in July, August and October 2023, corresponding to approximately 30,519 SF and $1,365,624 of UW Base Rent.
(5)	The increase in UW NOI from 10/31/2024 NOI is primarily attributable to (i) recent leasing since October 2024 (approximately 19,183 SF and $640,088 of UW Base Rent commenced since October 2024), (ii) contractual rent steps through February 2026 (in the amount of approximately $1.2 million) and (iii) future rent step credit for investment grade tenants (in the amount of $207,892).
(6)	UW Occupancy % represents the economic occupancy based on the underwritten rent roll dated February 13, 2025. Historical occupancies represent physical occupancies.
(7)	Debt service coverage ratios and debt yields are based on the Las Olas City Centre Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Mortgage Loan No. 13 – 2311 White Plains Road

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Bronx, NY 10467
Original Balance:	$17,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$17,500,000			Detailed Property Type:	Mid Rise
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2024/NAP
Borrower Sponsor(1):	Floriand Lulaj			Size:	50 Units
Guarantor(1):	Floriand Lulaj			Cut-off Date Balance per Unit:	$350,000
Mortgage Rate:	6.1500%			Maturity Balance per Unit:	$350,000
Note Date:	3/13/2025			Property Manager:	Self-Managed
Maturity Date:	4/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,773,686
IO Period:	60 months			UW NCF:	$1,756,525
Seasoning:	1 month			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield:	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.61x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,530,256 (1/31/2025 T-3 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy(5):	100.0% (3/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
RE Taxes(2):	$24,503	$4,667	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance:	$3,000	$2,857	NAP	Appraised Value (as of):	$26,100,000 (9/10/2024)
TI/LC Reserve:	$0	$497	NAP	Appraised Value per Unit:	$522,000
Replacement Reserve:	$0	$933	NAP	Cut-off Date LTV Ratio:	67.0%
Unfunded Tenant Obligations Reserve(3):	$150,000	$0	NAP	Maturity Date LTV Ratio:	67.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,500,000	100.0%	Loan Payoff:	$12,603,601	72.0%
			Upfront Reserves:	$177,503	1.0%
			Closing Costs:	$660,491	3.8%
			Return of Equity:	$4,058,405	23.2%
Total Sources:	$17,500,000	100.0%	Total Uses:	$17,500,000	100.0%
(1)	See “The Borrower and the Borrower Sponsor” section below for further discussion of the borrower sponsor and non-recourse carveout guarantor.
(2)	Real estate taxes were underwritten based on a 10-year average of the abated taxes stemming from a 421a tax exemption (Option C). The borrower received its Certificate of Eligibility in August 2024, and the exemption is effective for a period of 35 years and consists of a 100% exemption for real estate taxes above the pre-construction base year over the first 25 years and a 30% exemption over the remaining 10 years. In year 36, the 2311 White Plains Road Property (as defined below) becomes fully taxable. See “The Property.”
(3)	This reserve relates to borrower obligations with respect to the build-out of the commercial space leased to Grand Street Settlement, Inc. Amounts in the reserve will be released to the borrower at such time that, among other things, (i) the Initial Improvements (as defined in the Grand Street Settlement, Inc. lease) have been completed and have been paid in full in accordance with the terms of the lease, (ii) the borrower has received an updated certificate of occupancy permitting the tenant’s use as a daycare center, and (iii) the commercial tenant has accepted delivery of the premises and has opened for business. The 2311 White Plains Road Mortgage Loan (as defined below) is fully recourse to the borrower and the borrower sponsor until such time that the conditions in (i) – (iii) above, among others, are satisfied.
(4)	The 2311 White Plains Road Property was built in 2024; therefore, prior year operating results are unavailable.
(5)	The multifamily component occupancy was 100.0% as of its rent roll dated March 1, 2025, and the retail component’s occupancy was 100.0% as of its rent roll dated February 12, 2025.

The Mortgage Loan. The thirteenth largest mortgage loan (the “2311 White Plains Road Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $17,500,000 and secured by the borrower’s fee interest in a multifamily property totaling 50 units, including a 5,968 sq. ft. commercial unit located in Bronx, New York (the “2311 White Plains Road Property”).

The Borrower and the Borrower Sponsor. The borrower is 2311 White Plains LLC, a Delaware limited liability company and single purpose bankruptcy-remote entity with one independent director. The borrower sponsor and the non-recourse carveout guarantor is Floriand Lulaj.

Floriand Lulaj is an experienced real estate development and property management professional with nearly 15 years of experience. Mr. Lulaj has assisted in the development of seven residential properties, including single-family homes, two-family homes, and multi-unit buildings totaling over 55,470 sq. ft. of living space and participated in all phases of development from planning, design, construction, to completion ensuring projects met all specifications, budgets, and timelines.

The Property. The 2311 White Plains Road Property is comprised of 1, seven story building containing 50 multifamily units and one 5,968 sq. ft. ground-floor commercial unit. Built in 2024, the 2311 White Plains Road Property is situated on a 0.29-acre site and includes 25 parking spaces (0.50 spaces per unit). Property amenities include an elevator, bicycle parking, and a common laundry room. Unit amenities include stainless steel sinks, wood cabinets,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$17,500,000
2311 White Plains Road	2311 White Plains Road	Cut-off Date LTV:	67.0%
Bronx, NY 10467		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	10.1%

quartz countertops, vent hoods and refrigerators. The 2311 White Plains Road Property includes 6 studio units, 11 one-bedroom units, and 33 two-bedroom units. As of March 1, 2025, the 2311 White Plains Road Property was 100.0% occupied.

The 2311 White Plains Road Property received its Certificate of Eligibility in August 2024 for a 421a tax exemption under Option C. The exemption is effective for a period of 35 years and consists of a 100% exemption for real estate taxes above the pre-construction base year over the first 25 years and a 30% exemption over the remaining 10 years. In Year 36, the 2311 White Plains Road Property becomes fully taxable. The underwritten annual taxes for the 2025 tax year are $56,007 and the actual taxes for this period without the 421a tax exemption would be $367,731. As part of compliance with the exemption terms, at least 30% of the total units (i.e., 15 units) are required to be set aside for affordable housing and must be rented to tenants whose income does not exceed 130% of area median income. In compliance with the requirements of the 421a tax exemption, all 50 residential units at the 2311 White Plains Road Property are considered rent stabilized for the term of the abatement and are regulated by the Division of Housing and Community Renewal (“DHCR”).

The following table presents certain information relating to the multifamily unit mix at the 2311 White Plains Road Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	6	6	12.0%	100.0%	475	$2,483
1 Bedroom	11	11	22.0%	100.0%	541	$2,527
2 Bedrooms	33	33	66.0%	100.0%	686	$3,137
Total/Weighted Average	50	50	100.0%	100.0%	629	$2,924
(1)	Information based on the underwritten rent roll dated as of March 1, 2025.

The following table presents certain information relating to the commercial tenant at the 2311 White Plains Road Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Exp.	Renewal Options (Y/N)(3)	Term. Option (Y/N)(4)(5)
Grand Street Settlement, Inc.	NR/NR/NR	5,968	100.0%	$258,176	100.0%	$43.26	9/30/2029	2 x 5 yr	Y
Occupied Subtotal/Wtd. Avg.		5,968	100.0%	$258,176	100.0%	$43.26
Vacant Space		0	0.0%
Total		5,968	100.0%
(1)	Based on the underwritten rent roll dated February 12, 2025.
(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps for the commercial space through September 30, 2025 totaling $7,520.
(3)	Grand Street Settlement, Inc. has two 5-year renewal options remaining.
(4)	Grand Street Settlement, Inc. commenced paying rent in October 2024 and the borrower is renovating the space for this tenant. The tenant contributed $245,000 (the “Tenant Contribution”) towards the build-out and the borrower is responsible for performing the work and paying for any additional costs above the Tenant Contribution. The estimated total budget for the build-out was $295,000. Pursuant to the Grand Street Settlement, Inc. lease, the tenant has the right to terminate the lease if on or prior to March 31, 2025, the borrower/landlord does not deliver the premises with the completed Initial Improvements (as defined in the lease), together with an updated certificate of occupancy permitting the tenant’s use as a daycare center. According to the borrower sponsor, all material related work has been completed and the borrower is waiting for the final certificate of occupancy from the Department of Buildings. Pursuant to the lease, to exercise this termination option, the tenant is required to provide written notice by April 30, 2025. In the event the tenant exercises this termination option, the borrower is required to return the Tenant Contribution to the tenant within 30 days of tenant’s notice.
(5)	Grand Street Settlement, Inc. is reliant on awards of federal grants for the Head Start and Early Head Start programs and its lease contains a termination option exercisable if the programs are terminated and funds are not appropriated for the programs or if Grand Street Settlement, Inc. fails to receive new awards of grant funds after the expiration of existing awards. The 2311 White Plains Road Mortgage Loan is structured with a cash management trigger event and cash sweep event in the event that (i) Grand Street Settlement, Inc. gives notice of its intention to not extend or renew its lease or to terminate its lease or the lease is otherwise terminated, (ii) on or prior to the date that is twelve (12) months prior to the then applicable expiration date under its lease, Grand Street Settlement, Inc. fails to give irrevocable notice of its election to renew its lease, (iii) on or prior to the date by which Grand Street Settlement, Inc. is required under its lease to notify the landlord of its election to renew its lease, Grand Street Settlement, Inc. fails to give such notice, (iv) an event of default occurs under the Grand Street Settlement, Inc. lease, (v) a Bankruptcy Action (as defined in the 2311 White Plains Road Mortgage Loan agreement) of Grand Street Settlement, Inc. or any guarantor of its lease occurs, (vi) Grand Street Settlement, Inc. elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in its lease, or (vii) following the initial occurrence of Grand Street Settlement, Inc. commencing its operations at its leased premises, Grand Street Settlement, Inc. discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs).

The Market. The 2311 White Plains Road Property is located in Bronx, New York, approximately 12.2 miles northeast of Midtown Manhattan and approximately 16.3 miles northeast of the Financial District in Lower Manhattan. Major employers in New York City include JP Morgan Chase & Co., Citi, ABM Industries, Pfizer and Carl Icahn. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 2311 White Plains Road Property is 104,058, 1,083,988 and 1,865,088, respectively. The average household income for the same one-, three- and five-mile radius was $78,635, $72,211 and $78,822, respectively.

According to a third-party market research report, the 2311 White Plains Road Property is located in the Bronx apartment submarket of the New York Metro apartment market. As of second quarter 2024, the New York Metro apartment market reported total inventory of 1,941,404 units with a 3.4% vacancy rate and average asking rents of $4,464 per month. As of second quarter 2024, the Bronx apartment submarket reported total inventory of 345,500 units with a 0.0% vacancy rate and average asking rents of $3,254 per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$17,500,000
2311 White Plains Road	2311 White Plains Road	Cut-off Date LTV:	67.0%
Bronx, NY 10467		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	10.1%

The appraisal identified six directly competitive multifamily comparables with average asking rents ranging from $1,437 to $3,400 per unit. These comparables are further detailed in the table below:

			Competitive Set
	2311 White Plains Road (Subject)	2985 Webster Avenue	186 Saint Georges Crescent	2763 Morris Avenue	2330 Hoffman Street	2330 Cambreleng Avenue	3470 Fort Independence Street
Location	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY	Bronx, NY
Distance to Subject	--	1.6 miles	2.0 miles	2.3 miles	1.7 miles	1.5 miles	3.0 miles
Property Type	Multifamily / Mid Rise	Multifamily / Mid/High Rise	Multifamily / Mid/High Rise	Multifamily / Mid/High Rise	Multifamily / Mid/High Rise	Multifamily / Mid/High Rise	Multifamily / Mid/High Rise
Year Built/Renovated	2024/NAP	2015/NAP	2021/NAP	2017/NAP	2018/NAP	2024/NAP	2018/NAP
Number of Units	50(1)	124	68	75	46	45	140
Average Monthly Rent (per unit)
Studio	$2,483(1)	$1,437	$1,698	$2,013	$1,857	$2,625	$1,610
1 Bedroom	$2,527(1)	$1,640	$1,974	$2,214	$2,476	$2,850	$1,811
2 Bedrooms	$3,137(1)	$1,983	$2,374	$2,516	$3,301	$3,400	$2,318
Occupancy	100.0%(1)	NAV	NAV	NAV	NAV	NAV	NAV
Source: Appraisal, unless otherwise indicated.
(1)	Information obtained from the underwritten rent roll dated March 1, 2025.

The appraisal identified five directly competitive retail comparables with average asking rents ranging from $26.00 per sq. ft. on a modified gross basis to $74.00 per sq. ft. on a modified gross basis. These comparables are further detailed in the table below:

			Competitive Set
	2311 White Plains Road (Subject)	2519 Creston Avenue	2501 Sedgwick Avenue	2189 Arthur Avenue	3788 3rd Avenue	1645 Dr. Martin Luther King Jr. Boulevard
Square Feet	5,968	5,100	2,383	5,000	600	650
% Leased	100.0%	NAV	NAV	NAV	NAV	NAV
Asking Rate	$42.00	$26.00	$27.50	$32.00	$70.00	$74.00
Lease Type	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross

Source: Appraisal, unless otherwise indicated.

Appraisal. The appraisal concluded an “as is” value for the 2311 White Plains Road Property of $26,100,000 as of September 10, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 26, 2024, there was no evidence of any recognized environmental conditions at the 2311 White Plains Road Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$17,500,000
2311 White Plains Road	2311 White Plains Road	Cut-off Date LTV:	67.0%
Bronx, NY 10467		U/W NCF DSCR:	1.61x
		U/W NOI Debt Yield:	10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2311 White Plains Road Property:

Cash Flow Analysis(1)
	T-3 Annualized 1/31/2025	UW	UW per Unit
Base Rent - Residential	$1,623,888	$1,754,544	$35,091
Base Rent - Retail	$0	$250,656	$5,013
Rent Steps - Retail	$0	$7,520(2)	$150
Gross Potential Rent	$1,623,888	$2,012,720	$40,254
Parking Income	$60,000	$68,400(3)	$1,368
Other Income	$21,620	$30,000(4)	$600
Net Rentable Income	$1,705,508	$2,111,120	$42,222
(Vacancy / Credit Loss)	$0	$0	$0.00
Underwriting Adjustment	$0	($50,318)(5)	($1,006)
Effective Gross Income	$1,705,508	$2,060,802	$41,216

Real Estate Taxes	$54,864	$56,007(6)	$1,120
Insurance	$49,320	$34,284	$686
Other Operating Expenses	$71,068	$196,824	$3,936
Total Operating Expenses	$175,252	$287,115	$5,742

Net Operating Income	$1,530,256	$1,773,686	$35,474
TI/LC Reserves	$0	$5,968(7)	$119
Replacement Reserves - Multifamily	$0	$10,000(8)	$200
Replacement Reserves - Retail	$0	$1,194(9)	$24
Net Cash Flow	$1,530,256	$1,756,525	$35,130

Occupancy (%)(10)	100.0%	97.5%
NOI DSCR	1.40x	1.63x
NCF DSCR	1.40x	1.61x
NOI Debt Yield	8.7%	10.1%
NCF Debt Yield	8.7%	10.0%
(1)	The 2311 White Plains Road Property was built in 2024; therefore, prior year operating results are unavailable.
(2)	The underwritten annual base rent includes rent steps for the commercial space through September 30, 2025 totaling $7,520.
(3)	Parking income was underwritten based on the in-place parking rent roll as of January 31, 2025, which has 19 of 25 total parking spaces currently rented at $300 per space per month to a combination of residents at the 2311 White Plains Road Property and non-residents.
(4)	Other income was underwritten based on the appraisal and includes laundry income, miscellaneous income, and reimbursement for real estate taxes from Grand Street Settlement, Inc.
(5)	The underwriting adjustment is based on 2.5% of total rent.
(6)	Real estate taxes were underwritten based on a 10-year average of the abated taxes stemming from a 421a tax exemption (Option C). The borrower received its Certificate of Eligibility in August 2024, and the exemption is effective for a period of 35 years and consists of a 100% exemption for real estate taxes above the pre-construction base year over the first 25 years and a 30% exemption over the remaining 10 years. In Year 36, the 2311 White Plains Road Property becomes fully taxable.
(7)	Tenant improvement reserves for the commercial space were underwritten based on $0.50 per sq. ft., and leasing commission reserves for the commercial space were underwritten based on $0.50 per sq. ft.
(8)	Replacement Reserves - Multifamily were underwritten based on $200 per unit for the multifamily units.
(9)	Replacement Reserves - Retail were underwritten based on $0.20 per sq. ft. for the commercial space.
(10)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. The 2311 White Plains Road Property was 100.0% physically occupied as of March 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Mortgage Loan No. 14 – Doubletree Hilton Hotel Binghamton

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Binghamton, NY 13901
Original Balance:	$17,350,000			General Property Type:	Hospitality
Cut-off Date Balance:	$17,350,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2013
Borrower Sponsor:	Alan Weissman			Size:	207 Rooms
Guarantor:	Alan Weissman			Cut-off Date Balance per Room:	$83,816
Mortgage Rate:	7.3000%			Maturity Date Balance per Room:	$81,584
Note Date:	4/1/2025			Property Manager:	BINY Associates, LLC
Maturity Date:	4/6/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$2,744,805
IO Period:	24 months			UW NCF:	$2,219,592
Seasoning:	1 month			UW NOI Debt Yield:	15.8%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.3%
Additional Debt Type:	NAP			UW NCF DSCR:	1.56x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,715,802 (2/28/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,613,933 (12/31/2024)
				3rd Most Recent NOI:	$2,379,388 (12/31/2023)
Escrows and Reserves				Most Recent Occupancy:	82.0% (2/28/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	81.0% (12/31/2024)
RE Taxes:	$0	$29,320	NAP	3rd Most Recent Occupancy:	78.2% (12/31/2023)
Insurance(1):	$0	Springing	NAP	Appraised Value (as of):	$28,000,000 (2/10/2025)
FF&E Reserve:	$0	$43,768	NAP	Appraised Value per Room:	$135,266
Deferred Maintenance:	$290,681	$0	NAP	Cut-off Date LTV Ratio:	62.0%
Other Reserves(2):	$5,256,497	$40,444	NAP	Maturity Date LTV Ratio:	60.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Amount:	$17,350,000	90.1%	Loan Payoff:	$12,950,791	67.3%
Borrower Sponsor Equity	$1,906,360	9.9%	Upfront Reserves:	$5,547,178	28.8%
			Closing Costs:	$758,391	3.9%
Total Sources:	$19,256,360	100.0%	Total Uses:	$19,256,360	100.0%

(1)	Deposits to the insurance reserve will be waived so long as the Doubletree Hilton Hotel Binghamton Property (as defined below) is covered by a blanket insurance policy meeting the lender’s requirements.
(2)	Other Reserves are comprised of (i) an initial PIP reserve of $5,150,951, (ii) an initial debt service reserve of $105,546, and (iii) an ongoing monthly seasonality reserve of $40,444.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Doubletree Hilton Hotel Binghamton Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $17,350,000 and secured by a first priority fee mortgage encumbering a 207-key, full service hospitality property located in Binghamton, New York (the “Doubletree Hilton Hotel Binghamton Property”).

The Borrower and the Borrower Sponsor. The borrower is BHCC II, LLC, a single-purpose, Delaware limited liability company with no independent directors in its organizational structure.

The borrower sponsor and non-recourse guarantor is Alan Weissman of Alfred Weissman Real Estate. LLC (“AWRE”). AWRE is a privately held real estate investment, development, and management firm with over 50 years of experience. AWRE specializes in creating value through strategic acquisitions, renovations and new construction across hospitality, residential, and commercial sectors. AWRE has a portfolio of 10 commercial real estate assets including four other hospitality properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$17,350,000
225 Water Street	Doubletree Hilton Hotel Binghamton	Cut-off Date LTV:	62.0%
Binghamton, NY 13901		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.8%

The Property. The Doubletree Hilton Hotel Binghamton Property is a 207-key, full-service hotel located in Binghamton, New York. The Doubletree Hilton Hotel Binghamton Property was originally constructed in 1987 and was most recently renovated in 2013. Renovations included $1,204,600 in upgrades to the lobby, kitchen area, laundry and back-of-house / structure along with $151,500 in upgrades to the fitness center and pool at the Doubletree Hilton Hotel Binghamton Property. Amenities at the Doubletree Hilton Hotel Binghamton Property include approximately 25,428 square feet of meeting space, an indoor swimming pool and whirlpool, a fitness center, market pantry, and guest laundry area. Additionally, the Doubletree Hilton Hotel Binghamton Property has an on-site restaurant and lobby bar and 419 surface and garage parking spaces. The Doubletree Hilton Hotel Binghamton Property guestroom configuration consists of 126 queen/queen rooms, 38 king deluxe rooms, 12 king accessible rooms, 18 standard king rooms, four queen/queen accessible rooms, and 9 suites.

The Doubletree Hilton Hotel Binghamton Property is subject to a franchisor-required property improvement plan (“PIP”) pursuant to which it is required to undergo renovations and improvements to the lobby, corridors, meeting rooms, bar, fitness center, elevators and guestrooms. The PIP is generally required to be completed by March 28, 2027, provided that certain items are required to be completed in 2025 and 2026. $5,150,951 was reserved at origination for the estimated cost of the PIP.

The following table presents certain information relating to the 2025 estimated demand analysis with respect to the Doubletree Hilton Hotel Binghamton Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group
Doubletree Hilton Hotel Binghamton	207	79.7%	20.3%
(1)	Source: Third-party hospitality research report as of February 28. 2025.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Doubletree Hilton Hotel Binghamton Property:

Historical Occupancy, ADR, RevPAR(1)
	Doubletree Hilton Hotel Binghamton Property(2)			Competitive Set(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022	68.0%	$139.40	$94.73	55.6%	$131.57	$73.16	122.2%	105.9%	129.5%
12/31/2023	78.2%	$148.27	$115.94	54.3%	$136.60	$74.11	144.1%	108.5%	156.4%
12/31/2024	81.0%	$153.52	$124.39	60.9%	$143.96	$87.65	133.1%	106.6%	141.9%
TTM 2/28/2025	82.0%	$154.23	$126.52	61.3%	$146.31	$89.71	133.8%	105.4%	141.0%

Source: Third-party research report.

(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Doubletree Hilton Hotel Binghamton Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Doubletree Hilton Hotel Binghamton Property are based on the operating statements provided by the borrower.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third party market research report. The Competitive Set includes Holiday Inn Binghamton Downtown, Hampton by Hilton Inn & Suites Binghamton/Vestal, Courtyard Binghamton, Holiday Inn Express & Suites Binghamton University Vestal, and University Inn Vestal.
(4)	Penetration Factor is calculated based on the operating statements provided by the borrower and competitive set data provided by a third party market research report.

The Market. The Doubletree Hilton Hotel Binghamton Property is located at 225 Water Street in Binghamton, New York. The Doubletree Hilton Hotel Binghamton Property is located approximately 3.7 miles west of Binghamton University which had fall 2024 enrollment of 18,815 students. Other demand generators in Binghamton include the Zoo at Ross Park, Tri-Cities Opera and numerous special events including the Dick’s Sporting Goods Open, an annual PGA Tour Champions event held in nearby Endicott, the Spiedie Fest & Balloon Rally, a hot air balloon rally and festival, and multiple university-related events such as graduations, homecoming, parents’ weekend, and move in/out weekends. The Doubletree Hilton Hotel Binghamton Property’s 2024 demand segmentation was 79.7% transient and 20.3% leisure.

The following table presents the primary competitive properties to Doubletree Hilton Hotel Binghamton Property:

Competitive Property Summary(1)
Property	Year Built / Renovated	Rooms	Estimated 2024 Occupancy	Estimated 2024 ADR	Estimated 2024 RevPAR
Doubletree by Hilton Hotel Binghamton	1987 / 2013	207	81.2%	$153.52	$124.73
Courtyard by Marriott Binghamton	2000 / 2015	78	60% - 65%	$150 - $160	$95 - $100
Fairfield by Marriott Binghamton	2000 / 2023	82	60% - 65%	$130 - $140	$80 - $85
Hampton by Hilton Binghamton Vestal	1999 / 2019	79	70% - 75%	$140 - $150	$100 - $105
Holiday Inn Binghamton Hawley St	1980 / 2020	225	50% - 55%	$140 - $150	$75 - $80
Holiday Inn Express & Suites Binghamton University Vestal	2008 / 2018	81	60% - 65%	$130 - $140	$80 - $85
Subtotal/Average		752	66.3%	$146.82	$97.27

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR at Doubletree Hilton Hotel Binghamton Property are attributable in part to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Hospitality – Full Service	Loan #14	Cut-off Date Balance:	$17,350,000
225 Water Street	Doubletree Hilton Hotel Binghamton	Cut-off Date LTV:	62.0%
Binghamton, NY 13901		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	15.8%

Appraisal. The appraisal concluded to an “as-is” value for the Doubletree Hilton Hotel Binghamton Property of $28,000,000 as of February 10, 2025. The appraiser also concluded to a “when stabilized” value of $35,600,000 as of March 1, 2027 based on stabilized operations following completion of expected property improvements at the Doubletree Hilton Hotel Binghamton Property.

Environmental Matters. According to the Phase I environmental site assessment dated February 28, 2025, there was no evidence of any recognized environmental conditions at the Doubletree Hilton Hotel Binghamton Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at Doubletree Hilton Hotel Binghamton Property:

Cash Flow Analysis
	2021	2022	2023	2024	2/28/2025 TTM	UW	UW per Room(1)
Occupancy(2)	60.75%	67.96%	78.20%	81.02%	82.04%	82.04%
ADR(2)	$125.01	$139.40	$148.27	$153.52	$154.23	$154.23
RevPAR(2)	$75.95	$94.73	$115.94	$124.39	$126.52	$126.52

Room Revenue	$5,738,073	$7,157,384	$8,760,199	$9,423,665	$9,559,523	$9,559,523	$46,181
Food & Beverage Revenue	$1,070,456	$2,037,599	$2,808,069	$2,790,368	$2,892,048	$2,892,048	$13,971
Other Departmental Income(3)	$374,644	$468,701	$572,262	$678,958	$678,768	$678,768	$3,279
Total Revenue	$7,183,173	$9,663,684	$12,140,531	$12,892,990	$13,130,339	$13,130,339	$63,432

Rooms Expense	$1,314,699	$1,865,079	$2,312,164	$2,587,868	$2,552,296	$2,552,296	$12,330
Food & Beverage Expense	$1,021,226	$1,714,524	$2,376,796	$2,321,175	$2,366,158	$2,366,158	$11,431
Other Departmental Expenses(4)	$298,986	$406,338	$479,258	$510,631	$496,077	$496,077	$2,397
Total Departmental Expenses	$2,634,911	$3,985,941	$5,168,218	$5,419,674	$5,414,531	$5,414,531	$26,157

Departmental Profit	$4,548,262	$5,677,743	$6,972,313	$7,473,316	$7,715,808	$7,715,808	$37,274

Management Fee	$215,495	$289,911	$364,216	$386,790	$393,910	$393,910	$1,903
Marketing and Franchise Fee	$959,708	$1,227,121	$1,439,907	$1,573,980	$1,655,036	$1,655,036	$7,995
Other Undistributed Expenses(5)	$1,596,288	$1,982,218	$2,264,978	$2,354,535	$2,405,639	$2,405,639	$11,621
Total Undistributed Expenses	$2,771,491	$3,499,250	$4,069,101	$4,315,305	$4,454,585	$4,454,585	$21,520

Real Estate Taxes	$314,201	$313,121	$325,578	$328,920	$328,820	$338,266	$1,634
Insurance	$120,044	$219,987	$198,246	$215,157	$216,601	$178,152	$861
Total Expenses	$3,205,736	$4,032,358	$4,592,925	$4,859,383	$5,000,006	$4,971,003	$24,015

Net Operating Income	$1,342,526	$1,645,385	$2,379,388	$2,613,933	$2,715,802	$2,744,805	$13,260
FF&E	$287,327	$386,547	$485,621	$515,720	$525,214	$525,214	$2,537
Net Cash Flow	$1,055,199	$1,258,838	$1,893,767	$2,098,213	$2,190,589	$2,219,592	$10,723

NOI DSCR	0.94x	1.15x	1.67x	1.83x	1.90x	1.92x
NCF DSCR	0.74x	0.88x	1.33x	1.47x	1.53x	1.56x
NOI Debt Yield	7.7%	9.5%	13.7%	15.1%	15.7%	15.8%
NCF Debt Yield	6.1%	7.3%	10.9%	12.1%	12.6%	12.8%

(1)	UW per Room is based on 207 rooms.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at Doubletree Hilton Hotel Binghamton Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	Other Departmental Income consists of revenues that are collected from telephone charges, Wi-Fi upgrades, the guest laundry area, and market pantry sales.
(4)	Other Departmental Expenses consists of expenses associated with the hotel’s various other and minor operated departments.
(5)	Other Undistributed Expenses consists of heat, power and light, operations and maintenance and administrative and general expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Mortgage Loan No. 15 – Southeast Workforce MHC Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Various
Original Balance(1):	$17,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance(1):	$17,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	2.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsors:	Jason A. Bates, Michael Weinberg and Ryan Narus			Size:	1,919 Pads
Guarantors:	Jason A. Bates, Michael Weinberg and Ryan Narus			Cut-off Date Balance Per Pad(1):	$54,716
Mortgage Rate:	5.6580%			Maturity Date Balance Per Pad(1):	$54,716
Note Date:	3/18/2025			Property Manager:	Affordable Housing Affiliates, LLC
Maturity Date:	4/11/2030				(borrower-affiliated)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$9,336,238
IO Period:	60 months			UW NCF:	$9,240,288
Seasoning:	1 month			UW NOI Debt Yield(1):	8.9%
Prepayment Provisions:	L(3),YM1(50),O(7)			UW NCF Debt Yield(1):	8.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	8.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.53x
Additional Debt Balance(1):	$88,000,000			Most Recent NOI:	$8,646,986 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$7,022,604 (12/31/2023)
				3rd Most Recent NOI:	$4,133,935 (12/31/2022)
Reserves(2)				Most Recent Occupancy:	85.9% (1/16/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	83.8% (12/31/2023)
RE Taxes:	$154,077	$69,643	NAP	3rd Most Recent Occupancy:	78.1% (12/31/2022)
Insurance:	$89,008	$44,504	NAP	Appraised Value (as of)(3):	$157,900,000 (2/1/2025)
Replacement Reserve:	$0	$7,996	$191,904	Appraised Value per Pad(3):	$82,282
				Cut-off Date LTV Ratio(1)(3):	66.5%
				Maturity Date LTV Ratio(1)(3):	66.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$105,000,000	100.0%	Loan Payoff:	$79,277,568	75.5%
			Return of Equity:	$19,772,758	18.8%
			Closing Costs:	$5,706,588	5.4%
			Upfront Reserves:	$243,085	0.2%
Total Sources:	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%

(1)	The Southeast Workforce MHC Portfolio Mortgage Loan (as defined below) is part of the Southeast Workforce MHC Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $105,000,000. The information presented is based on the Southeast Workforce MHC Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion.
(3)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 3.1% portfolio premium. The appraisal appraised the Southeast Workforce MHC Portfolio Properties as of various dates in January and February 2025, which produced an aggregate “as is” appraised value of $153,175,000, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 68.5% and 68.5%, respectively.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Southeast Workforce MHC Portfolio Mortgage Loan”) is part of a whole loan (the “Southeast Workforce MHC Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $105,000,000. The Southeast Workforce MHC Portfolio Whole Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in 35 manufactured housing properties totaling 1,919 pads located across four states (collectively the “Southeast Workforce MHC Portfolio Properties”). The Southeast Workforce MHC Portfolio Mortgage Loan is evidenced by the non-controlling A-2 Note, with an original principal balance of $17,000,000. The Southeast Workforce MHC Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR14 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

The table below summarizes the promissory notes that comprise the Southeast Workforce MHC Portfolio Whole Loan.

Southeast Workforce MHC Portfolio Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$88,000,000	$88,000,000	BANK5 2025-5YR14	Yes
A-2	$17,000,000	$17,000,000	WFCM 2025-5C4	No
Whole Loan	$105,000,000	$105,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Manufactured Housing	Loan #15	Cut-off Date Balance:	$17,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	8.9%

The Borrowers and the Borrower Sponsors. The borrowers for the Southeast Workforce MHC Portfolio are AG Archdale LLC, Asheville SV LLC, Charlotte SV 2 LLC, AG Cherry Valley, LLC, AG Circle Drive LLC, CP Sun Estates LLC, AG Countryside LLC, AG Creekside LLC, AG Dogwood LLC, AG Eastgate LLC, AG Eastside LLC, Florida Sun Estates LLC, Florida Sun Estates 2 LLC, AG Gaddy LLC, AG Hickory Corner LLC, AG Hillside LLC, Knoxville SV 1 LLC, Lake Mary MHP LLC, Maitland Sun Estates LLC, AG Meadowview, LLC, North Orlando Sun Estates 2 LLC, Pelican Sun Estates LLC, AG Salisbury LLC, St Pete Sun Estates 1 LLC, St Pete Sun Estates 2 LLC, Sunshine Equity Partners 1 LLC, Tampa Sun Estates LLC, Tampa Sun Estates 2 LLC, Tampa Sun Estates 3 and 4 LLC, Tampa Sun Estates 5 LLC, Tampa Sun Estates 6 LLC, University Sun Estates LLC, University Sun Estates 2 and 3 LLC, Villages Sun Estates LLC, and AG Woodland Acres LLC, each a single-purpose limited liability company, with two independent directors in its organizational structure.

The borrower sponsors and non-recourse carve-out guarantors for the Southeast Workforce MHC Portfolio Whole Loan are Jason A. Bates, Michael Weinberg and Ryan Narus. Jason Bates is the CEO and Managing Partner of Affordable Housing Affiliates (“AHA”), Michael Weinberg is a General Partner of AHA, and Ryan Narus is the COO of AHA. AHA is a southeastern based manufactured housing community (“MHC”) investor and operator. AHA has acquired more than 2,200 pads located in 4 states, and currently owns and manages over 40 MHCs, focusing on markets in the southeastern United States.

The Properties. The Southeast Workforce MHC Portfolio Properties comprise 35 manufactured housing properties totaling 1,919 pads and located across four states (FL, NC, SC and TN). The Southeast Workforce MHC Portfolio Properties are located in Florida (18 properties, 60.2% of pads), North Carolina (11 properties, 24.5% of pads), South Carolina (3 properties, 7.5% of pads) and Tennessee (3 properties, 7.8% of pads). There are 151 mobile homes owned by borrower affiliates comprising 7.9% of the total pads; however, no income from the home rents is being underwritten. The sponsor acquired the properties in separate transactions between 2017 and 2023 and has invested approximately $10.6 million on various capital improvements including freshly paved roads, fencing, mailboxes, grounds maintenance and new accounting and rent payment systems.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Manufactured Housing	Loan #15	Cut-off Date Balance:	$17,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	8.9%
Portfolio Summary
Property Name	City, State	Pads	Year Built / Renovated	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	UW NOI	% of UW NOI
Florida Sun Estates	Tallahassee, FL	307	1971 / NAP	56.4%(2)	$13,330,000	12.7%	$22,500,000	$1,060,943	11.4%
Tampa Sun Estates 3 & 4	Tampa, FL	112	1944, 1949-1954, 1952 / NAP	75.0%	$5,900,000	5.6%	$8,400,000	$572,449	6.1%
Lake Mary MHP	Longwood, FL	70	1969 / NAP	98.6%	$5,350,000	5.1%	$7,600,000	$532,917	5.7%
Tampa Sun Estates	Tampa, FL	70	1952 / NAP	88.6%	$4,940,000	4.7%	$7,000,000	$481,135	5.2%
University Sun Estates 2 & 3	Orlando, FL	52	1974 / NAP	98.1%	$3,710,000	3.5%	$5,300,000	$371,683	4.0%
Pelican Sun Estates 1 & 2	Tampa, FL	64	1946 / NAP	79.7%	$4,340,000	4.1%	$6,200,000	$350,704	3.8%
Circle Drive Mobile Home Park	Salisbury, NC	63	1967 / NAP	100.0%	$3,725,000	3.5%	$5,300,000	$344,727	3.7%
Maitland Sun Estates	Maitland, FL	39	1930 / NAP	97.4%	$3,570,000	3.4%	$5,100,000	$305,627	3.3%
St Pete Sun Estates	St. Petersburg, FL	44	1950 / NAP	88.6%	$3,220,000	3.1%	$4,600,000	$306,955	3.3%
Asheville SV 1 & 2	Asheville, Weaverville, NC	48	1985 / 2023	95.8%	$3,175,000	3.0%	$4,500,000	$277,758	3.0%
Countryside Mobile Home Park	Moore, SC	65	1984 / NAP	100.0%	$2,700,000	2.6%	$3,825,000	$277,336	3.0%
St Pete Sun Estates 2	St. Petersburg, FL	41	1950 / NAP	90.2%	$3,010,000	2.9%	$4,300,000	$282,359	3.0%
Tampa Sun Estates 6	Lutz, FL	33	1968 / NAP	97.0%	$2,750,000	2.6%	$3,900,000	$262,379	2.8%
Tampa Sun Estates 5	Ruskin, FL	38	1958 / NAP	92.1%	$2,800,000	2.7%	$4,000,000	$250,424	2.7%
Hickory Corner Mobile Home Park	Maryville, TN	54	1950 / 2020	100.0%	$2,970,000	2.8%	$4,225,000	$254,345	2.7%
Hillside Village Mobile Home Park	Gastonia, NC	39	1960 / NAP	100.0%	$2,750,000	2.6%	$3,900,000	$239,357	2.6%
Charlotte Southern Villages 2	Concord, NC	42	1967 / NAP	97.6%	$2,650,000	2.5%	$3,750,000	$230,928	2.5%
Meadowview Mobile Home Park	Maryville, TN	43	1992 / 2021	100.0%	$2,750,000	2.6%	$3,900,000	$234,950	2.5%
Commerce Park Sun Estates 1 & 2	Ocala, FL	79	1948-1988 / NAP	73.4%	$2,870,000	2.7%	$4,100,000	$234,244	2.5%
Creekside Mobile Home Park	Enfield, NC	105	1980-1990 / NAP	96.2%	$2,875,000	2.7%	$4,100,000	$225,396	2.4%
Cherry Valley Mobile Home Park	Candler, NC	33	1998 / NAP	100.0%	$2,170,000	2.1%	$3,075,000	$203,178	2.2%
Dogwood Mobile Home Park	Gastonia, NC	33	1960 / NAP	100.0%	$2,175,000	2.1%	$3,100,000	$205,181	2.2%
North Orlando Sun Estates 2	Deland, FL	31	1967 / NAP	96.8%	$1,900,000	1.8%	$2,700,000	$189,629	2.0%
University Sun Estates	Orlando, FL	37	1958 / NAP	86.5%	$2,380,000	2.3%	$3,400,000	$204,843	2.2%
Eastgate Mobile Home Park	Greer, SC	42	1980, 2002 / NAP	97.6%	$1,925,000	1.8%	$2,725,000	$189,549	2.0%
Knoxville SV 1 & 2	Maryville, Friendsville, TN	53	1986, 2015 / NAP	79.2%	$2,325,000	2.2%	$3,425,000	$175,166	1.9%
Gaddy Mobile Home Park	Kannapolis, NC	29	1967 / NAP	100.0%	$1,780,000	1.7%	$2,525,000	$156,139	1.7%
Tampa Sun Estates 2	Tampa, FL	23	1948-1970 / NAP	100.0%	$1,620,000	1.5%	$2,300,000	$156,608	1.7%
Archdale Mobile Home Park	Bessemer City, NC	29	1960 / NAP	100.0%	$1,680,000	1.6%	$2,400,000	$132,920	1.4%
Woodland Mobile Home Park	Gastonia, NC	25	1960 / NAP	100.0%	$1,550,000	1.5%	$2,200,000	$117,849	1.3%
Eastside Village Mobile Home Park	Spartanburg, SC	36	1973 / NAP	100.0%	$1,300,000	1.2%	$1,850,000	$110,151	1.2%
Florida Sun Estates 2	Tallahassee, FL	47	1972 / NAP	83.0%	$1,120,000	1.1%	$1,600,000	$96,967	1.0%
Sunshine Mobile Home Park	Cocoa, FL	32	1956 / NAP	68.8%	$1,090,000	1.0%	$1,550,000	$109,026	1.2%
Salisbury Mobile Home Park	Salisbury, NC	25	1967 / NAP	100.0%	$1,425,000	1.4%	$2,025,000	$106,842	1.1%
Villages Sun Estates	Leesburg, FL	36	1969 / NAP	77.8%	$1,175,000	1.1%	$1,800,000	$85,575	0.9%
Total/Wtd. Avg.		1,919		85.9%	$105,000,000	100.0%	$157,900,000(3)	$9,336,238	100.0%

(1)	Occupancy is based on the underwritten rent rolls dated January 16, 2025.
(2)	Based on sponsor information, with respect to the Florida Sun Estates property, 3 pad site tenants are participants in the Section 8 voucher program.
(3)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 3.1% portfolio premium. The appraisal appraised the Southeast Workforce MHC Portfolio Properties as of various dates in January and February 2025, which produced an aggregate “as is” appraised value of $153,175,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Manufactured Housing	Loan #15	Cut-off Date Balance:	$17,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	8.9%
Portfolio Unit Mix
Property Name	Total Pads	MH Pads	RV Pads	Other	% MHC Pads	% RV Pads	% Other
Florida Sun Estates	307	307	0	0	100.0%	0.0%	0.0%
Tampa Sun Estates 3 & 4	112	103	1	8	92.0%	0.9%	7.1%
Lake Mary MHP	70	70	0	0	100.0%	0.0%	0.0%
Tampa Sun Estates	70	68	1	1	97.1%	1.4%	1.4%
University Sun Estates 2 & 3	52	52	0	0	100.0%	0.0%	0.0%
Pelican Sun Estates 1 & 2	64	59	1	4	92.2%	1.6%	6.3%
Circle Drive Mobile Home Park	63	62	0	1	98.4%	0.0%	1.6%
Maitland Sun Estates	39	37	0	2	94.9%	0.0%	5.1%
St Pete Sun Estates	44	43	1	0	97.7%	2.3%	0.0%
Asheville SV 1 & 2	48	47	0	1	97.9%	0.0%	2.1%
Countryside Mobile Home Park	65	65	0	0	100.0%	0.0%	0.0%
St Pete Sun Estates 2	41	41	0	0	100.0%	0.0%	0.0%
Tampa Sun Estates 6	33	31	0	2	93.9%	0.0%	6.1%
Tampa Sun Estates 5	38	36	0	2	94.7%	0.0%	5.3%
Hickory Corner Mobile Home Park	54	44	10	0	81.5%	18.5%	0.0%
Hillside Village Mobile Home Park	39	39	0	0	100.0%	0.0%	0.0%
Charlotte Southern Villages 2	42	42	0	0	100.0%	0.0%	0.0%
Meadowview Mobile Home Park	43	42	0	1	97.7%	0.0%	2.3%
Commerce Park Sun Estates 1 & 2	79	77	0	2	97.5%	0.0%	2.5%
Creekside Mobile Home Park	105	104	1	0	99.0%	1.0%	0.0%
Cherry Valley Mobile Home Park	33	33	0	0	100.0%	0.0%	0.0%
Dogwood Mobile Home Park	33	32	0	1	97.0%	0.0%	3.0%
North Orlando Sun Estates 2	31	29	0	2	93.5%	0.0%	6.5%
University Sun Estates	37	34	3	0	91.9%	8.1%	0.0%
Eastgate Mobile Home Park	42	42	0	0	100.0%	0.0%	0.0%
Knoxville SV 1 & 2	53	53	0	0	100.0%	0.0%	0.0%
Gaddy Mobile Home Park	29	29	0	0	100.0%	0.0%	0.0%
Tampa Sun Estates 2	23	20	0	3	87.0%	0.0%	13.0%
Archdale Mobile Home Park	29	29	0	0	100.0%	0.0%	0.0%
Woodland Mobile Home Park	25	25	0	0	100.0%	0.0%	0.0%
Eastside Village Mobile Home Park	36	36	0	0	100.0%	0.0%	0.0%
Florida Sun Estates 2	47	47	0	0	100.0%	0.0%	0.0%
Sunshine Mobile Home Park	32	32	0	0	100.0%	0.0%	0.0%
Salisbury Mobile Home Park	25	25	0	0	100.0%	0.0%	0.0%
Villages Sun Estates	36	36	0	0	100.0%	0.0%	0.0%
Total/Wtd. Avg.	1,919	1,871	18	30	97.5%	0.9%	1.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Manufactured Housing	Loan #15	Cut-off Date Balance:	$17,000,000
Various	Southeast Workforce MHC Portfolio	Cut-off Date LTV:	66.5%
Various		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	8.9%

Appraisal. According to the appraisal, the Southeast Workforce MHC Portfolio had an “As Portfolio” appraised value of $157,900,000 as of February 1, 2025, which is inclusive of an approximately 3.1% portfolio premium. Additionally, the appraisal appraised the Southeast Workforce MHC Portfolio Properties as of various dates in January and February 2025, which produced an aggregate “as is” appraised value of $153,175,000.

Environmental Matters. According to the Phase I environmental site assessments as of various dates between October 2024 and March 2025, there was no evidence of any recognized environmental conditions at the Southeast Workforce MHC Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Southeast Workforce MHC Portfolio Properties:

	Cash Flow Analysis
	2022(1)	2023(1)	2024	UW	UW Per Pad
Gross Potential Rent	$9,081,717	$10,850,552	$12,606,423	$15,829,500(2)	$8,249
RUBS Income	$262,727	$417,346	$434,228	$434,228	$226
Other Income	$166,849	$437,387	$463,766	$463,766	$242
(Vacancy / Credit Loss)	($1,140,536)	($31,341)	($224,456)	($2,375,421)	($1,238)
Effective Gross Income	$8,370,757	$11,673,943	$13,279,961	$14,352,074	$7,479

Real Estate Taxes	$995,577	$789,390	$771,790	$795,442	$415
Insurance	$88,331	$170,441	$162,840	$508,615	$265
Other Operating Expenses	$3,152,914	$3,691,507	$3,698,346	$3,711,778	$1,934
Total Operating Expenses	$4,236,822	$4,651,338	$4,632,975	$5,015,836	$2,614

Net Operating Income	$4,133,935(3)	$7,022,604(3)	$8,646,986	$9,336,238	$4,865
Replacement Reserves	$0	$0	$0	$95,950	$50
Net Cash Flow	$4,133,935	$7,022,604	$8,646,986	$9,240,288	$4,815

Occupancy (%)	78.1%	83.8%	85.9%	85.7%(4)
NOI DSCR(5)	0.69x	1.17x	1.44x	1.55x
NCF DSCR(5)	0.69x	1.17x	1.44x	1.53x
NOI Debt Yield(5)	3.9%	6.7%	8.2%	8.9%
NCF Debt Yield(5)	3.9%	6.7%	8.2%	8.8%

(1)	The borrower sponsor acquired six of the 35 properties in 2022 and 2023. 2022 includes partial cash flows for North Orlando Sun Estates 2, Tampa Sun Estates 6, Lake Mary MHP, Asheville SV 1 & 2, and Charlotte Southern Villages 2, and 2023 includes partial cash flow for Knoxville SV 1 & 2.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated January 16, 2025.
(3)	The increase in NOI year-over-year is primarily due to the borrower acquiring six of the properties in 2022 and 2023 (17.9% of NOI) and occupancy increasing from 78.1% in 2022 to 85.9% in 2024.
(4)	The underwritten vacancy is 14.3%. The Southeast Workforce MHC Portfolio was 85.9% physically occupied as of the January 16, 2025 rent roll.
(5)	DSCRs and Debt Yields are based on the Southeast Workforce MHC Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2025-5C4	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

Citigroup Global Markets Inc.

Raul Orozco	Tel. (212) 723-1295

Rick Simpson	Tel. (212) 816-5343

Jay Mercandetti	Tel. (212) 816-6384

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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